UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )
Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Mastercard Incorporated
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
Payment of Filing Fee (Check all boxes that apply):
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	01	02	03	04	05	06

Proxy summary	Strategy	Corporate governance	Sustainability	Diversity, Equity and Inclusion	Management Committee	Executive compensation

10 Proxy summary	18 Strategy	22 Corporate governance 23 Proposal 1: Election of directors 40 Board and committees 50 Director independence and related person transactions 52 Director compensation	55 Sustainability	60 Diversity, Equity and Inclusion	62 Management Committee
65
Executive compensation
66
Proposal 2: Advisory approval of Mastercard’s executive compensation
67
Compensation discussion and analysis
91
Compensation Committee report
92
Summary compensation table
93
All other compensation in 2021
94
Grants of plan-based awards in 2021

95
Outstanding equity awards at 2021 fiscal year end
97
Option exercises and stock vested in 2021
98
Potential payments upon termination or change in control
107
Equity compensation plan information
108
CEO pay ratio disclosure

2022 MASTERCARD PROXY	2

07	08	09	10	11	12	13

Audit	Approval of an amendment to the Certificate of Incorporation	Stockholder proposals	Stock ownership information	About the Annual Meeting and voting	Submission of 2023 proposals and nominations	Appendices

109 Audit 110 Proposal 3: Ratification of the appointment of independent registered public accounting firm for 2022 110 Auditor’s services and fees 111 Audit Committee report	115 Proposal 4: Approval of an amendment to the Certificate of Incorporation to enable adoption of a stockholders’ right to call special meetings of stockholders
119
Proposal 5: Consideration of a stockholder proposal on the right to call special meetings of stockholders
121
Proposal 6: Consideration of a stockholder proposal requesting Board approval of certain political contributions
123
Proposal 7: Consideration of a stockholder proposal requesting charitable donation disclosure
125
Proposal 8: Consideration of a stockholder proposal requesting a report on “ghost guns”
			128 Stock ownership information 129 Security ownership of certain beneficial owners 129 Security ownership of directors and management	131 About the Annual Meeting and voting
138
Submission of 2023 proposals and nominations
139
Proposals for inclusion in the proxy statement for the 2023 annual meeting
139
Director nominations for inclusion in the proxy statement for the 2023 annual meeting (proxy access)
139
Other proposals or director nominations to be presented at the 2023 annual meeting

141
Appendix A: Non-GAAP financial information
143
Appendix B: Amended and Restated Certificate of Incorporation of Mastercard Incorporated
157
Appendix C: Amended and Restated By-Laws of Mastercard Incorporated

3	2022 MASTERCARD PROXY

ANNUAL LETTER FROM MASTERCARD LEADERSHIP 2022

Dear Fellow Stockholder: April [ ], 2022
Mastercard is well-positioned for this changing world. The fundamentals of our business remain strong.
When we sat down to write this letter, one thing was obvious: This would not be a typical annual message. The past two years have been unlike anything we have experienced before. In 2021, we started to emerge from the pandemic with the promise of vaccines and therapeutics. The world began navigating a new normal. New habits formed. We developed new expectations.

People and businesses entered 2022 living a more digital life. The ability to connect immediately and across great distances has accelerated at a faster pace than anyone would have predicted. This sparked new ideas, opened new opportunities, encouraged new growth and connected entrepreneurs with new customers.

Yet, just as the world began to look toward a new day and come out of the pandemic, Russia invaded Ukraine, resulting in a dire humanitarian situation and a call for the global community to come together.
Optimism amidst a challenging environment
In this unprecedented moment in Ukraine, our immediate focus has been and continues to be our people. Their well-being has been our top priority and has guided our actions. We leaned into our strengths — our diverse global footprint and our teams’ creativity and focus — to support our employees, customers and the communities we serve. We're very proud of these efforts — their volunteering, their contributions to our non-governmental organization partners, and the activation of our partnerships to help people pay and send money when they needed it most.

Even in the darkest days of the past several months, we had an eye toward the future. We thought about where we — and the world — would go from here. It was clear that doing well by doing good could strengthen bonds across communities and support a path for shared prosperity.

Mastercard is well-positioned for this changing world. The fundamentals of our business remain strong. We're staying ahead of technology trends and regulation, investing in the future of our network operations and engaging with partners. We are working to keep our data assets, data infrastructure and data-rich platforms ahead of our customers’ needs, to help them realize the true potential of IoT, 5G and edge computing. All this positions us well to provide value to our customers and markets around the world.
Strong foundation for growth
In our investment community meeting last fall, we emphasized the continued relevance of our Grow-Diversify-Build strategy. It has stood the tests of the past decade. It has allowed us to embrace the core of what we do — connecting buyers and sellers, sparking insights, pushing the boundaries of creativity. And it will serve as a foundation for tomorrow’s possibilities.

That starts by focusing on the most significant growth opportunities for the short and long term — expanding in payments, extending our services and embracing new networks.

2022 MASTERCARD PROXY	4

ANNUAL LETTER FROM MASTERCARD LEADERSHIP 2022

Payments. Payments are the engine that runs Mastercard. We’re doubling down on this capability by consistently adding new features, like Mastercard Installments, which allows lenders to provide buy now, pay later services (BNPL). Since announcing this program last fall, we’ve seen leading brands partner with us to offer their customers greater choice in how they pay. We’ve also expanded the places where people can use contactless cards and digital wallets. Contactless penetration reached half of our in-person switched transactions globally during the fourth quarter of 2021. That’s up from one-third prior to the pandemic. We’re also growing in remittances, disbursements and real-time payments.
We are well-positioned to take advantage of a multi-year secular shift to convert payments from cash to digital. We’re making sure we leave no white spaces uncontested in payments, emphasizing the power of our global franchise and using our strengths in data privacy and consumer trust.
Services. For years, we’ve delivered value in and beyond transactions with our wide range of service capabilities. This work makes us a better partner. It differentiates our business and diversifies our revenue, helping us grow in new areas and go deeper in payments. For example, our cybersecurity software protects small businesses. Our analytics and Economics Institute help businesses make smarter, faster decisions. And we’ll add to this our recently completed acquisition of Dynamic Yield, strengthening our consumer engagement and loyalty services. Our consultants work hand in hand with governments on new payment platforms. Services in 2021 represented roughly 35% of our net revenue and grew at 25% year-over-year on a currency-neutral basis.
New networks. We see opportunities for using our expertise in running multilateral networks to expand into adjacent spaces, both before and after a payment is made. We’re developing networks for open banking to help people more easily use and benefit from their financial data. That can be seen in how we are using advanced data analytics and machine learning to make the payment experience safer and smarter. And we’re building a digital identification network, understanding that in the new digital economy, people, companies and governments all will need digital identification with the strongest security.
Fueling the power of partnerships
Our partnerships are essential to our success. The more partnerships we develop and the closer those connections, the stronger we are. We strive to understand our customers’ and our partners’ goals, needs and aspirations. They are relationships of mutual respect, mutual growth and mutual trust.

As a result, trust builds and strengthens over time, creating a virtuous circle of innovation to help our customers and people around the world. This ecosystem is strengthened and governed by our franchise rules and standards, ensuring that the experience is predictable and safe time and again.

Partnerships don’t just happen. They start with people. We have some of the best and brightest people across all parts of our business. Every day we are inspired by their values and their commitment to each other and to delivering for our customers. They set the bar high, they take ownership, and they work with decency and humanity.

Our global teams execute on our strategy in a way that creates the win-win scenario that’s so important in partnerships. Look at Mastercard Installments and BNPL. They’re about using our open-loop model, brand and franchise to fuel innovation and drive scale for mutual success.
Driven by purpose, delivering impact
We’ve recognized for a long time that Mastercard thrives when economies thrive. Economies are successful when growth is sustainable and inclusive and when prosperity is shared. We do not look at our purpose as an “add-on.” These activities
The more partnerships we develop and the closer those connections, the stronger we are.

5	2022 MASTERCARD PROXY

ANNUAL LETTER FROM MASTERCARD LEADERSHIP 2022

We believe we have the right strategy, the right focus and the right people for this next era of Mastercard.
are embedded in our business, and we seek to make our contributions sustainable by using our technology to deeply engage our customer base, our industry and governments.

In an increasingly interconnected world, we know we must use our resources to help people and the planet. It’s the right thing to do, and it’s very much in our interest to do so.

This has informed our long-standing commitment to financial inclusion and inclusive growth — to bring 1 billion people, 50 million small businesses and 25 million women-run businesses into the digital economy. That is why we focus on helping people maximize the financial tools available to them. We also know that our impact can’t stop there. We must do what we can to support our people, our communities and our environment.

That is why we pledged to reach net-zero emissions in our supply chain by 2040. This goal builds on Science Based Targets initiative-approved goals to reduce greenhouse gases, a first for the payments industry.

That is why we joined with Conservation International and World Resources Institute to launch the Priceless Planet Coalition in 2020. We are now working together to restore 100 million trees by 2025.

That is why we’re supporting small businesses around the world affected by the pandemic with a $250 million commitment, and we’re using a $500 million commitment to narrow the racial wealth and opportunity gap in the U.S.

All of these innovations promote a more inclusive society for all people. We believe sustainability and growth complement each other and are not competitors.
Our relentless commitment
We believe we have the right strategy, the right focus and the right people for this next era of Mastercard.

For many years, our company has powered economies and empowered people. That is seen in how we continually and consistently deliver for our customers and the way we approach our partnerships to deliver value and scale. It is also reflected in the way we support our people so they can be the most creative and most innovative.

That is what makes Mastercard so valuable. It’s in our ability to deliver today while thinking about the needs and opportunities of tomorrow. And that’s our ongoing commitment to you — to create value and have a lasting and positive impact.

Thank you for your support.
Sincerely,

	Merit E. Janow Board Chair	Michael Miebach President and CEO

2022 MASTERCARD PROXY	6

Top row, from left:
Michael Miebach, President and CEO; Merit E. Janow, Board Chair and NCG Chair; Candido Bracher; Choon Phong Goh; Julius Genachowski, Audit Committee Chair
Middle row, from left:
Oki Matsumoto; Harit Talwar; Gabrielle Sulzberger; Richard K. Davis, HRCC Chair; Youngme Moon
Bottom row, from left:
Lance Uggla; Rima Qureshi; Jackson Tai

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Notice of 2022 annual meeting of stockholders
When Tuesday, June 21, 2022 at 8:30 a.m. (Eastern time)	Record date April 22, 2022	Who can vote Holders of Mastercard’s Class A common stock at the close of business on April 22, 2022	Location Live webcast at: www.virtualshareholdermeeting.com/MA2022

Dear Stockholder:
You are invited to attend the Annual Meeting of Stockholders of Mastercard Incorporated (Annual Meeting), which will be held virtually on Tuesday, June 21, 2022 at 8:30 a.m. (Eastern time) at www.virtualshareholdermeeting.com/MA2022.

Items of business		Board vote recommendation		For more information

1	Election of the 13 nominees named in the proxy statement to serve on Mastercard’s Board of Directors		FOR each director nominee	See pg 23

2	Advisory approval of Mastercard’s executive compensation		FOR	See pg 66

3	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for Mastercard for 2022		FOR	See pg 110

4	Approval of an Amendment to the Certificate of Incorporation to enable adoption of a stockholders’ right to call special meetings of stockholders		FOR	See pg 114

5-8	Stockholder proposals	☒	AGAINST	See pg 118

Annual meeting website and voting in advance
We have created an annual meeting website to make it easy for you to access our Annual Meeting materials at www.mastercardannualmeeting.com. There you will find an overview of the voting items, the proxy statement and the annual report to read online or download, as well as a link to vote your shares.
Your vote is important. Please vote as soon as possible by one of the methods shown below. Be sure to have your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials in hand and follow the below instructions:

By telephone You can vote your shares by calling 800.690.6903 toll-free	By Internet You can vote your shares online at www.proxyvote.com	By mail Complete, sign, date and return your proxy card or voting instruction form in the postage-paid envelope provided

2022 MASTERCARD PROXY	8

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Attending the Annual Meeting
As a result of the global Covid-19 pandemic, we held our Annual Stockholder Meetings in 2020 and 2021 virtually. Based on our experience over the last two years, our Board and management believe that holding our annual meeting in a virtual format offers a wider group of stockholders the opportunity to participate in the meeting.
Our Board intends to continue with the use of the virtual meeting format. The Annual Meeting will be a virtual-only meeting held on June 21, 2022 at 8:30 a.m. Our Board takes the following steps to ensure adequate participation:
•Stockholders are able to vote their shares electronically online during the meeting by logging in to the secured website at www.virtualshareholdermeeting.com/MA2022 and logging in using their unique 16-digit control number
•Stockholders may submit appropriate questions in advance of the meeting by submitting a question under the “Questions for Management” tab at proxyvote.com
•Stockholders may submit appropriate questions during the meeting by entering a question in the Q&A field
•We will respond to appropriate questions as time permits; we expect to address unanswered appropriate questions on our investor relations site in due course. If substantially similar questions are received, management may group them together and provide a single response to avoid repetition and allow time for additional topics to be discussed

•Additional rules of conduct will be posted in advance on the “Investor Relations” section of the company’s website at https://investor.mastercard.com
•Those without a control number may attend as guests of the meeting but will not have the option to vote their shares, ask questions or otherwise participate in the Annual Meeting
Stockholders are encouraged to log in to the webcast up to 15 minutes before the virtual Annual Meeting’s start time. You can find more information under “About the Annual Meeting and voting” on pg 131 of the proxy statement that follows.
Audio webcast
In addition to participating in the virtual Annual Meeting, you can listen to a live audio webcast of our virtual Annual Meeting by visiting https://investor.mastercard.com/overview/default.aspx, the “Investor Relations” page of our website, beginning at 8:30 a.m. (Eastern time) on June 21, 2022.
Date of mailing
We will begin mailing our Proxy Materials on or about April [ ], 2022.
Unless you attend (and vote at) the virtual Annual Meeting, Mastercard must receive your vote either by telephone, Internet, proxy card or voting instruction form by 11:59 p.m. (Eastern time) on June 20, 2022 for your vote to be counted. Telephone and Internet voting facilities will close at that time.
Voting by telephone or Internet or by returning your proxy card or voting instruction form in advance of the virtual Annual Meeting does not deprive you of your right to attend or vote at the virtual Annual Meeting.

By Order of the Board of Directors

Janet McGinness Corporate Secretary Purchase, New York April [ ], 2022
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
Mastercard Incorporated’s Proxy Statement for the 2022 Annual Meeting of Stockholders (the Proxy Statement) and the 2021 Annual Report on
Form 10-K (the 2021 Form 10-K) are available at www.proxyvote.com.

9	2022 MASTERCARD PROXY

PROXY SUMMARY
Proxy summary
This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting.
Our mission and purpose
Our mission is to connect and power an inclusive, digital economy that benefits everyone, everywhere by making transactions safe, simple, smart and accessible. Using secure data and networks, partnerships and passion, our innovations and solutions are designed to help individuals, financial institutions, governments and businesses realize their greatest potential. Our decency quotient drives what we do inside and outside of our company. We are building a sustainable world that unlocks priceless possibilities for all.

Our Board nominees

		Director since		Committee membership
Name	Age		Primary occupation	Audit	HRCC	NCG
Merit E. Janow, Board Chair	64	2014	Dean Emerita , School of International and Public Affairs, and Professor of Practice, International Economic Law and International Affairs, Columbia University	●
Candido Bracher	63	2021	Former CEO, Itaú Unibanco Group
Richard K. Davis	64	2018	CEO, Make-A-Wish America
Julius Genachowski	59	2014	Managing Director, The Carlyle Group		●
Choon Phong Goh	58	2018	CEO, Singapore Airlines Limited			●
Oki Matsumoto	58	2016	Founder, Chairman and CEO, Monex Group, Inc.		●
Michael Miebach	54	2021	President and CEO
Youngme Moon	58	2019	Donald K. David Professor of Business Administration, Harvard Business School		●
Rima Qureshi	57	2011	Executive Vice President and Chief Strategy Officer, Verizon Communications Inc.	●
Gabrielle Sulzberger	62	2018	Senior Advisor, Two Sigma Impact	●		●
Jackson Tai	71	2008	Former Vice Chairman and CEO, DBS Group and DBS Bank, Ltd.	●		●
Harit Talwar	61	2022	Former Partner and Chairman of Consumer Business (Marcus), Goldman Sachs		●
Lance Uggla	60	2019	CEO, BeyondNetZero	●	●

Committee chair	●	Committee member	Audit Committee financial expert

2022 MASTERCARD PROXY	10

PROXY SUMMARY
Our director nominees’ experience, tenure, independence and diversity

92% 12 of our 13 director nominees are independent	67% 8 of our 12 independent director nominees identify as racially or ethnically diverse	67% 8 of our 12 independent director nominees are non-U.S. citizens and/or have international experience

		61 Average age of our independent director nominees	5.3 Average tenure in years of our independent director nominees
33% 4 of our 12 independent director nominees identify as female	50% 6 of our 12 independent director nominees have a tenure of 4 years or less
Director skills (including number of nominees possessing these skills)

C-suite experience	Financial and risk	Sustainability	Global perspective	Public company board experience	Technology, digital and innovation	Consumer	Regulatory and governmental	Information security	Payments
12	12	12	11	11	11	10	9	8	8

11	2022 MASTERCARD PROXY

PROXY SUMMARY
Our engagement and transparency
During the past year, we engaged with our stockholders, as well as a broad range of our stakeholders, on a variety of topics.

More than 2/3 We engaged with stockholders owning more than 2/3 of our shares	More than 95% We engaged with more than 95% of our top 100 stockholders

Stockholder engagement
Management and, where appropriate, directors engage with stockholders through various means, including in the boardroom, at conferences, and via video conference and telephone on a variety of topics. The exchanges we and our Board have had with stockholders provide us with a valuable understanding of our stockholders’ perspectives and meaningful opportunities to share views with them.

Sustainability engagement
We welcome the views of a broad range of stakeholders who serve as critical partners in identifying our key sustainability areas of impact. We regularly engage with these stakeholders to better understand their views and sustainability concerns and ensure we are prioritizing issues important to both our stakeholders and our long-term business success.
Commitment to transparency Our website disclosures address critical matters of interest to our stakeholders, including our commitment to social responsibility.

•Business strategy •Compensation practices •Data privacy •Our response to COVID-19 •Talent and culture •Sustainability •Risk oversight •Board refreshment •Diversity, equity and inclusion	•Employees, financial institutions, merchants and customers •Stockholders •Suppliers •Governments and regulators •International organizations •Community and non-governmental organizations
•Human Rights Statement
•Modern Slavery Statement
•Center for Inclusive Growth
•Global Tax Principles
•Political activity/political spending
•Sustainability Report
•Sustainability Bond Report
•Diversity, equity and inclusion
•Talent and culture
•Privacy and data protection

Engagement and transparency

2022 MASTERCARD PROXY	12

PROXY SUMMARY
Our performance
The following are our key financial and operational highlights for 2021, including growth rates over the prior year:

GAAP
Net revenue		Net income		Diluted EPS
$18.9B		$8.7B		$8.76

up	23%	up	35%	up	38%

NON-GAAP[1] (currency-neutral)
Net revenue		Adjusted net income		Adjusted diluted EPS
$18.9B		$8.3B		$8.40

up	22%	up	28%	up	30%

Gross dollar volume (growth on a local currency basis)	Cross-border volume growth (on a local currency basis)	Switched transactions
$7.7T		112.1B
up 32%
up 21%		up 25%
1    Non-GAAP results exclude the impact of gains and losses on equity investments, Special Items and/or foreign currency. Refer to the Appendix for the reconciliation to the most direct comparable GAAP financial measures and our reasons for presenting them.

Capital returned to stockholders in 2021			Cash flow from operations

Total	Repurchased shares	Dividends paid	2021
$7.6B	$5.9B	$1.7B	$9.5B

Our strong performance over the years has resulted in substantial stock price appreciation.

Comparison of cumulative five-year total return*

$400
$350
$300
$250
$200
$150
$100
$50
$0
2016
2017
2018
2019
2020
2021
Mastercard
S&P 500
S&P 500 Financials

*    Assumes a $100 investment in our Class A common stock and both of the indices and the reinvestment of dividends. Mastercard’s Class B common stock is not publicly traded or listed on any exchange or dealer quotation system

Stock price at IPO May 2006	Stock price December 31, 2021	Increased by more than

$3.90	$359.32	92 times

13	2022 MASTERCARD PROXY

PROXY SUMMARY
Compensation
Our core executive compensation principles
Our executive compensation program is based on three core principles:

Align the long-term interest of our executives with stockholders	Pay for performance	Pay competitively
Program design
To address these three core principles, we designed a compensation program that supports our strategic objectives to grow, diversify and build our business and attracts, motivates and retains executives critical to Mastercard’s long-term success:
•    The majority of our executives’ compensation is variable and at-risk and tied to pre-established goals linked to financial and strategic objectives designed to create long-term stockholder value.
•    Total direct compensation for our executives is weighted more toward long-term equity awards rather than cash compensation.
2021 say-on-pay advisory vote on executive compensation and stockholder engagement
Each year, Mastercard provides stockholders with a say-on-pay advisory vote on its executive compensation program. In 2021, we also engaged with stockholders to explain the HRCC’s decisions with respect to 2020 compensation in response to the COVID-19 pandemic and to understand stockholders’ perspectives on our executive compensation program and policies, as well as their general views on our pay structure and organization.

We actively engaged with stockholders owning approximately 45% of our stock.
Last year, our outreach efforts, which in many cases included our HRCC chair and Lead Independent Director, occurred in the spring leading up to our annual meeting and again in the fall after our annual meeting. We actively engaged with stockholders owning approximately 45% of our stock.

As is the case each time we engage, the directors found investors’ feedback to be candid and robust across a wide range of topics. The Committee continues, as always, to consider investor feedback in making decisions related to our executive compensation programs.
At our 2021 annual meeting of stockholders, more than 75% of votes cast for the say-on-pay proposal were in favor of our executive compensation program and policies. Even though this result indicates significant stockholder support for our executive compensation program and practices, it represents a decline in support from the 95+% level of stockholder support we received in prior years. Based on stockholder feedback, investors generally support the design and structure of our executive compensation programs and were concerned primarily about modifications made to our executives’ long-term incentive plan targets under the 2018 Performance Share Unit (PSU) awards

Investors acknowledge the importance of attracting, retaining and engaging the leadership talent required to execute the company’s business strategy.
While investors were usually not prescriptive about compensation practices, they felt such modifications should be considered only in extraordinary circumstances and within relatively narrow limits. Investors acknowledge the importance of attracting, retaining and engaging the leadership talent required to execute the company’s business strategy.

2022 MASTERCARD PROXY	14

PROXY SUMMARY

What we heard from investors	How we responded
Executive retention was a key focus	We successfully retained our top executives during 2021
Alignment with stockholder experience valued	We utilize a relative TSR modifier in our PSU program to enhance the link and alignment between stockholders and employees
The need to provide flexibility under the PSU program to accommodate unexpected volatility was acknowledged
•Replaced the three-year compound annual growth rate targets for the financial components of the program with three individually set annual targets established at the onset of the three-year performance period expressed as a growth rate over the previous year’s actual result
•Eliminated the design feature that automatically adjusts targets based on the variance between forecasted and actual Personal Consumption Expenditure (PCE) over the three-year performance period
•Instituted a financial metric payout cap that limits the number of shares earned for financial performance to 100% of the target if performance against the three individually established growth targets yields an above target payout while the three-year compound annual growth rate goal for each metric is not achieved
•Continue to use a three-year relative TSR modifier to ensure alignment with stockholder value

Fairness in application of discretion desired	We made a downward adjustment of -12 percentage points to the strategic performance aspect of the corporate score with respect to 2021 compensation
Adjustments should be considered only in extraordinary circumstances	Performance targets under the 2019 PSUs were not modified
ESG modifier well-received	ESG modifier expanded to all employees and further refined with respect to environmental aspect
As described in our 2021 proxy statement and supplemental filings, the HRCC believes the actions it took to modify performance targets under the 2020 annual bonus plan and 2018 PSU plan in response to the COVID-19 pandemic were reasonable to ensure employees were rewarded appropriately for operational performance within their control, particularly in consideration of superior stockholder returns over the three-year period ending December 31, 2020. We understand, however, the concerns of our stockholders related to these actions and have carefully considered their views in determining performance and pay outcomes under COVID-19 impacted incentive plans, including our 2019 PSUs, and designing our 2022 programs.

The performance targets under the 2019 PSUs were not modified.
Based on actual performance over the three-year performance period, the 2019 PSUs were forfeited. The performance targets under the 2019 PSUs were not modified, though they were similarly impacted by COVID-19 as the 2018 PSUs (see pg 82 for more information).

Additionally, beginning in 2022, we revised our PSU program to improve its durability in increasingly volatile markets and reduced the role of potential modifications that might otherwise be considered to align pay with reasonably controllable operating performance in the future, including:
•Replaced the three-year compound annual growth rate targets for the financial components of the program with three individually set annual targets established at the onset of the three-year performance period expressed as a growth rate over the previous year’s actual result
•Eliminated the design feature that automatically adjusts targets based on the variance between expected and actual PCE over the three-year performance period
•Instituted a financial metric payout cap that limits the number of shares earned for financial performance to 100% of the target if performance against the three individually established growth targets yields an above-target payout while the three-year compound annual growth rate goal for each metric is not achieved
(For more information on 2022 PSU program changes, see pgs 81 and 83.)

We believe these actions reflect stockholder feedback and create a more sustainable alignment of stakeholder interests, including those of our stockholders and our employees against the backdrop of continuing economic fluctuations and accelerating human capital concerns.

15	2022 MASTERCARD PROXY

PROXY SUMMARY
Leadership transition
On January 1, 2021, Mr. Miebach succeeded Mr. Banga as CEO, at which time Mr. Banga became Executive Chairman as part of our carefully planned leadership transition. Mr. Banga’s primary responsibilities as Executive Chairman included:
•facilitating a smooth transition from a CEO and Executive Chairman management structure to a CEO and Non-Executive Chairman structure;
•maintaining key relationships with external stakeholders, such as clients and regulators;
•managing and presiding over Board meetings;
•overseeing the adequacy of information available to directors, including by ensuring the Board oversees key developments and issues critical to the company;
•facilitating effective communication between the Board and our stockholders, including by, among other things, presiding over the annual meeting, and any special meetings’ of stockholders;
•working with the Lead Director, CEO and Corporate Secretary to set Board meeting agendas; and
•providing advice and counsel to the CEO.

As a management director, Mr. Banga was not compensated for his Board service.

In determining Mr. Banga’s 2021 compensation, the HRCC reduced his total compensation by 37% (as shown in the Summary Compensation Table on pg 92) and maintained shareholder alignment by providing the majority of his compensation as performance-based long-term incentives. Additionally, Mr. Banga was not eligible for a bonus in 2021 and continued to significantly exceed the stock ownership requirements.

Mr. Banga retired from the company on December 31, 2021. The Board decided it would be in the best interests of stockholders to retain Mr. Banga as a consultant through the end of 2022. The Board determined that the protracted length of the pandemic had continued to adversely restrict executives’ ability to transition important stakeholder relationships. Mr. Banga will continue to transition his relationships with these key clients and influencers around the world to Mr. Miebach through the end of 2022.

In this arrangement, Mr. Banga, serving as a consultant, will receive $3 million plus reasonable expenses to complete this part of the leadership transition plan. This consulting arrangement terminates on December 31, 2022.

Connecting Pay to Sustainability in 2021
To reinforce the importance of sustainability, which is already a critical part of our culture of decency, for 2021, the HRCC approved formulaically linking executive annual incentives to Environmental, Social, and Governance (ESG) performance through an ESG modifier, which can increase or decrease payouts by up to +/- 10 percentage points based on performance against quantitative goals for operational carbon emissions, financial inclusion, and gender pay (see pgs 75-78 for more information on the ESG modifier in our 2021 annual incentive plan).

In 2022, we expanded the ESG modifier under the annual incentive program to apply to all employees.	Based on stockholder input, in 2022, we expanded the ESG modifier under the annual incentive program to apply to all employees which was used only for senior executives in 2021 (see pg 88 for more information on our 2022 ESG modifier).

2022 MASTERCARD PROXY	16

PROXY SUMMARY
Sustainability
As a global company that serves customers in more than 210 countries and territories, we understand how interconnected the world is, and we see firsthand how our commitment to environmental and social responsibility — and our core value of operating ethically, responsibly and with decency — is directly connected to our continuing success as a business.

Highlights of our accomplishments in 2021

Leveraging our core values to make our company the place where the best people choose to be	Responsibly managing our environmental footprint and activating collective action to preserve the environment through solutions

•Expanded new flexibility and well-being offerings, introducing four “work from elsewhere” weeks annually, quarterly meeting-free days and end-of week flextime year round
•Evolved our talent acquisition model to introduce “always on” sourcing and deployment capabilities to ensure we have a continuous flow of talent with the right skills to execute our business strategy
•Expanded our pro bono, purpose-based development opportunities to our employees, connecting their skills and expertise with our non-profit partners

•Accelerated our commitment to reach net-zero by 2040
•Leveraged the Priceless Planet Coalition to engage more than 85 global partners to support the effort of restoring 100 million trees by 2025
•Integrated the Mastercard Carbon Calculator across our global network, enabling banks to help consumers see their estimated carbon footprint and understand the environmental impact of their spending
•Launched the Sustainability Innovation Lab, an innovation hub that focuses exclusively on sustainability-oriented products and solutions

Building our operations around decency, integrity and respect	Powering an inclusive and secure digital economy that benefits everyone, everywhere

•Doubled our broader commitment from 500 million to 1 billion more individuals included in the financial mainstream and reached over 675 million toward our 1 billion objective
•Advanced our financial inclusion goal by adding 25 million micro and small businesses to the digital economy since 2020, reaching 50% of our goal of adding 50 million merchants by 2025
•Expanded our City Key program, which promotes financial inclusion solutions, to help our government partners scale and provide financial support for more than 2.4 million people in 2021

•Continued requiring employees to complete annual compliance training courses on Code of Conduct, anti-money laundering, economic sanctions, privacy compliance, information security, insider trading and workplace conduct, including sexual harassment and discrimination
•Disclosed our global tax guidelines pursuant to which we ensure that we only engage in transactions or tax planning that are aligned with our core principles
•Continued to conduct third-party evaluations of our information security program to benchmark our programs against recognized global security standards, the results of which are shared with our Board of Directors

17	2022 MASTERCARD PROXY

Strategy
01

Mastercard is a technology company in the global payments industry that connects consumers, financial institutions, merchants, governments, digital partners, businesses and other organizations worldwide, enabling them to use electronic forms of payment instead of cash and checks. We remain committed to our strategy to grow our core payments network, diversify our customers and geographies, and build new capabilities through a combination of organic and inorganic strategic initiatives. Our success is driven by the skills, experience, integrity and mindset of the talent we hire.

2022 MASTERCARD PROXY	18

STRATEGY
Strategy
Mastercard makes payments easier and more efficient by providing a wide range of payment solutions and services using our family of well-known and trusted brands, including Mastercard®, Maestro® and Cirrus®. We operate a multi-rail payments network that provides choice and flexibility for consumers and merchants. Through our unique and proprietary core global payments network, we switch (authorize, clear and settle) payment transactions. We have additional payment capabilities that include automated clearing house transactions (both batch and real-time account-based payments). Using these capabilities, we offer integrated payment products and services and capture new payment flows. Our value-added services include, among others, cyber and intelligence solutions to allow all parties to transact easily and confidently, as well as other services that provide proprietary insights, drawing on our principled use of consumer and merchant data. Our franchise model sets the standards and ground rules that balance value and risk across all stakeholders and allows for interoperability among them. Our payment solutions are designed to ensure safety and security for the global payments ecosystem.
Our key strategic priorities
We remain committed to our strategy to grow our core payments network, diversify our customers and geographies, and build new capabilities through a combination of organic and inorganic strategic initiatives. We are executing on this strategy through a focus on three key priorities:
•    expand in payments for consumers, businesses and governments
•    extend our services to enhance transactions and drive customer value
•    embrace new network opportunities to enable open banking, digital identity and other adjacent network capabilities
Our priorities support and build upon each other and are fundamentally interdependent.
Expand in payments. We continue to focus on expanding upon our core payments network to enable payment flows for consumers, businesses, governments and others, providing them with choice and flexibility to transact across multiple payment rails (including cards, real-time payments and account-to-account) while ensuring that all payments are made safely, securely and seamlessly.
We do so by:
•Driving growth in consumer purchases with a focus on accelerating digitization, growing acceptance and pursuing an expanded set of use cases, including through partnerships
•Capturing new payment flows by expanding our multi-rail capabilities and applications to penetrate key flows such as disbursements and remittances (through Mastercard Send™ and Cross-Border Services), business-to-business (including Mastercard Track Business Payment Service™ and areas beyond payments such as enablement of supply chain financing) and consumer bill payments
•Leaning into new payment innovations such as our planned launch in 2022 of Mastercard Installments, our BNPL solution, and developing solutions that support digital currencies and blockchain applications
Extend our services. Our services drive value for our customers and the broader payments ecosystem. We continue to do that, as well as diversify our business, by extending our services, which include cyber and intelligence solutions, insights and analytics, test and learn, consulting, managed services, loyalty, processing and payment gateway solutions for e-commerce merchants. As we drive value, our services help accelerate our top-line financial performance by supporting revenue growth in our core payments network.
We extend our services by:
•Enhancing the value of payments by making payments safe, secure, intelligent and seamless
•Expanding services to new segments and use cases to address the needs of a larger set of customers, including financial institutions, merchants, governments, digital players and others, while expanding our geographic reach
•Supporting and strengthening new network capabilities, including expanding services associated with digital identities and deploying our expertise in open banking and open data, including with improved analytics

19	2022 MASTERCARD PROXY

STRATEGY

Embrace new network opportunities. We are building and managing new adjacent network capabilities to power commerce, creating new opportunities to develop and embed services.
We do so by:
•Applying our open banking solutions to help institutions and individuals exchange data securely and easily, by enabling the reliable access, transmission and management of consumer data (including for opening new accounts, securing loans, increasing credit scores and enabling consumer choice in money movement and personal finance management)
•Enabling digital identity solutions, including device intelligence, document proofing, internet protocol intelligence, biometrics, transaction fraud data, location, identity attributes and payment authorization to make transactions across individual devices and accounts efficient, safe and secure
Our priorities support and build upon each other and are fundamentally interdependent:
•Payments provide data and distribution to drive scale and differentiation in services and enable the development and adoption of new network capabilities
•Services improve the security, efficiency and intelligence of payments, improve portfolio performance, differentiate our offerings and strengthen our customer relationships. They also power our open banking and digital identity platforms
•New network opportunities strengthen our digital payments value proposition, including improved authentication with digital identity, and provide new opportunities to develop and embed services in our expanding product offerings
Powering our success
These priorities are supported by six key drivers:
People. Our success is driven by the skills, experience, integrity and mindset of the talent we hire. We attract and retain top talent from diverse backgrounds and industries. Our people and our winning culture are based on decency, respect and inclusion where people have opportunities to perform purpose-driven work that impacts communities, customers and co-workers on a global scale. The diversity and skill sets of our people underpin everything we do.
Brand. Our brands and brand identities (including our sonic brand identity) serve as a differentiator for our business, representing our values and enabling us to accelerate growth in new areas.
Data. We use our data assets, infrastructure and platforms to create a range of products and services for our customers while incorporating our data principles in how we design, implement and deliver those solutions. Our Privacy by Design and Data by Design processes have been developed to ensure we embed privacy, security and data controls in all of our products and services, keeping a clear focus on protecting customers’ and individuals’ data.
Technology. Our technology provides resiliency, scalability and flexibility in how we serve customers. It enables broader reach to scale digital payment services to multiple channels, including mobile devices. Our technology standards, services and governance model help us to serve as the connection that allows financial institutions, financial technology companies (fintechs) and others to interoperate and enable consumers, businesses, governments and merchants to engage through digital channels.
Franchise. We manage an ecosystem of stakeholders who participate in our network. Our franchise creates and sustains a comprehensive series of value exchanges across our ecosystem. We provide a balanced ecosystem where all participants benefit from the availability, innovation, and safety and security of our network and platforms. Our franchise enables the scale of our payments network and helps ensure that our multiple payment capabilities operate under a single governance structure, which can be extended to new opportunities.
Doing well by doing good. We apply the full breadth of our technology, insights, partnerships and people to build a more financially inclusive and sustainable digital economy, with a commitment to diversity, equity and inclusion and a focus on a sustainable future. We are committed to our core values of operating ethically, responsibly and with decency. This commitment is directly connected to our continuing success as a business.

2022 MASTERCARD PROXY	20

STRATEGY
Each of our priorities supports and builds upon each other and are fundamentally interdependent.

Our strategy	Our key priorities	Powering our success

Grow our core		People	Brand

Diversify into new customers and geographies		Data	Technology

Build new areas for the future		Franchise	Doing well by doing good

21	2022 MASTERCARD PROXY

Corporate governance
02

We are committed to enhancing our corporate governance practices, which we believe help us sustain our success and build long-term value for our stockholders. Our Board of Directors oversees Mastercard’s strategic direction and the performance of our business and management. Our governance structure enables independent, experienced, diverse and accomplished directors to provide advice, insight, guidance and oversight to advance the interests of the company and our stockholders. We have long maintained strong governance standards and a commitment to transparent financial reporting and strong internal controls.

2022 MASTERCARD PROXY	22

CORPORATE GOVERNANCE

Proposal 1: Election of directors	The Board unanimously recommends that stockholders vote FOR each nominee to serve as director

Election process Identifying director candidates

Each member of our Board is elected annually by our Class A stockholders for a one-year term that expires at our next annual meeting. When our Board members are elected, they also are automatically appointed as directors of our operating subsidiary, Mastercard International Incorporated (Mastercard International). Our directors are elected by an affirmative vote of the majority of the votes cast at the annual meeting of stockholders, subject to our majority voting policy. You can find more about this in “About the Annual Meeting and voting” on pg 131.

Refreshing the Board and nominating directors
Our Nominating and Corporate Governance Committee (NCG) reviews and selects candidates for nomination to our Board in accordance with its charter.
Based on its review, coupled with our age and tenure limits, the NCG determines whether Board refreshment is needed in the near future. The NCG then identifies nominees who would be valuable assets to our Board and to Mastercard. Consistent with the limits of our by-laws, the size of our Board may fluctuate depending on our evolving strategic needs. As we identify individuals with the right talent and skills, we may seek to have them join our Board. As a result, you may see the Board size fluctuate over time.
You can find out more about our nomination process in the NCG’s charter and our Corporate Governance Guidelines at https://investor.mastercard.com/corporate-governance/board-committees/default.aspx.

Stockholder recommendations of director candidates

Submit recommendations to: Office of the Corporate Secretary 2000 Purchase Street Purchase, NY 10577 Attention: Janet McGinness
The NCG evaluates stockholder recommendations using the same process it follows for other candidates. Candidate nominations under our by-laws are to be submitted not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting and must meet our by-law requirements. The NCG may request such information from the nominee or stockholders as it deems appropriate.

Board refreshment process

Board composition, including director skills, is analyzed at least annually to ensure alignment with our long-term growth strategy and robust diversity	Candidate list is developed based on a number of inputs and recommendations, including self-evaluation results	Personal qualities, skills and background of potential candidates are considered	The NCG meets with qualified candidates and makes recommendations	Board recommends nominees for election by the stockholders	Stockholders vote on nominees	Six new independent directors have been nominated to our Board in the past four years

23	2022 MASTERCARD PROXY

CORPORATE GOVERNANCE
Key factors the Board considers when selecting directors and refreshing the Board (in addition to the current needs of the Board and the company)
Diversity
While the Board does not have a specific diversity policy, our Corporate Governance Guidelines provide that the NCG should seek to foster diversity on the Board when nominating directors for election by taking into account geographic diversity to reflect the geographic regions in which we operate in a manner approximately proportional to our business activity, as well as diversity of viewpoints, age, gender, sexual orientation, race, ethnicity, nationality and cultural background.

67% 8 of our 12 independent director nominees identify as racially or ethnically diverse •6 identify as Asian •1 identifies as Black •1 identifies as Latino	33% 4 of our 12 independent director nominees identify as female	67% 8 of our 12 independent director nominees are non-U.S. citizens and/or have international experience
Age and tenure
Our Corporate Governance Guidelines generally require that our non-employee directors not stand for re-election following the earlier of their 15th anniversary on the Board or their 72nd birthday. The Board considers these requirements as part of a broader discussion of our directors’ experience and qualifications, as well as when and how to refresh its membership.

Average tenure in years of our independent director nominees
5.3	50% 6 of our 12 independent director nominees have a tenure of 4 years or less	61 Average age of independent director nominees

2022 MASTERCARD PROXY	24

CORPORATE GOVERNANCE
Director criteria, qualifications and experience
The NCG believes that all directors should:

meet the highest standards of professionalism, integrity and ethics	be committed to representing the long-term interests of our stockholders	possess strength of character and maturity in judgment	reflect our corporate values, including trust, agility, initiative and partnership

Nominees for election as directors
After considering a number of candidates submitted through our nomination process, including a comprehensive review of the candidates' abilities and qualifications, the NCG recommended that the Board appoint Candido Bracher and Harit Talwar to serve as directors. Based on that recommendation, the Board appointed Mr. Bracher effective September 9, 2021 and Mr. Talwar effective April 1, 2022. The Annual Meeting will be the first time Messrs. Bracher and Talwar will stand for election by the stockholders. Mr. Bracher and Mr. Talwar each originally were recommended by an executive officer. In addition, as part of our refreshment process, the Board determined that Steven J. Freiberg and José Octavio Reyes Lagunes would not stand for re-election.
Each of our director nominees was approved by the NCG and recommended to the Board for approval following an evaluation of his or her qualifications and prior board service. Each nominee has agreed to be named in this proxy statement and to serve if elected. Should any nominee be unable to serve, the persons designated as proxies reserve full discretion to vote for another person or the Board may reduce its size.

At the Annual Meeting, the Board recommends the election of the following 13 nominees, each to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified, subject to their earlier resignation, death or removal:

Merit E. Janow, Board Chair
Candido Bracher	Youngme Moon
Richard K. Davis	Rima Qureshi
Julius Genachowski	Gabrielle Sulzberger
Choon Phong Goh	Jackson Tai
Oki Matsumoto	Harit Talwar
Michael Miebach (President and CEO)	Lance Uggla

25	2022 MASTERCARD PROXY

CORPORATE GOVERNANCE
Experience
The NCG strives for a Board that spans a range of leadership and skills and represents other experience relevant to Mastercard’s strategic vision and global activities. Experience and skills that the NCG believes are desirable to be represented on the Board and the number of director nominees who have such experience and skills are listed below. In light of the individual experiences and qualifications of each of our director nominees, our Board has concluded that each of our director nominees should be elected at the Annual Meeting.
The strong qualifications that make each of our director nominees highly valuable assets to our Board are described below and in the biographies that follow.

C-suite experience including service as a chief executive officer at a publicly traded or private company	12
Financial & risk including risk management orientation	12
Sustainability including environmental/climate change, talent and culture, and social responsibility initiatives	12
Global perspective including significant experience in the geographic regions in which we operate	11
Public company board experience both U.S. and non-U.S.	11
Technology, digital & innovation including application of technology in payments, mobile and digital, as well as Internet, retail and social media experience	11
Consumer including brand, marketing and retail experience and other merchant background	10
Regulatory & governmental including deep engagement with regulators as part of a business and/or through positions with governments and regulatory bodies	9
Information security including cybersecurity and data privacy	8
Payments including within retail banking, payments infrastructure, telecommunications, technology and data	8

2022 MASTERCARD PROXY	26

CORPORATE GOVERNANCE
Merit E. Janow
Dean Emerita (since March, 2022), School of International and Public Affairs, and Professor of Practice (since 1993), International Economic Law and International Affairs, Columbia University, a private university

Board Chair since January 2022 Former Lead Director January 2021- December 2021 Director since June 2014 Age at Annual Meeting 64
Professor Janow contributes extensive global perspective as a dean and professor of international economic law and international affairs, especially with respect to the Asia Pacific region where she has an extensive background. Her university career, public board service and other initiatives provide significant insight on technology, innovation, digital matters, cybersecurity and sustainability. Professor Janow brings deep experience in dealing with governments and regulatory bodies through both her past government service and her academic career, as well as through her service on not-for-profits and advisory bodies.

Board committees
•Nominating and Corporate Governance (Chair)
•Audit
Current public company boards
•Aptiv PLC (Compensation and Human Resources, and Nominating and Governance committees)
Additional positions
•Lead, Columbia University’s SIPA Tech and Policy Initiative
•Board member and proxy committee member of American Funds (a mutual fund family of the Capital Group) (more than 20 funds)
•Director of Japan Society and National Committee on U.S.-China Relations
•Member, Council on Foreign Relations
•Member, Mitsubishi UFJ Financial Group, Inc. global advisory board

Previous experience
•Several leadership positions at Columbia University (since 1994), including Dean, SIPA; and chairman, Advisory Committee on Socially Responsible Investing
•Member, Appellate Body of the World Trade Organization
•Executive director, the International Competition Policy Advisory Committee of the U.S. Department of Justice
•Deputy Assistant U.S. Trade Representative, Japan and China
•Past chairperson, Nasdaq Stock Market, Inc.
Past public company boards
•Trimble Inc.

Public company board experience	Global perspective	Financial and risk	C-suite experience	Technology, digital and innovation	Regulatory and governmental	Consumer	Information security	Payments	Sustainability	Audit Committee financial expert

27	2022 MASTERCARD PROXY

CORPORATE GOVERNANCE
Candido Bracher
Former CEO, Itaú Unibanco Group, a Brazilian bank

Director since September 2021 Age at Annual Meeting 63
Mr. Bracher brings to the Board extensive payments experience and consumer insight as a former CEO and director of a publicly traded financial institution. His experience in highly regulated industries provides valuable perspective on engaging and partnering with regulators. Mr. Bracher’s extensive experience in financial services contributes strong financial understanding. As a former CEO, he brings extensive experience with respect to culture development and talent management.

Current public company boards
•Itaú Unibanco Group
Additional positions
•Director, BM & FBOVESPA (now known as B3 — Brasil Bolsa Balcão S.A. (Brazil Stock Exchange and Over-the Counter Market) (2009-2014)
•Director, Pão de Açúcar — Companhia Brasileira de Distribuição (2005-2013) (alternate member of the Board of Directors (1999 to 2005))
Previous experience •Various senior positions at Itaú Unibanco Group, including CEO (January 2017-February 2021); General Director, Banco Wholesale (2015-2017); and Vice President (2004-2015)

Public company board experience	Global perspective	Financial and risk	C-suite experience	Technology, digital and innovation	Regulatory and governmental	Consumer	Information security	Payments	Sustainability	Audit Committee financial expert

2022 MASTERCARD PROXY	28

CORPORATE GOVERNANCE
Richard K. Davis
CEO, Make-A-Wish America, a non-profit corporation dedicated to granting the wishes of critically ill children (since January 2019)

Director since June 2018 Age at Annual Meeting 64
Mr. Davis brings to the Board extensive payments experience and consumer insight as former CEO of a publicly traded financial holding company and former chairman of a banking association and payments company. His experience in highly regulated industries and as a former Federal Reserve representative provides a valuable perspective on engaging and partnering with regulators. Mr. Davis’ extensive experience in financial services and his membership on public company audit and finance committees contribute strong financial understanding. As a CEO, he brings extensive experience with respect to culture development and talent management.

Board committees
•Human Resources and Compensation (Chair)
Current public company boards
•Dow Inc. (Lead director, audit committee chair, corporate governance committee)
•Wells Fargo & Company
Additional positions
•Trustee, Mayo Clinic

Previous experience
•Several executive positions at U.S. Bancorp (2004-2018), including Executive Chairman (April 2017-April 2018); Chairman (2007-April 2017); CEO (December 2006-April 2017); and President (2004-January 2016)
Past public company boards
•DowDuPont Inc. and The Dow Chemical Company (Dow Inc. predecessor boards)
•U.S. Bancorp
•Xcel Energy, Inc.
.

Public company board experience	Global perspective	Financial and risk	C-suite experience	Technology, digital and innovation	Regulatory and governmental	Consumer	Information security	Payments	Sustainability	Audit Committee financial expert

29	2022 MASTERCARD PROXY

CORPORATE GOVERNANCE
Julius Genachowski
Managing Director, The Carlyle Group, a global investment firm (since January 2014)

Director since June 2014 Age at Annual Meeting 59
Mr. Genachowski brings to the Board extensive regulatory and government experience, digital, technology and media expertise, information security insight, a global perspective, and engagement with both consumer and enterprise companies through a career as a senior government official, senior business executive, investor and director at or with technology, media and communications companies. Mr. Genachowski also adds valuable financial knowledge through experience in private equity, at a large public operating company and on public audit committees.

Board committees
•Audit (Chair)
•Human Resources and Compensation
Current public company boards
•Sonos Inc. (audit committee and nominating and corporate governance committee chair)

Additional positions
•Former member, President’s Intelligence Advisory Board (U.S.)

Previous experience
•Chairman, U.S. Federal Communications Commission (2009-2013)
•Several other U.S. government roles, including chief counsel to FCC Chairman; law clerk to U.S. Supreme Court Justice David Souter; and congressional staff member, including for then-Representative Charles Schumer, and for the joint select committee investigating the Iran-Contra affair
•Senior executive roles with IAC/InterActiveCorp (Internet and media), including chief of business operations and general counsel
Past public company boards
•AsiaSat
•Sprint Corporation

Public company board experience	Global perspective	Financial and risk	C-suite experience	Technology, digital and innovation	Regulatory and governmental	Consumer	Information security	Payments	Sustainability	Audit Committee financial expert

2022 MASTERCARD PROXY	30

CORPORATE GOVERNANCE
Choon Phong Goh
CEO, Singapore Airlines Limited, a multinational airline (since January 2011)

Director since April 2018 Age at Annual Meeting 58
Mr. Goh brings to the Board strong consumer insight, global perspective and payments experience as the CEO and longtime senior executive of a publicly traded multinational airline. His prior positions in finance and information technology contribute valuable information security experience and financial understanding. As CEO of an airline, Mr. Goh brings extensive experience in talent management, culture development and sustainability, including with respect to climate change.

Board committees
•Nominating and Corporate Governance
Current public company boards
•Singapore Airlines Limited
Additional positions
•Chairman, Budget Aviation Holdings Pte Ltd (100% owned by Singapore Airlines Limited)
•Director, SIA Engineering Company (majority owned by Singapore Airlines Limited)
•Member, Board of Governors of the International Air Transportation Association

Previous experience
•Several executive and leadership positions at Singapore Airlines Limited (since 1990), including Executive Vice President, Marketing and the Regions; President, Cargo; Senior Vice President, Finance; and Senior Vice President, Information Technology

Public company board experience	Global perspective	Financial and risk	C-suite experience	Technology, digital and innovation	Regulatory and governmental	Consumer	Information security	Payments	Sustainability	Audit Committee financial expert

31	2022 MASTERCARD PROXY

CORPORATE GOVERNANCE
Oki Matsumoto
Founder, Chairman and CEO, Monex Group, Inc., an online securities brokerage firm (since February 2011)

Director since June 2016 Age at Annual Meeting 58
Mr. Matsumoto is the founder and CEO of a Japan-based, publicly traded financial services holding company and former director of a stock exchange. Through a career in investment banking, Mr. Matsumoto provides global perspective and extensive financial expertise to the Board. His leadership of a global online securities brokerage firm provides valuable digital and innovation experience. He brings extensive talent management, culture development and sustainability experience.

Board committees
•Human Resources and Compensation
Current public company boards
•Monex Group, Inc. (nominating and compensation committees)
Additional positions
•Chairman, Coincheck, Inc., TradeStation Group, Inc. and Monex, Inc., each a subsidiary of Monex Group, Inc.
•International Board member and Vice Chair, Human Rights Watch
•Councilor, International House of Japan
•Former member, Economic Counsel to the Prime Minister of Japan
•Former director, Tokyo Stock Exchange (2008-2013)

Previous experience
•Several executive positions at Monex, Inc. (since 1999), including representative director and CEO
•Several leadership positions at Goldman Sachs entities (1990-1998), including General Partner, Goldman Sachs Group, L.P.
Past public company boards
•JIN Co., Ltd.
•Kakaku.com, Inc.
•UZABASE, Inc.

Public company board experience	Global perspective	Financial and risk	C-suite experience	Technology, digital and innovation	Regulatory and governmental	Consumer	Information security	Payments	Sustainability	Audit Committee financial expert

2022 MASTERCARD PROXY	32

CORPORATE GOVERNANCE
Michael Miebach
President and CEO (since January 2021)

Director since January 2021 Age at Annual Meeting 54
Mr. Miebach contributes to the Board extensive global payments experience. As CEO of the company and a previous region president, he provides valuable perspective on engaging and partnering with regulators, as well as experience with talent management, culture development and sustainability. Mr. Miebach’s prior experience as our Chief Product Officer provides strong consumer insights, as well as a deep focus on information security and innovation (including with digital and payments technology).

Additional Mastercard positions
•President (February 2020- December 2020)
•Chief Product Officer (January 2016-February 2020)
•President, Middle East and Africa (2010-2015)
Additional positions
•Director, Accion.org
•Director, World Resources Institute

Previous experience
•Managing Director, Middle East and North Africa, Barclays Bank PLC (2008-2010)
•Managing Director, Sub-Saharan Africa, Barclays Bank PLC (2007-2008)
•Several executive positions at Citigroup in Germany, Austria, U.K. and Turkey (1994-2007)

Public company board experience	Global perspective	Financial and risk	C-suite experience	Technology, digital and innovation	Regulatory and governmental	Consumer	Information security	Payments	Sustainability	Audit Committee financial expert

33	2022 MASTERCARD PROXY

CORPORATE GOVERNANCE
Youngme Moon
Donald K. David Professor of Business Administration, Harvard Business School, a private university (since July 2014)

Director since June 2019 Age at Annual Meeting 58
Professor Moon provides to the Board a deep understanding of strategy and innovation as a long-tenured professor at Harvard Business School. She brings strong global perspective and consumer and sustainability experience based on her exposure to research at Harvard Business School and her service as a director at several retail and retail-centric consumer products companies.

Board committees
•Human Resources & Compensation
Current public company boards
•Sweetgreen, Inc. (compensation committee; nominating, environmental, social and governance committee)
•Unilever (corporate responsibility committee)
•Warby Parker Inc.(compensation committee)

Previous experience
•Several positions at Harvard Business School (since 1998), including Senior Associate Dean for Strategy and Innovation and Chair of the MBA Program
Past public company boards
•Avid Technology, Inc.
•Rakuten, Inc.
•Zulily, Inc.

Public company board experience	Global perspective	Financial and risk	C-suite experience	Technology, digital and innovation	Regulatory and governmental	Consumer	Information Security	Payments	Sustainability	Audit Committee financial expert

2022 MASTERCARD PROXY	34

CORPORATE GOVERNANCE
Rima Qureshi
Executive Vice President and Chief Strategy Officer, Verizon Communications Inc., a multinational telecommunications conglomerate (since November 2017)

Director since April 2011 Age at Annual Meeting 57
Ms. Qureshi contributes to the Board global perspective, digital expertise and innovation insight through her extensive senior-level experience at global telecommunications equipment and services providers, including roles in strategy, research and development, sales and services. Her work in the telecommunications and information technology industries and her completion of the NACD/Carnegie Mellon CERT certification in cybersecurity oversight provide the Board with relevant payments and information security expertise. Ms. Qureshi’s experience affords her with a deep background in sustainability.

Board committees
•Audit
Additional positions
•Deputy Chair, GSMA Board (telecom industry association board) (audit committee)
•Director, Verizon Foundation
•Deputy Chair, Edison Alliance, World Economic Forum

Previous experience
•Several executive positions at Ericsson (1993-2017), including President, North America (2017); Senior Vice President, chief strategy officer and head of M&A (2014-2016); and Senior Vice President and head of business unit CDMA mobile systems
Past public company boards
•Great-West Lifeco Inc.
•Wolters Kluwer

Public company board experience	Global perspective	Financial and risk	C-suite experience	Technology, digital and innovation	Regulatory and governmental	Consumer	Information security	Payments	Sustainability	Audit Committee financial expert

35	2022 MASTERCARD PROXY

CORPORATE GOVERNANCE
Gabrielle Sulzberger
Senior Advisor, Two Sigma Impact, a private equity fund (since August 2020)

Director since December 2018 Age at Annual Meeting 62
Ms. Sulzberger brings to the Board extensive financial experience and insight as a senior advisor and former general partner of private equity firms, chief financial officer of several companies, and a U.S. public company audit committee financial expert and former board chair. She contributes strong consumer insight, global perspective and payments experience, as well as extensive involvement with sustainability as a former director at several U.S. public company merchants, including her service as chairman of a major merchant in the quality retail food business. Her experience as chief financial officer of an open-source software company also provides valuable digital and innovation experience.

Board committees
•Audit
•Nominating and Corporate Governance
Current public company boards
•Cerevel Therapeutics Holdings, Inc. (audit committee chair; nominating and corporate governance committee)
•Eli Lilly and Company (audit, ethics and compliance committees)
•Warby Parker Inc. (compensation committee; nominating and corporate governance committee chair)

Additional positions
•Director, Acorns
•Strategic Advisor, Teneo
Previous experience
•General Partner, Fontis Partners, L.P. (2005-2018)
•CFO, Gluecode Software Inc. (open-source software company)
•CFO, Crown Services (commercial contractors)
Past public company boards
•Bright Horizons Family Solutions Inc.
•Brixmor Property Group Inc.
•The Stage Stores, Inc.
•Teva Pharmaceutical Industries Limited
•Whole Foods Market, Inc.

Public company board experience	Global perspective	Financial and risk	C-suite experience	Technology, digital and innovation	Regulatory and governmental	Consumer	Information security	Payments	Sustainability	Audit Committee financial expert

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Jackson Tai
Former Vice Chairman and CEO, DBS Group and DBS Bank Ltd., leading financial services entities

Director since September 2008 Age at Annual Meeting 71
Mr. Tai brings to the Board extensive global executive experience in payments and retail banking, including as former CEO of a Singapore-based bank and as a director of several global financial institutions. Mr. Tai’s experience as a CFO, his extensive experience as a member of numerous public company audit committees and his career in investment banking provide valuable financial understanding. His service as a director of technology-focused retail and telecommunications companies provides valuable consumer and digital and innovation insight.

Board committees
•Audit
•Nominating and Corporate Governance
Current public company boards
•Eli Lilly and Company (audit; and directors and corporate governance committees)
•HSBC Holdings plc (group risk committee chair; group audit, and nominations and corporate governance committees)
Additional positions
•Former director, Cassis International Pte. Ltd. (payments technology company)
•Former director, Canada Pension Plan Investment Board

Previous experience
•Several executive positions at DBS Group (1999-2007), including vice chairman and CEO, DBS Group and DBS Bank Ltd.; President and COO and CFO
•Several senior management positions at Investment Banking Division, J.P. Morgan & Co. Incorporated (New York, Tokyo and San Francisco) (1974-1999)
Past public company boards
•Bank of China, Limited
•DBS Group and DBS Bank Ltd.
•Royal Philips N.V.

Public company board experience	Global perspective	Financial and risk	C-suite experience	Technology, digital and innovation	Regulatory and governmental	Consumer	Information security	Payments	Sustainability	Audit Committee financial expert

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Harit Talwar
Former Partner and Chairman of Consumer Business (Marcus), an online only bank, Goldman Sachs

Director since April 2022 Age at Annual Meeting 61
Mr. Talwar contributes to the Board extensive senior-level global payments experience and consumer insight through his leadership roles in payments and consumer banking across Europe, India, the Middle East and North America. This experience provides global perspective and regulatory insight. His experience leading complex business functions brings extensive insight with respect to culture development and talent management.

Board committees
•Human Resources and Compensation
Additional positions
•Co-Chairman of the Board, American India Foundation (since 2012)
•Member, Global Board of Trustees, Asia Society (since 2019)
•Founder and Sponsor, Ashoka University, Sonipat, Haryana, India

Previous experience
•Partner and Chairman of Consumer Business (Marcus), Goldman Sachs (May 2015-January 2021)
•President, U.S. Cards, Discover Financial Services (January 2008-May 2015)
•Executive Vice President, Head of Payments, Discover Financial Services (January 2004-January 2008)
•Head of Consumer Banking International, Morgan Stanley (August 2000-December 2003)
•Various roles, Citibank (1985–2000)

Public company board experience	Global perspective	Financial and risk	C-suite experience	Technology, digital and innovation	Regulatory and governmental	Consumer	Information security	Payments	Sustainability	Audit Committee financial expert

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Lance Uggla
CEO, BeyondNetZero (a venture targeting growth equity investments related to climate change) (since April 2022)

Director since June 2019 Age at Annual Meeting 60
Mr. Uggla brings to the Board a global perspective as well as deep insight across data, technology and innovation as a former chairman and CEO of a publicly traded company that provides information, analytics and digital solutions to customers in business, finance and government. He provides extensive financial experience given his career within financial markets both as a founder and CEO of an information company, as well as through several executive management positions at global investment dealers. Mr. Uggla’s CEO experience contributes strong experience in talent management, culture development and sustainability.
Board committees •Audit •Human Resources and Compensation Additional positions •Executive Trustee, Tate Foundation •Special Advisor to the President and CEO, S&P Global Inc. (since February 2022)
Previous experience
•Several executive positions at IHS Markit Ltd. and its predecessors Markit Ltd., Markit Group Holdings Ltd. and Mark-It Partners, Ltd. (all since 2003), including chairman and CEO (January 2018-February 2022); founder, chairman and CEO (January 2003-July 2016); and President and COO (July 2016-December 2017)
•Executive management positions at Toronto-Dominion Securities (1995-2003), including Vice Chairman and Head of Europe and Asia
•Head of Global Markets at CIBC Wood Gundy (1986-1995)
Past public company boards
•IHS Markit Ltd.

Public company board experience	Global perspective	Financial and risk	C-suite experience	Technology, digital and innovation	Regulatory and governmental	Consumer	Information security	Payments	Sustainability	Audit Committee financial expert

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Board and committees

Board of Directors

6 number of meetings in 2021	75%+ attendance Board and committee meetings	100% attendance 2021 annual meeting of stockholders

Merit E. Janow Board Chair

Primary responsibilities of the Board	Board leadership structure
In addition to its general oversight of management, the Board performs a number of specific functions, including:
•    Understanding and approving the company’s long-term, key strategies;
•    Understanding the issues and risks that are central to the company’s success, including cybersecurity matters;
•    Selecting, evaluating and compensating the CEO and overseeing CEO succession planning;
•    Overseeing the performance of management;
•    Reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions;
•    Ensuring processes are in place for maintaining an ethical corporate culture;
•    Overseeing the quality and integrity of the company’s financial statements and reports and the company’s compliance with legal and regulatory requirements; and
•    With the assistance of the applicable committee, adopting a charter for each of the Audit Committee, the Human Resources and Compensation Committee (HRCC), and the Nominating and Corporate Governance Committee (NCG).

Effective January 1, 2022, we returned to our original structure of having an independent Board Chair when Merit E. Janow, formerly Lead Director, assumed the role of Board Chair and Ajay Banga, formerly Executive Chairman, retired from Mastercard.
The role of the Board Chair is to provide governance and leadership to the Board, including helping to organize the Board’s work and ensuring that our directors have information to effectively carry out their responsibilities. Chair Janow’s responsibilities as Board Chair include, among other things:
•    presiding over Board meetings and executive sessions of non-management and independent directors;
•    overseeing the adequacy of information available to directors;
•    coordinating feedback on issues discussed in executive session, as well as performance, to the CEO;
•    facilitating effective communication between the Board and our stockholders, including by, among other things, presiding over the annual meeting, and any special meetings, of stockholders;
•    working with the CEO and Corporate Secretary to set Board meeting agendas; and
•    providing advice and counsel to the CEO.

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CORPORATE GOVERNANCE
The Board does not have a specific policy regarding the separation of the Board and CEO roles, as it believes it is in the company’s best interest to make that determination from time to time based on the position and direction of Mastercard and the composition of the Board.
The Board holds regularly scheduled meetings of independent directors in executive session without management present and may meet more frequently upon the request of any independent director. The Board Chair presides at these sessions.
Director attendance at meetings
During 2021, each director attended 75% or more of the meetings held by the Board and committees on which the member served during the period the member was on the Board or committee.
We encourage directors to attend our annual meeting. All Board members attended our 2021 annual meeting of stockholders.
Our Board during the COVID-19 pandemic
Our Board uses its meetings to gain firsthand understanding of the culture in each region, as well as the issues and challenges we face, and to learn how they tie into our strategic goals. This includes meeting periodically with senior managers throughout our global business, local/regional employees and stakeholders, such as policymakers, government officials and business leaders, and customers that are strategically important to our business. Prior to the COVID-19 pandemic, the Board held these meetings physically at our headquarters, as well as at our various business offices around the world, providing the opportunity to meet with these stakeholders in person.
In light of the pandemic, the Board held most of its meetings virtually in the first half of 2021. Where feasible, the Board met in a hybrid format. This change in meeting format allowed the Board to continue to meet with senior managers, stakeholders and customers while enabling our members to meet with individuals throughout the world irrespective of geography. Under this format, the Board had the opportunity to learn more about critical issues impacting our business globally.
Board committees
The Board has a standing Audit Committee, Human Resources and Compensation Committee and Nominating and Corporate Governance Committee, each of which operates under a written charter that is posted on our website, https://investor.mastercard.com/corporate-governance/board-committees/default.aspx. In overseeing their responsibilities in 2021, each of our Board committees considered the impact of COVID-19 on the company, its employees, stockholders and others.

For more information about Board responsibilities and functions, please see our Corporate Governance Guidelines posted on our website at
https://investor.mastercard.com/corporate-governance/governance-guidelines/default.aspx.

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Audit Committee Julius Genachowski Chair	Human Resources and Compensation Committee Richard K. Davis Chair
Number of meetings in 2021
9
Other committee
members:
•    Steven J. Freiberg*
•    Merit E. Janow
•    Rima Qureshi
•    Gabrielle Sulzberger
•    Jackson Tai
•    Lance Uggla
Primary responsibilities
The Audit Committee assists our Board in its oversight of:
•    The quality and integrity of Mastercard’s financial statements
•    Mastercard’s compliance with legal and regulatory requirements
•    The qualifications, performance and independence of Mastercard’s independent registered public accounting firm
•    Risk assessment and risk management
•    The performance of Mastercard’s internal audit function
•    The quality of Mastercard’s internal controls

For more information about Audit Committee responsibilities and actions, see “Audit Committee report” on pgs 111-113
Independence
Each committee member has been determined by the Board to qualify as independent under the independence criteria established by the Securities and Exchange Commission (SEC) and the New York Stock Exchange (NYSE). The Board also has determined that each committee member is “financially literate” within the meaning of the NYSE listing standards.
Audit Committee financial experts
The Board has identified each of Mr. Freiberg, Mr. Tai and Mr. Uggla as an “Audit Committee financial expert” under the applicable SEC rules based on their experience and qualifications.

* Through the date of the Annual Meeting

Number of meetings in 2021
6
Other committee
members:
•    Julius Genachowski
•    Oki Matsumoto
•    Youngme Moon
•    Harit Talwar
•    Lance Uggla
Primary responsibilities
The HRCC is primarily responsible for:
•    Ensuring Mastercard’s compensation and benefit programs attract, retain and motivate employees
•    Ensuring pay practices are consistent with our compensation strategy, regulatory requirements and the practices of similar companies
•    Determining annual and long-term goals for Mastercard and ensuring compensation of the CEO and key executives is commensurate with levels of performance
•    Ensuring thoroughness of the succession planning process

•    Reviewing key diversity initiatives and people and capabilities policies and practices
•    Providing direction to management on strategies with significant people and capabilities implications
Independence
Each committee member has been determined by the Board to qualify as independent under the independence criteria established by the SEC and the NYSE, is a non-employee director for purposes of Rule 16b-3 under the Exchange Act and is an outside director for purposes of Section 162(m) of the Internal Revenue Code.
Director compensation
To learn more about how Mastercard considers and determines executive and non-employee director compensation, including the role of executive officers and the compensation consultant, see “Compensation discussion and analysis” beginning on pg 67.

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Nominating and Corporate Governance Committee Merit E. Janow Chair
Number of meetings in 2021
5
Other committee
members:
•    Choon Phong Goh
•    José Octavio Reyes Lagunes*
•    Gabrielle Sulzberger
•    Jackson Tai
Primary responsibilities
The NCG’s responsibilities include:
•    Identifying individuals qualified to become directors
•    Recommending that the Board select the candidates for directorships to be filled by the Board or by the stockholders
•    Developing and recommending to the Board a set of corporate governance principles
•    Overseeing the annual process for Board and committee self-evaluations
•    Overseeing legal, regulatory and public policy matters significant to Mastercard
• Taking a leadership role in shaping corporate governance with a focus on the long-term interests of Mastercard and its stockholders

•    Overseeing Mastercard’s policies and programs and monitoring governance trends in the following areas:
•    corporate responsibility
•    environmental stewardship
•    human rights
•    inclusion and diversity
•    other matters of
    significance to the company
    and its stockholders
Review of director commitments
Under our Corporate Governance Guidelines, directors notify us in advance of accepting other public company board appointments. Directors’ service on public company boards is reviewed on a case-by-case basis by the NCG to ensure all directors are able to devote sufficient time to our Board and the committees on which they serve.
Independence
Each committee member has been determined by the Board to qualify as independent under the independence criteria established by the NYSE.

* Through the date of the Annual Meeting

Board and committee evaluation
Each year, the Board and its committees undergo an evaluation to examine membership, composition, committee and committee chair rotation, and overall board refreshment. Our evaluation process is designed to identify ways in which to enhance the performance of the Board and ensure that our directors have the right experiences and skills to execute our strategy. The NCG oversees the evaluation process, determining its format and framework, including whether to use a third-party facilitator. When we do not use a third-party facilitator, we utilize a director questionnaire to facilitate the annual evaluation of topics such as board and committee effectiveness and director contributions. Our Board Chair/NCG Chair reviews the questionnaire results and shares them with each committee chair. Each committee reviews its own assessment as well.
For 2022, the NCG intends to use a third-party facilitator to assist with the Board and committee evaluation process.

1	NCG determines evaluation process format, including whether to use a third-party facilitator

2	When third-party facilitator is used, NCG interviews and selects provider

3	If no facilitator, NCG updates questionnaire to elicit information needed in the coming year

4	Board Chair and Committee chairs review, summarize and share results

5	Determinations are made as to action items

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Board risk oversight
Our Board is responsible for establishing Mastercard’s risk appetite and overseeing its risk management program, as well as its risk assessment and management processes. The Board recognizes the importance of effective risk oversight to the success of our business strategy and to the fulfillment of its fiduciary duties to the company and our stockholders. The Board believes thoughtful risk taking is a critical component of innovation and effective leadership. It also recognizes that imprudently accepting risk or failing to appropriately identify and mitigate risks could negatively impact our business and stockholder value. The Board, therefore, seeks to foster a risk-aware culture by encouraging thoughtful risk taking in pursuit of the company’s objectives.
The Board exercises this oversight both directly and indirectly through its standing committees, each of which is delegated responsibility for specific risks and keeps the Board informed of its oversight efforts through regular reports by each committee chair. In 2020, the Audit Committee created a Risk Subcommittee to assist it in fulfilling its responsibility with respect to its oversight of risk assessment and risk management of the company. The Board recently approved the conversion of the Risk Subcommittee to a formal Risk Committee (effective June 2022) to which certain risk-related responsibilities of the other Board committees will be reallocated. The Risk Committee, in coordination with the Audit Committee, will oversee risk assessment and risk management of the company. The chart below depicts the reallocation of responsibilities among the four Board Committees as of June 2022.
Management is accountable for day-to-day risk management efforts, including the creation of appropriate risk management programs and policies. An internal Risk Management Committee, composed of senior executives and other risk functions, guides these risk management activities.
The Board and committees’ risk oversight and management’s ownership of risk are foundational components of our Enterprise Risk Management program, which is designed to provide comprehensive, integrated oversight and management of risk, as well as to facilitate transparent identification and reporting of key business issues to senior management, appropriate Board committees and the Board as a whole.

Board oversight of information security, including cybersecurity and data privacy
Given the importance of information security and privacy to our stakeholders, our Board receives an annual report from our Chief Security Officer (CSO) to discuss our program for managing information security risks, including cyber and data security risks. The Audit Committee also receives annual briefings on both information security and data privacy from the CSO and Chief Privacy Officer. Both the Board and the Audit Committee receive regular reports on our cyber readiness, adversary assessment and risk profile status. In addition, the Board, Audit Committee and NCG receive information about these topics as part of regular business and regulatory updates, and our directors are apprised of incident simulations and response plans, including for cyber and data breaches.

Program highlights
✓  We are committed to the responsible handling of personal information, and we balance our product development activities with a commitment to transparency and control, fairness and non-discrimination, as well as accountability.
✓  Our multi-layered information security and data privacy programs and practices are designed to ensure the safety, security and responsible use of the information and data our stakeholders entrust to us.
✓  We work with our customers, governments, policymakers and others to help develop and implement standards for safe and secure transactions, as well as privacy-centric data practices.
✓  Our programs are informed by third-party assessments and advice regarding best practices from consultants, peer companies and advisors.
✓  Our programs are aligned with internationally recognized privacy and security standards and undergo regular certifications and attestations.
✓  We continually test our systems to discover and address any potential vulnerabilities.
✓  We maintain a business continuity program and cyber insurance coverage.

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Board of Directors Our Board oversees major risks, including strategic, operational (including cybersecurity), legal and regulatory, financial and CEO succession planning risks.

The Board’s standing committees oversee delegated responsibilities for specific risks (as of June 2022)

Nominating and Corporate Governance Committee	Human Resources and Compensation Committee	Audit Committee	Risk Committee

•Governance structure and processes
•Legal and policy matters with potential significant reputational impact
•Matters of significance to the company and its stockholders, including corporate responsibility, environmental stewardship and human rights

•Employee compensation policies and practices
•Key diversity initiatives and people and capabilities policies and practices, including those related to organizational engagement and effectiveness and employee development
•Non-executive director compensation policies and practices
•Succession planning
		•Financial statement integrity and reporting •Major financial and operational risks •Technology risk exposures •Legal and compliance risks •Internal controls	•Risk management governance, framework and programs, including risk appetite •Settlement and counterparty risk •Information security, privacy and data protection •Regulatory risks

In overseeing these risks, the Board gives consideration to our brand and reputation, as well as our culture and conduct.

Management

The key risk responsibilities of our management team include:
•Risk Management Committee’s day-to-day risk management efforts
•Business units’ responsibilities to identify and manage business risk
•Central functions’ responsibility to design a risk framework, including setting boundaries and managing risk appetite
•Internal audit’s responsibility to provide independent assurance on design and effectiveness of internal controls and governance processes

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The key processes by which the Board and its committees oversee risk are as follows:
•    Board. The Board exercises its direct oversight responsibility by meeting, at least annually, with management to discuss risk management processes and to assess the major risks impacting Mastercard. The Board also considers management’s risk analyses as it evaluates Mastercard’s business strategy. Throughout the year, the Board and designated committees dedicate a portion of their regularly scheduled meetings to review and discuss specific risks in detail, including through the use of hypothetical risk scenarios and incident simulations. Strategic and operational risks are presented to and discussed with the Board and its committees by the executive officers, the General Counsel, Chief Financial Officer, Chief Compliance Officer and General Auditor.
•    Audit Committee. The Audit Committee oversees risk management policies and processes by periodically meeting with management, the General Auditor and our independent registered public accounting firm for discussions regarding risk. In 2021, the Audit Committee was supported by the Risk Subcommittee to perform its risk management oversight responsibilities. The Audit Committee reviews Mastercard’s risk management framework and programs used by management in its discussions of our risk profile and risk exposures. The Audit Committee reviews major risks facing Mastercard and periodically receives a report on the status of the top risks and the steps taken to manage them. The Audit Committee also meets with management of individual business units on a periodic and rotating basis to discuss current and emerging risks. The Audit Committee is regularly provided an information security update, as well as updates on material legal and regulatory matters. In addition to the General Auditor, the Chief Compliance Officer has functional reporting to the committee. The Audit Committee reports to the Board on the status of the company’s internal controls and approves internal and external audit plans based on a risk-based methodology and evaluation.
•    Human Resources and Compensation Committee. Throughout the year, when establishing compensation program elements, making awards and determining final payouts for incentive compensation, the HRCC considers the relationship of Mastercard’s risk oversight practices to employee compensation policies and practices for all employees (including non-executive officers), including whether our compensation programs create or encourage excessive risk taking that is reasonably likely to have a material adverse effect on the company. We further discuss the HRCC’s assessment of risk under “Executive compensation – Compensation discussion and analysis – Risk assessment” (pg 90).
•    Nominating and Corporate Governance Committee. The NCG oversees risks by meeting periodically throughout the year to proactively consider and address key governance, legal and policy matters that could have a significant reputational impact on Mastercard and its public affairs and matters of concern raised by stockholders, including business strategy, board refreshment, compensation practices, risk oversight, human rights, environmental stewardship, sustainability, inclusion and diversity.

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Our corporate governance practices
Our robust corporate governance practices and policies align with our strategic objectives and result in effective, independent oversight.

Board practices
•Frequent executive sessions of independent directors
•Annual Board and committee self-evaluations
•Continuous assessment of Board refreshment
•Oversight of risk management practices, fostering a risk-aware culture while encouraging thoughtful risk taking
•Consideration of issues of cyber readiness, adversary assessment and our risk profile status and appraisal of incident simulations, and response plans, including for cyber and data breaches
•Active engagement in managing talent and long-term succession planning
Board policies •Annual election of directors •Majority voting for director elections •12 of 13 Board nominees are independent •Proxy access •Stock ownership guidelines for directors
We encourage you to visit the “Corporate Governance” area of the “Investor Relations” page of our website where you will find our key documents, policies and additional information about corporate governance at Mastercard.

Stockholder engagement
Management and, where appropriate, directors engage with stockholders through various means, including in the boardroom, at conferences and via video conference and telephone, on a variety of topics. The exchanges we and our Board have had with stockholders provide us with a valuable understanding of our stockholders’ perspectives and meaningful opportunities to share views with them.

Sustainability engagement
We welcome the views of a broad range of stakeholders who serve as critical partners in identifying our key sustainability areas of impact. We regularly engage with these stakeholders to better understand their views and sustainability concerns and ensure we are prioritizing issues important to both our stakeholders and our long-term business success.
Commitment to transparency Our website disclosures address critical matters of interest to our stakeholders, including our commitment to social responsibility.

•Business strategy •Compensation practices •Data privacy •Our response to COVID-19 •Talent and culture •Sustainability •Risk oversight •Board refreshment •Diversity, equity and inclusion	•Employees, financial institutions, merchants and customers •Stockholders •Suppliers •Governments and regulators •International organizations •Community and non-governmental organizations
•Human Rights Statement
•Modern Slavery Statement
•Center for Inclusive Growth
•Global Tax Principles
•Political activity/political spending
•Sustainability Report
•Sustainability Bond Report
•Diversity, equity and inclusion
•Talent and culture
•Privacy and data protection

Engagement and transparency

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Political activity and spending
We are committed to engaging appropriately in the political process and policy arena in a manner that informs and affects the debate concerning issues related to our business, investors and customers. We strive to engage on these issues in the most responsible and ethical way, and the Mastercard Political Action Committee makes decisions on contributions based in part on several criteria, including commitment to democracy, constitutional protections and the rule of law, as well as respect and tolerance for a diversity of views, leadership on matters of social impact, adherence to high standards and exemplary ethical character. We provide additional disclosure on our political activity and spending on our website.
Code of Conduct and Supplemental Code of Ethics
We have a written Code of Conduct that applies to all of our directors, executive officers and employees and provides a statement of Mastercard’s policies and procedures for conducting business legally and ethically. In addition, Mastercard has adopted a written Supplemental Code of Ethics that applies only to the CEO, CFO, Controller and certain other senior officers. We will promptly disclose, if required by applicable laws, any amendment to, or waiver from, our Code of Conduct or Supplemental Code of Ethics granted to directors or executive officers by timely posting such information on our website.

Where to find our Code of Conduct and Supplemental Code of Ethics

Go to our website at https://investor.mastercard.com/corporate-governance/policies-and-reports/default.aspx

Request copies (free of charge) by writing to: Office of the Corporate Secretary 2000 Purchase Street Purchase, NY 10577 Attention: Janet McGinness

Hedging/pledging prohibitions and insider trading policy
Our Code of Conduct includes various prohibitions against inappropriate trading activities in relation to Mastercard securities. Employees (including executive officers) and non-employee directors are not permitted to hedge their economic exposure to the Mastercard stock they own, meaning that engaging in, trading in or writing options; buying puts, calls or other derivative securities; or engaging in short selling or similar types of transactions in Mastercard securities are prohibited. In addition, employees and non-employee directors are not permitted to buy Mastercard securities on margin unless arrangements are made to cover any margin calls in cash, nor are they allowed to pledge (or hypothecate) Mastercard securities as collateral for a loan.
Under our insider trading policy, directors, named executive officers, other senior executives and other individuals with access to material non-public information about Mastercard are prohibited from engaging in transactions in Mastercard securities during blackout periods (unless those transactions occur as part of a Rule 10b5-1 trading plan).
All directors and executive officers, as well as certain of our other senior executives, are required to pre-clear with the General Counsel all transactions in Mastercard securities (including entering into any Rule 10b5-1 trading plans).
All executive officers and certain of our other senior executives are required to enter into a Rule 10b5-1 plan in order to transact in Mastercard securities. We also permit directors and employees to enter into Rule 10b5-1 plans. All such plans must be approved by the General Counsel.

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Communicating with the Board
Stockholders and other interested parties may contact any or all Board members (including our Board Chair or the non-management directors as a group), any of its committees or any committee chair by email or mail. Correspondence should be addressed to the Board of Directors or any such individual directors or group or committee of directors by either name or title.
The Corporate Secretary or another member of our Law Department opens all communications to determine whether the contents represent a message to the directors. All correspondence that is not in the nature of advertising or promotion of a product or service or is not trivial, irrelevant, unduly hostile, threatening, illegal, patently offensive or similarly inappropriate will be forwarded promptly to the addressee. If no particular director is named, the communication will be forwarded, depending on the subject matter, to the Audit Committee Chair, the HRCC Chair or the NCG Chair.
Correspondence can be sent:

By email:

corporate.secretary@mastercard.com
By mail:

Mastercard Incorporated Board of Directors Office of the Corporate Secretary 2000 Purchase Street Purchase, NY 10577 Attention: Janet McGinness
The Corporate Secretary will forward to the Audit Committee Chair any correspondence that reflects a complaint or concern involving:
•accounting, internal accounting controls and auditing matters
•possible violations of, or non-compliance with, applicable legal and regulatory requirements
•possible violations of Mastercard’s Supplemental Code of Ethics for the CEO and senior officers
•retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint

•

Whistleblower Policy

Stockholders, employees and others also may report complaints and concerns regarding accounting, internal accounting controls, auditing matters, possible violations of (or non-compliance with) applicable legal and regulatory requirements, possible violations of Mastercard’s Supplemental Code of Ethics or retaliatory acts against employees who make such a complaint or assist in the investigation of such a complaint in accordance with our Whistleblower Policy. Our Chief Compliance Officer is responsible for keeping a docket of all reports received under the Whistleblower Policy and summarizing the nature of the complaint and other relevant information. The Chief Compliance Officer will report any recent developments of items listed on the docket in reasonable detail to the Audit Committee Chair (and, if the Chair so directs, to the committee) at or in advance of each regularly scheduled meeting. You can find our Whistleblower Policy in the “Investor Relations” section of our website at https://investor.mastercard.com/investor-relations/corporate-governance/policies-and-reports/default.aspx.

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Director independence and related person transactions
Director independence
The corporate governance listing standards of the NYSE require that a majority of the Board (and each member of the Audit Committee, the HRCC and the NCG) be independent. To assist in its independence determinations, the Board has adopted director independence standards as part of our Corporate Governance Guidelines, which you can find on our website at https://investor.mastercard.com/corporate-governance/governance-guidelines/default.aspx.
No director or director nominee will be considered independent unless the Board affirmatively determines that such individual has (or would have) no material relationship with Mastercard (either directly or as a partner, stockholder or officer of an organization that has a relationship with Mastercard) other than as a Board or committee member. Additional requirements apply to Audit Committee and HRCC members. When making independence determinations, the Board broadly considers all relevant facts and circumstances, as well as any other facts and considerations specified by the NYSE, by law, or by any rule or regulation of any other regulatory body or self-regulatory body applicable to Mastercard. When assessing the materiality of a director’s relationship with Mastercard, the Board considers the issue not merely from the standpoint of the director or director nominee but also from that of persons or organizations with which such individual has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships (among others). In addition, the Board applies the independence guidelines set forth in our Corporate Governance Guidelines, which generally track the independence standards set by the NYSE.
In determining the independence of each current non-management director and director nominee, the Board considered any transactions, relationships and arrangements as required by the NYSE Listed Company Manual and under the independence requirements adopted by the Board. In particular, the Board considered that in February 2022, Mastercard made a $20 million capital commitment to BeyondNetZero (“BnZ”), a venture targeting growth equity investments related to climate change that was formed by General Atlantic in July 2021. Mr. Uggla, who became the CEO of BnZ in April 2022, served as a member of BnZ’s investment committee at the time of the commitment.

The Board affirmatively determined that each of our current directors and director nominees is independent except for Mr. Miebach (our President and CEO).

Certain relationships and related person transactions
Board approval of related person transactions
The Code of Conduct requires that any transaction that exceeds $120,000 between Mastercard and a related party, and in which a related party would have a direct or indirect material interest, be promptly disclosed to the General Counsel. The General Counsel is required to disclose such transactions promptly to the Board. Transactions with related parties must be approved or ratified by the Board or a committee of the Board consisting of at least three independent directors. Any director having an interest in the transaction is not permitted to vote on such transaction. Under the Code of Conduct, a related party is any of the following:
•an executive officer of Mastercard
•a director (or director nominee) of Mastercard
•a beneficial owner of 5% or more of any class of Mastercard’s voting securities
•an immediate family member of any executive officer, director (or director nominee) or beneficial owner of 5% or more of any class of Mastercard’s voting securities
•an entity in which one of the above described persons has a substantial ownership interest in or control of such entity
Related person transactions
Tara Maguire, who is employed as Executive Vice President, Financial Operations for the company, shares a household with Craig Vosburg, an executive officer of the company. In 2021, Ms. Maguire earned $721,000 in base salary and cash bonus and received long-term incentive equity awards with an aggregate grant date value of $425,000. She participates in employee benefit plans and programs generally made available to employees of similar responsibility levels, and her compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities in her geographic location. Ms. Maguire’s role is not within Mr. Vosburg’s reporting line, and, therefore, he does not participate in any performance or compensation discussions related to her.

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CORPORATE GOVERNANCE
Bhargav M. Rajamannar is the son of Raja Rajamannar, an executive officer of the company. In 2021, Bhargav Rajamannar earned $160,000 in base salary and bonus. He participates in employee benefit plans and programs generally made available to employees of similar responsibility levels, and his compensation is consistent with the total compensation provided to other employees of the same level with similar responsibilities. Bhargav Rajamannar’s role is not within his father’s reporting line, and, therefore, Raja Rajamannar does not participate in any performance or compensation discussions related to his son.
In 2022, the company made a $20 million capital commitment to BnZ, a venture targeting growth equity investments related to climate change that was formed by General Atlantic in July 2021. Ajay Banga, our former CEO and former Executive Chairman, serves as Vice Chairman of General Atlantic and formerly was an advisor to BnZ.
Additional board service requirements
Our certificate of incorporation, by-laws and Corporate Governance Guidelines provide additional requirements for service as a Board member, as well as limited membership for “Industry Directors” (as described below) and officers or employees of Mastercard or any of its subsidiaries (management directors).

Provision	Description
Requirements for service
Only 36% of our Board may be Industry Directors, directors who either currently or during the prior 18 months have an affiliation or relationship (including as a director, officer, employee, or agent, or any material business relationship) with any entity (and any of its affiliates) that on or after May 30, 2006 was or becomes a Class A (or principal) or affiliate member of Mastercard International or a licensee of its brands, or with any operator, member or licensee of any general purpose payment card system (or any affiliates of any such entity) that competes with Mastercard.
In addition, no director can:
•    either currently or during the prior three years have an affiliation or relationship (including as a trustee, officer, employee or agent, or any material business relationship) with Mastercard Foundation or
•    be a director, regional board director, officer, employee, or agent of or represent an entity (or an institution that is represented on any board of such an entity) that owns and/or operates a payment card program that is competitive with any of Mastercard’s comparable card programs.

Industry Directors and other composition requirements
•    At least 64% of the Board must be determined by the Board not to be Industry Directors (directors with the types of relationships described above).
•    The total number of non-Industry Directors and non-management directors must be at least two greater than the number of Industry Directors and management directors.
•    Up to one-third of the members of each of the Audit Committee, the HRCC and the NCG may be Industry Directors.
•    No more than one Industry Director may serve on the NCG.
•    The Board has deemed Messrs. Bracher, Davis, Talwar and Tai to be Industry Directors.

Quorum	A majority of the directors in office, provided that a majority of the directors present are neither Industry Directors nor management directors, constitutes a quorum.
Vacancies	Vacancies are to be filled only by a vote of the majority of the directors then in office who are not Industry Directors.
Nominations	Industry Directors cannot participate in nominating or selecting directors.

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Director compensation
Mastercard's director compensation is primarily composed of cash and equity-based compensation. The company sets compensation for non-employee directors competitively and in light of the time commitment and prior experience levels expected of directors. Each year, the HRCC’s independent consultant, FW Cook, reviews Mastercard’s director compensation levels relative to market data (the same peer companies used for benchmarking and for setting executive compensation). The HRCC recommends the form and amount of director compensation, which is determined by the Board.
As management directors of the company, neither Mr. Banga nor Mr. Miebach received compensation for Board service.
2021 director compensation
In December 2020, the Board established an annual retainer for the Lead Independent Director position effective January 1, 2021. In June 2021, the Board approved certain changes to director compensation proposed by the HRCC that were developed in consultation with the HRCC’s independent consultant and became effective July 1, 2021.
The following table describes the components of 2021 director compensation:

Annual compensation for Board service
Role	Cash	Equity
Non-employee directors	$100,000	$235,000
Lead Independent Director	$150,000	$235,000

Additional compensation for committee service
Committee	Chair	Non-chair
Audit	$35,000	$17,500
HRCC	$30,000	$15,000
NCG	$25,000	$12,500
Risk Subcommittee	$25,000	$12,500
Cash compensation is paid in advance in January for the first half of the year and in arrears in December for the second half of the year. The annual retainer and any committee retainer fees are prorated for partial year Board or committee service. Under the Mastercard Incorporated Deferral Plan, US non-employee directors are eligible to defer all or part of their cash compensation into a non-qualified deferred compensation arrangement. Directors who elect to defer cash compensation receive earnings on their deferrals based on investment elections. None of the investment options provides returns considered to be above-market or preferential.
Annual stock grants are awarded upon a director's election on the date of the annual meeting of stockholders, are immediately vested with a four-year transfer restriction, and are in the form of restricted stock or deferred stock units (DSUs). Each director selects the form of his or her award during an annual election process. Directors elected to the Board outside of the annual meeting of stockholders are granted a prorated equity award.
Non-employee directors are eligible to have Mastercard make matching gift contributions of up to $15,000 annually to eligible charities in the name of the director. In addition, non-employee directors are eligible to have Mastercard make contributions up to $5,000 to a charity of their choice to match director contributions to Mastercard’s Political Action Committee. Directors are reimbursed for expenses related to attending Board and committee meetings.
Director stock ownership guidelines
Each non-employee director is expected, within six years of joining the Board, to accumulate an ownership position in our stock equal to five times the applicable annual cash retainer. All current non-employee directors have holdings that exceed the guidelines’ recommended ownership level except for Messrs. Bracher and Talwar, who are new to the Board and have not yet reached their guideline compliance date.
2022 director compensation
In November 2021, in connection with the Board leadership change described on pg 37, the Board established an annual cash retainer of $187,500 and equity retainer of $322,500 for the Board Chair, effective January 1, 2022.

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CORPORATE GOVERNANCE

2021 total director compensation
The following table summarizes the total compensation earned in 2021 by each of our current non-employee directors, except for Mr. Talwar who joined the Board in April 2022:

Name	Fees earned or paid in cash ($)	Stock awards ($) [1]	All other compensation ($) [2]	Total ($)
(a)	(b)	(c)	(d)	(e)
Merit E. Janow, Board Chair[3]	192,500	235,141	12,500	440,141
Candido Bracher[4]	33,333	196,219	—	229,552
Richard K. Davis	130,000	235,141	—	365,141
Steven J. Freiberg[5]	148,750	235,141	—	383,891
Julius Genachowski[6]	131,458	235,141	10,841	377,440
Choon Phong Goh	112,500	235,141	—	347,641
Oki Matsumoto	115,000	235,141	—	350,141
Youngme Moon[7]	121,250	235,141	—	356,391
Rima Qureshi	117,500	235,141	—	352,641
José Octavio Reyes Lagunes[8]	114,792	235,141	—	349,933
Gabrielle Sulzberger	130,000	235,141	20,000	385,141
Jackson Tai[9]	142,500	235,141	20,000	397,641
Lance Uggla[10]	126,250	235,141	—	361,391
1Amount represents the aggregate grant date fair value calculated in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 excluding the effects of estimated forfeitures in connection with all stock awards granted to Board members in 2021. The share price used for converting the grant made on June 22, 2021, the date of the 2021 annual meeting of stockholders, was the closing price of our common stock on the NYSE on that date ($378.04 per share). The share price used for converting the grant made on September 17, 2021 to Mr. Bracher was the closing price of our common stock on the NYSE on that date ($343.04 per share). Awards for Mr. Reyes, Mr. Goh, Mr. Tai, Mr. Genachowski, Mr. Uggla, Ms. Qureshi and Ms. Moon represent 622 shares of restricted stock per director. Awards to Mr. Freiberg, Ms. Janow, Mr. Matsumoto, Mr. Davis and Ms. Sulzberger represent 622 DSUs per director. The award to Mr. Bracher represents 572 DSUs. All stock awards, including restricted stock, are subject to a minimum four-year transfer restriction.
2Amount represents company-paid charitable matching contributions.
3Ms. Janow served as lead independent director in 2021. On January 1, 2022 Ms. Janow assumed the role of Board Chair.
4Mr. Bracher joined the Board in September 2021.
5Mr. Freiberg left the HRCC and began earning a cash retainer related to service on the Risk Subcommittee in July 2021.
6Mr. Genachowski joined the Audit Committee and began earning a cash retainer related to service on the Risk Subcommittee in July 2021.
7Ms. Moon began earning a cash retainer related to service on the Risk Subcommittee in July 2021.
8Mr. Reyes joined the NCG Committee and left the HRCC in June 2021.
9Mr. Tai began earning a cash retainer related to service on the Risk Subcommittee in July 2021.
10Mr. Uggla joined the HRCC in June 2021.

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The following table further describes the fees paid in cash to each non-employee director for 2021, as shown in column (b) of the above table:

Name	Annual retainer ($)	Audit Committee retainer ($)	HRCC retainer ($)	NCG Committee retainer ($)	Risk Subcommittee retainer ($)	Fees earned or paid in cash ($)
Merit E. Janow, Board Chair	150,000	17,500	—	25,000	—	192,500
Candido Bracher[1]	33,333	—	—	—	—	33,333
Richard K. Davis	100,000	—	30,000	—	—	130,000
Steven J. Freiberg[2]	100,000	35,000	7,500	—	6,250	148,750
Julius Genachowski[3]	100,000	10,208	15,000	—	6,250	131,458
Choon Phong Goh	100,000	—	—	12,500		112,500
Oki Matsumoto	100,000	—	15,000	—	—	115,000
Youngme Moon[4]	100,000	—	15,000	—	6,250	121,250
Rima Qureshi	100,000	17,500	—	—	—	117,500
José Octavio Reyes Lagunes[5]	100,000	—	7,500	7,292	—	114,792
Gabrielle Sulzberger	100,000	17,500	—	12,500	—	130,000
Jackson Tai[6]	100,000	17,500	—	12,500	12,500	142,500
Lance Uggla[7]	100,000	17,500	8,750	—	—	126,250

1Mr Bracher joined the Board in September 2021.
2Mr. Freiberg left the HRCC and began earning a cash retainer related to service on the Risk Subcommittee in July 2021.
3Mr. Genachowski joined the Audit Committee and began earning a cash retainer related to service on the Risk Subcommittee in July 2021.
4Ms. Moon began earning a cash retainer related to service on the Risk Subcommittee in July 2021.
5Mr. Reyes joined the NCG Committee and left the HRCC in June 2021.
6Mr. Tai began earning a cash retainer related to service on the Risk Subcommittee in July 2021.
7Mr. Uggla joined the HRCC in June 2021.

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Sustainability
03

We recognize that Mastercard thrives when economies thrive, and a successful economy is sustainable only when it is inclusive and when prosperity is shared. By conducting business in an open and transparent way, advancing inclusive growth, building an inspired workforce and being good stewards of the environment, we are building a sustainable world that unlocks priceless possibilities for all.

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SUSTAINABILITY
Sustainability governance
Sustainability at Mastercard is driven from the top by our Board of Directors and CEO and is embedded in every level of our company.

Board of Directors
Because sustainability is part of our strategic thinking, the full Board oversees certain sustainability matters, including financial inclusion, privacy and cybersecurity, directly as part of both regular market reviews of geographic areas and strategic reviews of the business. In 2021, our five-year Environmental, Social and Governance (ESG) strategy was presented to the Board of Directors. The Board also reviews talent matters annually.

All three Board committees also oversee discrete sustainability matters from a strategic and risk-management perspective.

Nominating and Corporate
Governance Committee

Oversees policies and monitors programs related to sustainability issues such as:
•Environmental stewardship
•Human rights
•Inclusion and diversity
•Public policy activities

Audit Committee

Discusses ethics and compliance and receives regular reporting regarding business risks and opportunities, including the following sustainability issues:
•Information security, including cybersecurity
•Tax policies, strategies and exposures
•Data privacy and data protection

Human Resources and Compensation Committee
Discusses our people and culture regularly, including:
•Talent management
•Key diversity initiatives
•Compensation, benefit plans and human resources
•Executive and director compensation
•Succession planning

Senior management
Our senior management works together to advance our global sustainability efforts across the organization. In 2021, we established an ESG Executive Steering Committee composed of leaders from our major business units and support functions to provide greater leadership, coordination and coherence on ESG issues.
Our Executive Vice President of Sustainability and the Chief Sustainability Officer are tasked with developing sustainability milestones and working with business units to leverage them as enterprise-wide drivers of growth. The Executive Vice President of Sustainability reports to the President of Strategic Growth, who reports directly to the CEO. The Sustainability function, including the President of Strategic Growth, reports regularly to the Board and the relevant committees on sustainability matters.

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SUSTAINABILITY
Environment, Social and Governance assessment
As part of our cadence of refreshment, in 2020, we conducted a formal ESG assessment that captured the views of internal and external stakeholders on Environmental, Social and Governance topics. These formal assessments, which incorporate the research and guidance provided by the Global Reporting Initiative (GRI) and the Sustainability Accounting Standards Board (SASB), ensure that our ESG efforts prioritize key areas of impact that are important to our external stakeholders and our long-term business success. In the interim years between formal assessments, we refresh the results each year, as needed.

Our assessment identified the most relevant ESG issues for Mastercard

Environment •Operational environmental footprint: Net- Zero •Climate resilience: Task Force on Climate-related Financial Disclosures •Environmental products and solutions
Social

•Financial inclusion
•Data responsibility, privacy and security
•Diversity, equity and inclusion
•Responsible sourcing and supplier diversity
•Talent recruitment, retention and well-being
•Community support, development and resilience
•Consumer financial literacy
•Human rights

Governance •Ethical business practices/fair customer treatment •Risk management •Executive compensation and incentives •Board structure and compensation •Policy engagement and lobbying
Stakeholder engagement
We continuously engage with stakeholders to better understand their views and sustainability concerns. This diverse engagement is designed to ensure we are prioritizing issues that are important to both our stakeholders and our long-term business success.

•Employees •Stockholders •Financial institutions, merchants and consumers •Suppliers	•Governments and regulators •International organizations •Community and non-governmental organizations

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2021 highlights

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SUSTAINABILITY

The following 2021 highlights reflect how we’re driving this commitment for our people, for the planet and for expanded prosperity for all.

Our people strategy - fueling Mastercard’s success, positioning us as a global technology company, a recognized workplace and a celebrated brand
•We recognize the changing, diverse needs of our employees and prospective employees and have adopted new policies regarding how, where and when people work. We continue to explore new flexibility and well-being offerings, introducing four “work from elsewhere” weeks annually, quarterly meeting-free days and end-of-week flextime year round.
•We evolved our talent acquisition model to introduce “always on” sourcing and deployment capabilities to ensure we have a continuous flow of talent with the right skills to execute our business strategy.
•As many of our locations officially reopened to staff during 2021, we enhanced safety measures and promoted social distancing to maintain a safe and healthy workspace, using data, science and government guidelines to guide all of our decisions. Throughout the pandemic, the health and well-being of our people continue to be our key priority.
•We expanded our pro bono, purpose-based development opportunities to our employees, connecting their skills and expertise with our non-profit partners. Since 2020, we have engaged more than 1,000 employees globally across three signature social impact programs.
•Unlocked, our recently introduced AI-driven opportunity marketplace provides a platform for employees to develop their own career, participate in gig-style project work and take part in dynamic mentoring opportunities.
•In addition, in 2021, we have remained focused on gender equality. Based on our most recent annual pay equity analyses, female employees earn equal pay for equal work: $1.00 for every $1.00 male employees earn. Additionally, globally, the median pay for women as of September 2021 is 93.0% of the median for men.

Responsibly managing our environmental footprint and activating collective action to preserve the environment through solutions
•Accelerated our commitment to reach net-zero by 2040, building on our existing commitments to reduce greenhouse gas emissions aligned with a 1.5-degree Celsius climate trajectory.
•Leveraged the Priceless Planet Coalition to engage over 85 global partners to support the effort of restoring 100 million trees by 2025.
•Integrated the Mastercard Carbon Calculator across our global network, enabling banks to help consumers see their estimated carbon footprint and understand the environmental impact of their spending.
•Continued to equip businesses and their consumers with certified sustainable card materials that promote reduction of use of first-use PVC by working with 199 financial institutions in 57 countries to develop cards made from eco-friendly materials. At the end of 2021, there were 60 million Mastercard-branded sustainable cards, up from 10.7 million in 2020.
•Launched the Sustainability Innovation Lab, an innovation hub that focuses exclusively on sustainability-oriented products and solutions.
•Continued to align with the Task Force on Climate-Related Financial Disclosures (TCFD) recommendations and increased our transparency in 2021.

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Powering an inclusive and secure digital economy that benefits everyone, everywhere

•Doubled our broader commitment from 500 million to 1 billion more individuals included in the financial mainstream and reached over 675 million toward our 1 billion objective.
•Advanced our financial inclusion goal by adding 25 million micro and small businesses to the digital economy since 2020, reaching 50% of our goal of adding 50 million merchants by 2025.
•We expanded our pro bono, purpose-based development opportunities to our employees, connecting their skills and expertise with our non-profit partners. Since 2020, we have engaged more than 1,000 employees globally across three signature social impact programs.
•Provided solutions to 18 million women - owned or led small businesses, pushing us to 73% of our goal of 25 million by 2025.
•Expanded our City Key program, which promotes financial inclusion solutions, to help our government partners scale and provide financial support for more than 2.4 million people in 2021.
•Grew our investments in community development financial institutions, offering relief to small businesses as the pandemic continued.

•For more about our Small Business Response: https://www.mastercard.us/en-us/business/overview.html
•For more about our Environmental Stewardship: https://www.mastercard.us/en-us/vision/corp-responsibility/sustainability.html
•For more about our In Solidarity commitments and action: https://www.mastercard.com/news/perspectives/featured-topics/solidarity-in-action/

We invite you to visit our website (https://www.mastercard.us/en-us/vision/corp-responsibility.html) to read our Sustainability Report and to learn more about our commitment to being a force for good.

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DIVERSITY, EQUITY AND INCLUSION

Diversity, Equity and Inclusion
04
“An inclusive workplace that champions positive social impact inside and outside of its walls is not a nice-to-have — it’s a necessity.

DEI, if done right, can help organizations fully harness the power of their greatest asset — their people — to meet and exceed business goals and customer expectations. DEI is a refinement exercise and will take a good company to one that is great.”

–Randall Tucker, Chief Inclusion Officer

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Diversity, Equity and Inclusion
Mastercard invests in diversity, equity and inclusion (DEI) because we know people thrive when they feel they belong, their ideas are valued and they are treated fairly. Being a force for good is embedded in our DNA — to unlock potential for our employees, our communities and our business. It anchors our values-based culture and encompasses our major strategic commitment to drive financial inclusion in markets around the world. We are committed to creating a global corporate environment where all people are treated equally and fairly and have equal access to opportunities and advancement. We want a workforce and management and leadership teams that reflect the identities, experiences and perspectives of the more than 210 countries and territories we serve.
Inclusion at Mastercard starts at the top. Our Board demands accountability to ensure that our culture of decency is world class. Our Chief Inclusion Officer regularly meets with the CEO and the Management Committee and presents progress updates to the Board, allowing our Board to have direct involvement and bring its diverse perspectives on current topics, internally and externally, as we continue to grow as an organization. Our Human Resources and Compensation Committee also regularly reviews our people strategy and culture, as well as related risks, and our Board of Directors reviews this annually.
Every quarter, the company’s Management Committee sets aside time to discuss inclusion, culture and how we are moving the needle on leadership programs, talent initiatives, regional plans, improvements in workforce diversity and efforts driven by our nine Business Resource Groups (BRG), which are our employee affinity groups. Approximately one-third of our workforce is affiliated with one or more BRGs.
The Management Committee engages throughout the year, talking about diversity, equity and inclusion during department town halls, acting as BRG executive sponsors or mentors and helping ensure that all of Mastercard’s diverse talent have the opportunity to be fulfilled by their career.
Building on plans laid in 2020, we put into action our Regional Inclusion Action Plans across all five Mastercard regions, as well as Functional Inclusion Plans in six of our business areas in 2021. The approach is global in nature, and includes a collaboration among the regional presidents, local People and Capabilities leads and other key stakeholders along with global DEI to adapt and tailor efforts that pull from best practices and themes at the global level to meet focus areas and priorities that are relevant locally.
We understand there is still much work to be done around the world. Progress will come at a different pace in different places. While issues may vary by business or geography, we know what matters is to keep making progress.

We are moving toward pay equity across all measures.
Based on our most recent annual pay equity analysis as of September 2021:
•Globally, female employees earn $1.00 for every $1.00 male employees earn
•In the U.S., employees of color earn $1.00 for every $1.00 white employees earn
•Globally, the median pay for women is 93.0% of the median for men
•In the U.S., the median pay for employees of color is 92.6% of the median for white employees

For more information, see our DEI report at https://www.mastercard.com/inclusion

In Solidarity, a company-wide initiative, was created in 2020 to stand against racism and advance equal opportunities for all. For more information, see https://www.mastercard.com/news/perspectives/featured-topics/solidarity-in-action/

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MANAGEMENT COMMITTEE

Management Committee
Our Board of Directors oversees and approves the company’s long-term strategy. Under the Board’s oversight, the Management Committee implements the company’s strategic direction. The Management Committee consists of our executive officers and additional members of management.	05

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MANAGEMENT COMMITTEE
Management Committee members
Our executive officers are identified below by boldface type.

Name	Title
Mark Barnett	President, Europe
Ajay Bhalla	President, Cyber & Intelligence Solutions
Ann Cairns	Vice Chairman
Gilberto Caldart	Vice Chairman of Senior Client Partnerships and Relationships
Dimitrios Dosis	President, Eastern Europe, Middle East and Africa
Carlo Enrico	President, Latin America and Caribbean
Jennifer Erickson	Executive Vice President, Communications
Michael Fiore	Executive Vice President, Strategy, Innovation and Product Development
Michael Fraccaro	Chief People Officer
Michael Froman	Vice Chairman and President, Strategic Growth
Ron Green	Chief Security Officer
Sherri Haymond	Executive Vice President, Global Digital Partnerships
Francis Hondal	Advisor, Loyalty
Linda Kirkpatrick	President, North America
Jorn Lambert	Chief Digital Officer
Hai Ling	Co-President, International Markets
Raghu Malhotra	Co-President, International Markets
Edward McLaughlin	President, Operations and Technology

Name	Title
Sachin Mehra	Chief Financial Officer
Carlos Menendez	President, Enterprise Partnerships
Michael Miebach	President and CEO
Ken Moore	Chief Innovation Officer
Tim Murphy	Chief Administrative Officer
Jennifer Rademaker	Executive Vice President, Global Customer Delivery
Raja Rajamannar	Chief Marketing & Communications Officer and President, Healthcare
Ari Sarker	President, Asia Pacific
Kush Saxena	Executive Vice President, U.S. Merchants and Acceptance
Andrea Scerch	President, Consumer Products and Processing
Raj Seshadri	President, Data & Services
Satvinder Singh	Executive Vice President, Advisors Business Development
Shamina Singh	President, Mastercard Center for Inclusive Growth and Executive Vice President, Sustainability
Jess Turner	Executive Vice President, Open Banking and Mastercard Developers
Greg Ulrich	Executive Vice President, Strategy, Corporate Development and M&A
Rich Verma	General Counsel and Head of Global Public Policy
Craig Vosburg	Chief Product Officer
Chad Wallace	Executive Vice President, B2B Solutions

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Executive officers Information about our executive officers may be found in our 2021 Form 10-K.
Our Management Committee members have diverse perspectives.

25%	42%	36%
9 Management Committee members identify as women	15 Management Committee members identify as racially or ethnically diverse	13 Management Committee members are located in non-U.S. offices

	53	10+
Our Management Committee members hail from 11 countries across 5 continents	Average age of Management Committee members	Unique industry work experience, including: Retail Energy Government Automotive Healthcare

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EXECUTIVE COMPENSATION

	Executive compensation
06	This section describes our executive compensation program for 2021 and certain elements of the 2022 compensation program for our named executive officers.

	CD&A Table of Contents

	Executive summary	67	2022 compensation decisions	88

	Our executive compensation program	73	Additional compensation program features and policies	89

	Other elements of compensation	84	Compensation Committee report	91

	Annual compensation decision-making participants and process	85	2021 compensation tables	92

	Peer group	87

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EXECUTIVE COMPENSATION

Proposal 2: Advisory approval of Mastercard’s executive compensation	The Board unanimously recommends that stockholders vote FOR the advisory approval of our executive compensation as disclosed in this proxy statement
We are asking stockholders to approve an advisory (non-binding) resolution on the compensation of our Named Executive Officers (NEO). Our compensation and benefit programs are significantly performance-based and are designed to attract, retain and motivate our NEOs, who are critical to our success, and to align their interests with those of our stockholders. Our Board continues to believe that our executive compensation program and policies are effective in achieving these core principles.
The HRCC routinely reviews the compensation and benefit programs for our NEOs to ensure that they achieve the desired goals of closely aligning our executive compensation with performance and with our stockholders’ interests. These reviews have resulted in a number of changes over the last several years.
We are asking stockholders to indicate their support for our NEO compensation as described in this proxy statement. This proposal, commonly known as a say-on-pay proposal, gives stockholders the opportunity to endorse or not endorse our executive compensation program. This vote is not intended to address any specific item of compensation but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking stockholders to vote FOR the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to Mastercard’s named executive officers, as disclosed in this proxy statement pursuant to the SEC rules, including the compensation discussion and analysis, compensation tables and any related narrative discussion, is hereby approved.”
Because this vote is advisory, it will not be binding on Mastercard, the Board or the HRCC. However, the Board and the HRCC value the opinions of our stockholders and will review and consider the voting results when considering our executive compensation program.
Our Board has determined to hold annual say-on-pay advisory votes. Unless the Board determines otherwise, the next say-on-pay advisory vote will be held at our 2023 annual meeting of stockholders.

For an understanding of our executive compensation program and, in particular, the changes we made this year, we strongly encourage you to read:
•    “Compensation discussion and analysis” (pgs 67-91)
•    Summary Compensation Table and additional compensation tables (pgs 92-107)

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EXECUTIVE COMPENSATION
Compensation discussion and analysis

This Compensation Discussion and Analysis (CD&A) describes Mastercard’s executive compensation program for 2021, as well as certain elements of the 2022 program for our NEOs, who are listed below and appear in the Summary Compensation Table on pg 92.

Named executive officers	Role
Michael Miebach	President and Chief Executive Officer
Sachin Mehra	Chief Financial Officer
Ajay Banga*	Executive Chairman
Craig Vosburg	Chief Product Officer
Michael Froman	Vice Chairman and President, Strategic Growth
* Mr. Banga retired as Executive Chairman on December 31, 2021 and will serve as a consultant through the end of 2022.
Executive summary
2021 say-on-pay advisory vote on executive compensation and stockholder engagement

Each year, Mastercard provides stockholders with a say-on-pay advisory vote on its executive compensation program. In 2021, we also engaged with stockholders to explain the Human Resources and Compensation Committees’ (HRCC) decisions with respect to 2020 compensation in response to the COVID-19 pandemic and to understand stockholders’ perspectives on our executive compensation program and policies, as well as their general views on our pay structure and organization.

We actively engaged with stockholders owning approximately 45% of our stock.
Last year, our outreach efforts, which in many cases included our HRCC Chair and Lead Independent Director occurred in the spring leading up to our annual meeting and again in the fall after our annual meeting. We actively engaged with stockholders owning approximately 45% of our stock.

As is the case each time we engage, the directors found investors’ feedback to be candid and robust across a wide range of topics. The Committee continues, as always, to consider investor feedback in making decisions related to our executive compensation programs.
At our 2021 annual meeting of stockholders, more than 75% of votes cast for the say-on-pay proposal were in favor of our executive compensation program and policies. Even though this result indicates significant stockholder support for our executive compensation program and practices, it represents a decline in support from the 95+% level of stockholder support we received in prior years. Based on stockholder feedback, investors generally support the design and structure of our executive compensation programs and were concerned primarily about modifications made to our executives’ long-term incentive plan targets under the 2018 Performance Share Unit (PSU) awards.

Investors acknowledge the importance of attracting, retaining and engaging the leadership talent required to execute the company’s business strategy.
While investors were usually not prescriptive about compensation practices, they felt such modifications should be considered only in extraordinary circumstances and within relatively narrow limits. Investors acknowledge the importance of attracting, retaining and engaging the leadership talent required to execute the company’s business strategy.

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EXECUTIVE COMPENSATION

What we heard from investors	How we responded
Executive retention was a key focus	We successfully retained our top executives during 2021
Alignment with stockholder experience valued	We utilize a relative Total Shareholder Return (TSR) modifier in our PSU program to enhance the link and alignment between stockholders and employees
The need to provide flexibility under the PSU program to accommodate unexpected volatility was acknowledged
•Replaced the three-year compound annual growth rate targets for the financial components of the program with three individually set annual targets established at the onset of the three-year performance period expressed as a growth rate over the previous year’s actual result
•Eliminated the design feature that automatically adjusts targets based on the variance between forecasted and actual Personal Consumption Expenditure (PCE) over the three-year performance period
•Instituted a financial metric payout cap that limits the number of shares earned for financial performance to 100% of the target if performance against the three individually established growth targets yields an above target payout while the three-year compound annual growth rate goal for each metric is not achieved
•Continue to use a three-year relative TSR modifier to ensure alignment with stockholder value

Fairness in application of discretion desired	We made a downward adjustment of -12 percentage points to the strategic performance aspect of the corporate score with respect to 2021 compensation
Adjustments should be considered only in extraordinary circumstances	Performance targets under the 2019 PSUs were not modified
ESG modifier well-received	ESG modifier expanded to all employees and further refined with respect to environmental aspect
As described in our 2021 proxy statement and supplemental filings, the HRCC believes the actions it took to modify performance targets under the 2020 annual bonus plan and 2018 PSU plan in response to the COVID-19 pandemic were reasonable to ensure employees were rewarded appropriately for operational performance within their control, particularly in consideration of superior stockholder returns over the three-year period ending December 31, 2020. We understand, however, the concerns of our stockholders related to these actions and have carefully considered their views in determining performance and pay outcomes under COVID-19 impacted incentive plans, including our 2019 PSUs, and designing our 2022 programs.

The performance targets under the 2019 PSUs were not modified.
Based on actual performance over the three-year performance period, the 2019 PSUs were forfeited. The performance targets under the 2019 PSUs were not modified, though they were similarly impacted by COVID-19 as the 2018 PSUs (see pg 82 for more information).

Additionally, beginning in 2022, we revised our PSU program to improve its durability in increasingly volatile markets and reduced the role of potential modifications that might otherwise be considered to align pay with reasonably controllable operating performance in the future, including:
•Replaced the three-year compound annual growth rate targets for the financial components of the program with three individually set annual targets established at the onset of the three-year performance period expressed as a growth rate over the previous year’s actual result
•Eliminated the design feature that automatically adjusts targets based on the variance between expected and actual PCE over the three-year performance period
•Instituted a financial metric payout cap that limits the number of shares earned for financial performance to 100% of the target if performance against the three individually established growth targets yields an above-target payout while the three-year compound annual growth rate goal for each metric is not achieved
(For more information on 2022 PSU program changes, see pgs 81 and 83.)

We believe these actions reflect stockholder feedback and create a more sustainable alignment of stakeholder interests, including those of our stockholders and our employees against the backdrop of continuing economic fluctuations and accelerating human capital concerns.

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Leadership transition

On January 1, 2021, Mr. Miebach succeeded Mr. Banga as CEO, at which time Mr. Banga became Executive Chairman as part of our carefully planned leadership transition. Mr. Banga’s primary responsibilities as Executive Chairman included:
•facilitating a smooth transition from a CEO and Executive Chairman management structure to a CEO and Non-Executive Chairman structure;
•maintaining key relationships with external stakeholders, such as clients and regulators;
•managing and presiding over Board meetings;
•overseeing the adequacy of information available to directors, including by ensuring the Board oversees key developments and issues critical to the company;
•facilitating effective communication between the Board and our stockholders, including by, among other things, presiding over the annual meeting, and any special meetings, of stockholders;
•working with the Lead Director, CEO and Corporate Secretary to set Board meeting agendas; and
•providing advice and counsel to the CEO.

As a management director, Mr. Banga was not compensated for his Board service.

In determining Mr. Banga’s 2021 compensation, the HRCC reduced his total compensation by 37% (as shown in the Summary Compensation Table on pg 92) and maintained shareholder alignment by providing the majority of his compensation as performance-based long-term incentives. Additionally, Mr. Banga was not eligible for a bonus in 2021 and continued to significantly exceed the stock ownership requirements.

Mr. Banga retired from the company on December 31, 2021. The Board decided it would be in the best interests of stockholders to retain Mr. Banga as a consultant through the end of 2022. The Board determined that the protracted length of the pandemic had continued to adversely restrict executives’ ability to transition important stakeholder relationships. Mr. Banga will continue to transition his relationships with these key clients and influencers around the world to Mr. Miebach through the end of 2022.

In this arrangement, Mr. Banga, serving as a consultant, will receive $3 million plus reasonable expenses to complete this part of the leadership transition plan. This consulting arrangement terminates on December 31, 2022.

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EXECUTIVE COMPENSATION
2021 financial and operational highlights
The following are our key financial and operational highlights for 2021, including growth rates over the prior year:

GAAP
Net revenue		Net income		Diluted EPS
$18.9B		$8.7B		$8.76

up	23%	up	35%	up	38%

NON-GAAP[1] (currency-neutral)
Net revenue		Adjusted net income		Adjusted diluted EPS
$18.9B		$8.3B		$8.40

up	22%	up	28%	up	30%

Gross dollar volume (local currency basis)		Cross-border volume growth (local currency basis)	Switched transactions
$7.7T			112.1B
		up 32%
up	21%		up 25%
1    Non-GAAP results exclude the impact of gains and losses on equity investments, Special Items and/or foreign currency. Refer to the Appendix for the reconciliation to the most direct comparable GAAP financial measures and our reasons for presenting them.

Annualized total shareholder return

Mastercard	Peer group median	S&P 500

Source: FactSet

Capital returned to stockholders in 2021			Cash flow from operations

Total	Repurchased shares	Dividends	2021
$7.6B	$5.9B	$1.7B	$9.5B

Stock price growth since IPO
Mastercard’s historically strong performance has resulted in the substantial appreciation of our stock price from a split-adjusted per share price of $3.90 at the time of our initial public offering in May 2006 to a closing stock price of $359.32 per share as of December 31, 2021.
As discussed in this CD&A, in considering program design and individual pay decisions in 2021, the HRCC carefully considered this performance, as well as the interests of all stakeholders, including our stockholders.

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How pay aligns with our culture, strategy and financial results
As described in more detail on pg 74, both the structure of our compensation program and individual pay decisions are designed to support our long-term business strategy, which we believe will ultimately create value for our stockholders and other key stakeholders, including our employees, customers, consumers and the communities in which we operate.
We grow, diversify and build our business through a combination of organic and inorganic strategic initiatives, which are enabled by our brand, data, technology and, most of all, our people. Our ability to attract, retain and engage the exceptional talent needed to execute our business strategy is greatly enhanced by our pay practices. Our executive compensation program is designed in close alignment with our cultural, strategic and financial metrics as described in the following chart:

Performance dimension	Cultural alignment	Strategic alignment	Financial alignment

Annual bonus plan

Corporate financial results		Financial metrics and goals set in relation to business drivers in each strategic pillar – grow core, diversify offerings and build on new opportunities	Annual top-line and profitability results (net revenue and net income)
Corporate ESG modifier (new for 2021)	Commitment to sustainability, financial equity and equality	Positioning the company for long-term growth opportunities to create an inclusive and sustainable digital economy
Corporate strategic performance modifier	Commitment to decency, inside and outside of Mastercard	Operational objectives in each strategic pillar and enablement areas
Individual performance (IPF)	Performance evaluated against the Mastercard values	Performance measured against core strategic objectives appropriate to role	Key financial results appropriate for executive’s role

Long-term incentive plan

Individual performance	Grant based on potential to grow and lead in alignment with Mastercard values and to assume increasing levels of responsibilities in connection with strategic/financial priorities

Corporate financial results (PSUs)		Generally, financial metrics and goals aligned to external multi-year guidance	Balances incentives to drive fundamental financials and stock price appreciation
Relative TSR modifier (PSUs)	Combination of cultural, strategic and financial priorities drives sustainable, long-term stockholder value
Absolute stock price appreciation (PSUs, RSUs and stock options)

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EXECUTIVE COMPENSATION
Positive pay practices
The HRCC and management regularly review our compensation and benefit programs. Accordingly, we have adopted a number of practices over the last several years that affect our executive compensation program:

What we do
Pay for performance
Align executive compensation with stockholder returns through long-term incentives
Reinforce the importance of sustainability by linking annual incentive compensation to ESG metrics
Maintain significant stock ownership requirements and guidelines, as well as a post-vest holding period on PSUs
Use appropriate peer groups when establishing competitive compensation
Review management succession and leadership development programs
Reward individual performance but with limits that cap individual payouts in executive incentive plans
Regularly assess compensation programs to mitigate undue risk taking by executives
Mandate “double-trigger” provisions for all plans that contemplate a change in control
Maintain robust clawback and equity award forfeiture policies
Retain an independent compensation consultant
Hold an annual say-on-pay advisory vote

What we don’t do
No hedging or pledging of Mastercard stock
No excise tax gross-ups for executive officers
No tax gross-ups, other than under our global mobility programs
No repricing stock options
No new evergreen employment agreements
No dividend equivalents on unvested equity awards
No guaranteed annual salary increases or bonuses
No granting of discounted or reload stock options
No spring loading of equity grants

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Our executive compensation program
Executive compensation philosophy
Mastercard’s executive compensation program is designed to support our strategic objectives to grow, diversify and build our business and to attract, motivate and retain our executives, who are critical to Mastercard’s long-term success. Our executive compensation program is based upon and designed to address three core principles:

Align the long-term interests of our executives with stockholders	Our compensation program strongly aligns the interests of our executives with long-term stockholder value through the use of equity compensation, which is largely long term in nature.
Pay for performance	The majority of the compensation of our CEO and other NEOs is variable and at-risk and tied to pre-established goals linked to financial, strategic and cultural objectives designed to create long-term stockholder value and drive our objectives to grow, diversify and build our business.
Pay competitively
Each year, the HRCC assesses the competitiveness of total compensation levels for executives to enable us to successfully attract, retain and motivate top executive talent. Total compensation is generally established within a range around the median of market-competitive levels.

Our HRCC, composed solely of independent directors, is responsible for the oversight of our executive compensation program and determines the compensation to be paid to our executive officers. The program is designed to attract, retain and motivate senior executives to achieve financial and strategic results that create sustainable value for stockholders, primarily through grants of long-term equity awards rather than annual cash compensation. While our incentive programs are substantially formulaic, the HRCC retains discretion to make adjustments to ensure that compensation appropriately reflects operating performance that is reasonably within our control and to achieve desired talent management objectives, including the engagement and retention of leadership talent needed to execute our business strategy and create long-term value for stockholders.

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EXECUTIVE COMPENSATION
Total direct compensation (TDC) for NEOs
The primary elements of our executive compensation program consist of base salary, annual incentive and long-term incentive compensation. The elements of compensation were selected by the HRCC because it considers each element to be important in meeting one or more of the objectives of our core executive compensation principles.
The following table provides information regarding the elements of target TDC for our NEOs:

CEO	Other NEOs	Purpose	Key characteristics	Performance metrics and weightings
		•Attract and retain executives with competitive level of cash compensation	•Reviewed annually and adjusted when appropriate

•Motivate and reward executives for performance against key performance metrics during the fiscal year
•Serves as a key compensation element for rewarding annual results and differentiating performance each year

•Performance metrics and goals established by a committee of independent directors
•Payouts based on performance against financial, ESG, strategic and individual objectives
•Payouts cannot exceed 250% of an executive's target annual incentive amount
•Adjusted net income (67%) •Adjusted net revenue (33%) •ESG modifier and strategic performance adjustment
Performance share units
		•Motivate and reward executives for performance on key long-term measures •Align the interests of executives with long-term stockholder value •Retain executive talent	•Performance metrics and goals established by a committee of independent directors •Maximum payout equal to 200% of the target number of PSUs granted[1]	•Adjusted EPS (50%)[1] •Adjusted net revenue (50%)[1] •Relative TSR modifier
Restricted stock units		•Align the interests of executives with long-term stockholder value •Retain talent through significant ownership of Mastercard stock by our executives	•Vest ratably over four years •Options: max term of 10 years	•Stock price

Stock options

1    The 2021 PSU program was a unique program differing from that described above and reflecting temporary changes made in consideration of the dynamic economic environment at the time     performance metrics and goals were being established. For 2021 PSUs, financial performance will be determined by assessing our one-year EPS growth, as modified by our three-year TSR relative to the S&P 500 companies, and the maximum payout was reduced to 175% of target.

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Incentive compensation performance metrics
The business metrics used under our annual and long-term incentive programs focus on the key drivers for executing our strategy and creating and sustaining long-term stockholder value.

Adjusted net revenue	Revenue growth, both organic and through acquisitions, is critical to our success
Adjusted net income/ adjusted earnings per share (EPS)	Net income and EPS are our primary measures of profitability and capital deployment
Total shareholder return (TSR)	TSR enhances the link and alignment between stockholders and employees
As a growth company, revenue growth is of primary importance, and we include a revenue measure in both our short- and long-term incentive programs and balance it by placing emphasis on profitability in both programs.
In assessing our performance for the purpose of determining variable compensation awards, we supplement certain measures derived from our consolidated financial statements with measures that exclude the impact of foreign exchange, restructuring, litigation, acquisitions and other one-time special items.
Base salary
Base salary is the fixed portion of total direct compensation for our executive officers, including the NEOs. The base salary for each NEO is approved by the HRCC based on various factors, including the peer group data for each position and the assessment of the executive officer’s contributions to Mastercard’s performance.
The base salary for each executive officer is reviewed as part of the annual compensation decision-making process. Increases occur, at the HRCC’s discretion, when the executive officer’s base salary is not reflective of the desired market position or when a change in responsibility or individual contributions warrants an adjustment.
As part of the year-end compensation decision-making process, with input from its independent compensation consultant, the HRCC approved a base salary increase for Michael Miebach from $750,000 to $1,000,000 in connection with his promotion to CEO, effective January 1, 2021.
Annual incentive
Annual incentive awards for our executive officers are granted under our Senior Executive Annual Incentive Compensation Plan (SEAICP). The HRCC uses the SEAICP to provide a cash incentive award to the executive officers, including the NEOs, for the attainment of annual company, business unit and individual performance objectives that are established at the start of the year (as described in the “Annual Compensation Decision-Making Participants and Process” on pg 85).
The determination of the annual incentive, or bonus, for each of our NEOs is based on our corporate score and each NEO’s individual performance factor, as shown below:

Corporate score (0%-175%)	X	Individual performance factor (0%-200%)	=	Final bonus payout (0%-250% of target)

Step one: Financial score (0%-200%) 2021 financial performance metrics and weightings: •(2/3rds) adjusted net income •(1/3rd) adjusted net revenue		Step two: ESG modifier Financial score (step one) can be adjusted within a range of up or down by 10 percentage points		Step three: Strategic performance adjustment Resulting financial and ESG modifier score (steps one and two) can be adjusted within a range of up 10 percentage points or down 20 percentage points

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EXECUTIVE COMPENSATION
Corporate score
As described below, the HRCC determined that performance under the annual incentive plan resulted in a corporate score of 135% of target, reflecting financial, ESG, and strategic performance.

Component	Score
Financial score (a)	143%
ESG modifier (b)	+4%
Strategic performance adjustment (c)	-12%
Final corporate score (a+b+c)	135%
To address the uncertain economic environment amid the continuing COVID-19 pandemic and to reward all employees, including our NEOs, for results reasonably within their control, the HRCC approved the following temporary changes to our 2021 annual incentive plan design:
1.Two discrete six-month performance periods with targets set at the beginning of each period and the performance measured based on annual results.

2.Formulaic automatic adjustments to net income and net revenue targets based on the variance between actual and forecasted PCE (from Oxford Economics) and cross-border travel data (from International Air Transport Association).
3.Reduction in maximum payout related to corporate score from 200% to 175% of target.
The HRCC used a three-step process to determine the 2021 corporate score:
•Step one (financial score): calculated based on corporate performance against rigorous and challenging financial performance goals aligned with our annual business plan. We believe adjusted net income and adjusted net revenue are the most important indicators of the successful execution of our strategy and correlate with long-term stockholder value creation.
For 2021, financial performance rebounded as detailed on pg 70 and below, and both PCE and cross-border travel were stronger than forecasted, thereby increasing the net income and net revenue targets, resulting in a financial score of 143%:

				Final 2021 performance goals[2]
Metrics	Goal weight	2020 adjusted actual	Original target[1]	Threshold (50% payout)	Target (100% payout)	Maximum (200% payout)[3]	2021 adjusted actual[4]	Score
Adjusted net income - SEAICP ($ millions)	67%	$6,556	$7,759	$7,604	$8,069	$8,535	$8,331	156%
Adjusted net revenue ($ millions)	33%	$15,460	$18,612	$18,232	$18,855	$19,478	$18,961	117%
						Financial score		143%
1    Original target reflects the sum of first and second half targets set at the beginning of each performance period prior to the automatic formulaic adjustment for variances in PCE and cross-border travel.
2    Threshold, target and maximum performance goals used to determine the 2021 financial score reflect the automatic increase to the original targets for variances in PCE and cross-border travel.
3     Although the plan permits a maximum financial score of 200% of target, the maximum corporate score (inclusive of the ESG modifier and strategic performance adjustment) was reduced to 175% of target in consideration of the temporary changes for 2021 described above.
4    Metrics shown differ from net income and net revenue under GAAP because they exclude the impact of translational and transactional activity related to foreign exchange rates and the related impact of our foreign exchange derivatives designated as cash flow hedging instruments. Adjusted net income – SEAICP also excludes gain/loss on equity investments and special items consisting of litigation provisions and a tax benefit related to U.S. tax legislation. Additionally, adjusted net income – SEAICP reflects the impact of the financial score of 143%.

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EXECUTIVE COMPENSATION
By using six-month performance periods, the HRCC was able to consider stronger than expected business results and set more difficult goals for the second half of the year than would have been established at the beginning of the year. Had we maintained our historical program design for 2021, the resulting financial score would have been 194% of target. For 2022, we removed the temporary changes approved for 2021 and returned to setting one-year performance targets, not adjusting for variances versus budgeted PCE and cross-border travel data and including a maximum payout of 200% of target for the corporate score.
•Step two (ESG modifier): based on performance against environmental, social and governance objectives established in early 2021. Actual performance against the predefined ESG metrics can adjust the financial score upward or downward within a range of 10 percentage points (ppt).
The table below illustrates performance against the 2021 ESG performance targets:

ESG metric	Weight	Target	Actual	Score
Operational Carbon neutrality	20%	Achieve carbon neutrality	Achieved carbon neutrality	No adjustment
Add new entrants to the digital economy (financial inclusion)	40%	+85 million to +95 million	+97.7 million	+4%
Closing the gender pay gap*	40%	+0.01 to +1.0 ppt	+0.6 ppt	No adjustment
Total ESG modifier				+4%
*   The gender pay gap target shown above uses a 2020 baseline pay gap of 92.4%. The resulting 2021 gender pay gap of 93.0% (+0.6 ppt) neutralizes for currency fluctuations over the measurement period by using 2020 foreign exchange (FX) rates. The baseline for the 2022 measurement period is 93.2%, which reflects 2021 FX rates.
ESG metrics were selected based on their measurability, alignment with our business strategy and culture, and executives’, including our NEOs’, ability to impact them. Like many other ESG priorities, they also align with a trend in investor (and other stakeholder) preferences for companies to take sustainability seriously and understand its importance in creating value for stockholders and all stakeholders. The metrics selected for 2021 represent a starting point for linking compensation to ESG and do not constitute an exhaustive list of Mastercard’s ESG priorities, all of which are important.

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EXECUTIVE COMPENSATION
•Step three (strategic performance adjustment): based on performance against our strategic objectives established in early 2021. While these objectives do not immediately translate into current year financial results, we believe success against these metrics positions the company for future, sustained growth. If the HRCC believes an adjustment is warranted based on its assessment of performance outcomes versus these predefined strategic objectives, the financial score may be adjusted within a range of +10 percentage points to -20 percentage points.
For 2021, the HRCC approved the following strategic performance objectives:

Grow	Our multi-rail capabilities, digital assets, and inclusion and sustainability efforts
Diversify	Our services, gain market share by building domestic relevancy across all markets, support governments and extend the franchise
Build	By capitalizing on new opportunities, leading the future of digital commerce and scaling our business in B2B and open banking capabilities
Powered by	People, brand, data and technology
While the HRCC believes significant objectives were achieved in 2021 with respect to our grow, diversify and build strategy, the HRCC determined that due to work still in progress in multi-rail and B2B and restrictions imposed by the Reserve Bank of India, a strategic performance adjustment reduction of 12 percentage points was appropriate.
With this adjustment, the final corporate score was calculated as follows:

Component	Score
Financial score (a)	143%
ESG modifier (b)	+4%
Strategic performance adjustment (c)	-12%
Final corporate score (a+b+c)	135%
For employees designated as part of a business unit, performance against predetermined business unit goals is factored into the formulaic calculation of the score used to determine those employees’ annual incentive bonus.
Once the corporate score is established, annual incentive payouts are further adjusted for each NEO by an individual performance factor (IPF), which is determined through assessing performance against individual performance objectives.

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Individual performance factor
Individual objectives are set for each NEO to support the company’s strategic objectives and are tied to areas of the business each NEO directs.
Below is a summary of each NEO’s primary 2021 objectives:

Name	2021 objectives
Michael Miebach
Deliver on key financial metrics and innovation, enhance the perception of Mastercard in the marketplace, build and strengthen relationships with key constituents, position Mastercard for growth as the industry undergoes physical and digital convergence, drive a culture of decency that emphasizes doing well by doing good both inside and outside the company, and ensure a successful leadership transition

Sachin Mehra	Deliver on key financial metrics (including efficiencies), strategic development and execution, acquisitions and integration, and risk management
Craig Vosburg	Advance globally all products and services, ensuring we continue to deliver the best experiences with the highest levels of safety and security for our customers
Michael Froman	Grow strategic partnerships, scale new business opportunities, and advance the company's efforts to partner with governments to address major societal and economic issues
Note: Mr. Banga was not eligible for a bonus in 2021 and therefore did not receive an IPF.
The HRCC, with input from the CEO (except in respect of himself), assessed each NEO’s performance against individual objectives and contributions to overall company results to determine an IPF.
2021 annual incentive earned
As a result of the decisions discussed above, the HRCC approved the following annual cash incentive payouts for each of the NEOs in early 2022:

	2021 base salary	2021 target annual incentive		2021 actual annual incentive
Name		% of base	$	% of target	$
Michael Miebach	$1,000,000	200%	$2,000,000	148.5%	$2,970,000
Sachin Mehra	$650,000	125%	$812,500	162.5%	$1,320,313
Ajay Banga	$1,250,000	n/a	-	-	-
Craig Vosburg	$650,000	125%	$812,500	156.4%	$1,270,426
Michael Froman	$650,000	125%	$812,500	149.5%	$1,214,688
While each individual is eligible for a maximum bonus of 250% of target, the aggregate plan payout is capped at 200% of target, which includes participants not listed above.
n/a = not applicable

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EXECUTIVE COMPENSATION

Long-term incentives
2021 program overview
We use equity grants as the primary means of providing long-term incentives (LTI) to our employees and aligning the interests of our employees with stockholders. For 2021, each NEO’s annual award generally consisted of 60% PSUs, 20% RSUs and 20% stock options. You can find information about the long-term awards to the NEOs in the Grants of Plan-Based Awards in 2021 table (see pg 94).
In making its determination on what types of awards to grant, the HRCC considers the following:
•The effect of having the CEO and other NEOs receive a significant portion of their total direct compensation in equity awards, with multi-year vesting, to motivate and provide an incentive for these officers and to align their interests with those of our stockholders
•Peer group information (see pgs 87-88 for more information)
•Trends in long-term incentive grants
•The accounting treatment of such awards

On March 1, 2021, the HRCC granted the following aggregate dollar amounts of PSUs, RSUs and stock options under our Amended and Restated 2006 Long Term Incentive Plan (LTIP) to the NEOs:

Name	Performance stock units[1]	Restricted stock units[1]	Stock options[1]	Total
Michael Miebach	$6,900,000	$2,300,000	$2,300,000	$11,500,000
Sachin Mehra	$2,760,000	$920,000	$920,000	$4,600,000
Ajay Banga	$9,150,000	$3,050,000	$3,050,000	$15,250,000
Craig Vosburg	$2,550,000	$850,000	$850,000	$4,250,000
Michael Froman	$2,160,000	$720,000	$720,000	$3,600,000
1    Amounts differ from the Summary Compensation Table due to (1) differences in the stock price used to convert grant values to a number of units and the accounting value per unit that is required to be reported in the Summary Compensation Table and (2) rounding.

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Performance stock units
PSUs represent approximately 60% of the annual long-term incentive grant value. As described below, our program has evolved over the last few years to adapt to the changing economic environment and achieve an appropriate balance of human capital and stakeholder interests.

	PSUs granted prior to 2021	PSUs granted in 2021	PSUs granted in 2022
Measures and weightings	50% Three-year adjusted net revenue CAGR	100% One-year adjusted EPS growth	50% Three-year average adjusted net revenue growth
	50% Three-year adjusted EPS CAGR		50% Three-year average adjusted EPS growth
Formulaic metric adjustments:
•Variances in PCE	Yes	Yes	No
•Variances in cross-border travel	No	Yes	No
Modifier	Three-year relative TSR vs. S&P 500 (up to +/- 50% modifier)
Vesting	0%-200% of target number of PSUs granted	0%-175% of target number of PSUs granted	0%-200% of target number of PSUs granted
Design focus/actions	Long-standing plan design	Better align performance periods and metrics with business results our employees can drive	Increase durability
CAGR = Compound annual growth rate
•The HRCC selected adjusted net revenue and EPS as performance measures to provide a balanced focus on top- and bottom-line performance
◦EPS targets include a budgeted assumption for share buybacks
•Relative TSR modifier enhances the link with stockholder returns by adjusting, up or down, the payout from the financial metrics by Mastercard’s relative TSR (stock price performance plus dividends) over the three-year performance period versus the S&P 500 member companies to reflect our stockholder experience
•Excludes dividends or dividend equivalents prior to vesting
•Shares issuable at vesting are subject to a mandatory one-year holding period
◦Vested PSUs are eligible for dividend equivalents during the mandatory one-year holding period

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EXECUTIVE COMPENSATION
2019 performance stock units
In 2022, following the completion of the three-year performance period of 2019-2021, the 2019 PSU awards were forfeited. In February 2019, the HRCC determined that the payout rate for the 2019 PSUs would be tied to performance against three-year adjusted net revenue and adjusted EPS growth goals and modified by Mastercard’s relative TSR performance against S&P 500 companies. Due to the impact COVID-19 had on our business, three-year operating performance beginning in January 2019 and ending in December 2021 faced significant headwinds. As a result, and as illustrated below, performance under the 2019 PSU program resulted in a 0% payout, and no further adjustments were made to this outcome despite relatively strong stockholder returns over the three-year period ending December 31, 2021.
The following table shows the performance assessment against the adjusted net revenue and adjusted EPS metrics:

Measurement	Threshold[1]	Target[1]	Maximum[1]	Actual	Score
Three-year adjusted net revenue CAGR[2]	8.9%	12.9%	17.9%	7.5%	0%
Three-year adjusted EPS CAGR[3]	13.9%	18.9%	22.9%	10.8%	0%
Average of net revenue and EPS score (pre-TSR score)					0%
1    PCE was 110 bps (basis points) below the forecasted range, and, as such, original adjusted net revenue and adjusted EPS minimum, target and maximum were each automatically adjusted downward by 110 bps accordingly.
2    Results shown differ from net revenue compound annual growth rate (CAGR) under GAAP because they exclude the impact of 2019-2021 acquisitions, translational and transactional impacts of foreign currency, and the related impact of our foreign exchange derivatives designated as cash flow hedging instruments.
3     Results shown differ from EPS CAGR under GAAP because they exclude 2019-2021 acquisitions, translational and transactional impacts of foreign currency, and the related impact of our foreign exchange derivatives designated as cash flow hedging instruments, gain/loss on equity investments, litigation provisions, changes to U.S. tax legislation, and certain discrete tax and other one-time items. The actual impact on EPS from share buybacks versus the initial assumed impact did not result in any change to the final PSU score.
The following table shows the relative TSR performance assessment, which provides for up to a +/- 50 percentage point adjustment, and the final PSU payout score, which could range from 0%-200% of target:

Measurement	Threshold (50% modifier)	Target (100% modifier)	Maximum (150% modifier)	Actual result	Pre-TSR score (a)	Modifier (b)
Three-year relative TSR modifier	25th percentile	50th percentile	75th percentile	59th percentile	0%	119%
	(TSR of 17.17%)	(TSR of 46.71%)	(TSR of 88.69%)	(TSR of 59.65%)
Payout rate (a x b)					0%
2021 performance stock units
Like the 2021 annual incentive plan design, the 2021 PSU program was a temporary program reflecting the dynamic economic environment created by COVID-19. To better align the outcomes under the PSU program with business results our employees could drive in 2021 and stockholder interests, the HRCC approved the following temporary changes to the PSU program, limited to the 2021 grant year:
•Financial performance determined by assessing one-year EPS growth and modified by three-year TSR relative to S&P 500 companies
•In addition to the formulaic PCE adjustment that has historically been part of our program, given it is a factor outside of our control, financial performance targets will be formulaically adjusted, up or down, for variance versus budgeted cross-border travel
•Reduced payout maximum from 200% to 175%

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Vesting of the 2021 PSUs will be based on Mastercard’s performance against the predetermined performance objectives set by the HRCC. The results of the 2021 PSUs will be disclosed following the completion of the three-year relative TSR performance period.
The HRCC established the 2021-2023 goals at the same time it authorized the PSU awards for the performance period. The targets were intended to be challenging and appropriately incentivize employees. The targets were set based on the proposed business plan, and a rigorous process was undertaken to determine the range of performance for each measure. The HRCC relied upon its experience and collective business judgment in establishing goals and believes they are set at levels that require strong performance for a target payout and exceptional performance for maximum payout.
We do not disclose forward-looking targets for our PSUs as the disclosure could result in competitive harm and be detrimental to our operating performance. However, at the completion of the performance period, we retrospectively disclose the performance goals and payouts for all previously granted PSUs.
2022 performance stock units
In consideration of concerns our stockholders expressed over modifications made to our 2018 PSU awards, continued economic uncertainty and accelerating human capital management challenges, the HRCC approved changes to our 2022 PSU program to improve its durability in increasingly volatile markets and reduce the role of potential adjustments that might otherwise be considered to align pay with reasonably controllable operating performance in the future. Because the 2021 PSU program design was unique, comparisons are to our 2020 PSU program. 2022 PSU program changes include:
•Replacement of the three-year compound annual growth rate targets for the financial components of the program with three individually set annual targets established at the onset of the three-year performance period expressed as a growth rate over the previous year’s actual result.
•Number of PSUs earned will be based on the actual annual performance averaged over a three-year period and subject to a three-year relative TSR modifier.
•A financial metric payout cap that limits the number of shares earned for financial performance to 100% of target if performance against the three individually established annual growth targets yields an above-target payout while the three-year compound annual growth rate goal for each metric is not achieved.
•Elimination of the design feature that automatically adjusts targets based on the variance between expected and actual Personal Consumption Expenditure over the three-year performance period.
We believe the new design creates a more sustainable alignment with stakeholder interests, preserving long-term focus on stockholder value while enhancing the company’s ability to retain and engage leadership talent in volatile markets.
Stock options
Stock options represent approximately 20% of the annual long-term incentive grant value. We believe stock options are a form of performance-based incentive compensation because they require stock price appreciation to deliver value to the holder, thereby aligning compensation earned with value stockholders receive over the same period of time. For 2021, stock option awards have an exercise price of $362.90 per share, which was the closing price of Class A common stock on the NYSE on March 1, 2021, vest in four equal annual installments beginning March 1, 2022 and have a maximum term of 10 years. Stock options are not eligible for dividends or dividend equivalents.
Restricted stock units
RSUs represent approximately 20% of the annual long-term incentive grant and vest in four equal annual installments beginning March 1, 2021. We believe RSUs help ensure a balanced LTI portfolio that effectively retains and engages our employees in a variety of market conditions. The number of RSUs granted is determined based on the closing stock price on the date of grant, which was $362.90, discounted by the expected dividend yield, and awards vest in four equal annual installments beginning March 1, 2022.

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Other elements of compensation
In addition to the primary elements of total direct compensation described above, the NEOs may be eligible for the programs and benefits described below. The compensation related to these programs and benefits is provided in columns (h) and (i) of the Summary Compensation Table.
Perquisites
For reasons of security, efficiency and personal safety, the company requests that Messrs. Miebach and Banga travel by company aircraft and car/driver services, including travel for personal purposes. Messrs. Miebach and Banga reimburse Mastercard, as calculated using the Standard Industry Fare Level rates published by the Internal Revenue Service (IRS), for personal aircraft usage.
Global mobility program
Our global mobility programs are designed to support employees who relocate at the request of the company and provide certain expatriate benefits to facilitate the transition and international assignment, including moving expenses, allowances for housing and goods and services, and tax equalization. The goal of these relocation and expatriate assistance programs is to mitigate the financial impact of the international assignment, including the applicable taxes. This allows Mastercard to quickly meet global business needs and develop our talent.
Deferred compensation
In 2021, all U.S. employees, including our U.S. NEOs, at or above a certain level whose 2021 base salary was in excess of $190,000, were eligible to defer a portion of compensation into a non-qualified deferred compensation arrangement, referred to as the Mastercard Incorporated Deferral Plan. None of the NEOs elected to defer their 2021 compensation into the plan.
Benefit programs
The HRCC is responsible for reviewing specific benefit arrangements for the NEOs and other key employees to determine competitiveness in the market, as well as to ensure that these programs are consistent with our objectives to attract, retain and motivate high-performing employees. Mastercard maintains several benefit plans and programs in which the NEOs may be eligible to participate. These plans and programs include:
•Mastercard Savings Plan (Savings Plan): a 401(k) retirement plan for U.S. employees, including NEOs. The components of the plan include employee contributions on a before-tax, Roth IRA and/or after-tax basis and an employer matching contribution. The employer matching contribution was 167% of the employee contributions (up to 6% of eligible compensation). Eligible compensation in the Savings Plan is limited to base salary, up to the applicable IRS limit, which was $290,000 for 2021.
•Restoration Program: an arrangement for certain highly compensated employees, including the NEOs, that restores missed employer contributions due to the compensation limit under Section 401(a)(17) of the 401(k) Savings Plan. Under the Restoration Program, each eligible employee receives an annual contribution for the difference between (1) employer contributions the employee would have been eligible to receive for the calendar year under the Savings Plan if the compensation limit did not apply and (2) the maximum employer contribution up to the compensation limit of 401(a)(17) under the Savings Plan.
•Mastercard’s health and welfare programs: Health and welfare programs are available to all U.S. employees working a minimum of 76 hours per month, including the NEOs. These programs include medical, dental, vision, flexible spending accounts, health savings accounts, life insurance, accidental death and dismemberment insurance, disability insurance and business travel accident insurance. In addition, medical, dental and life insurance coverage is available for retirees. Employees who were hired on or before June 30, 2007 are eligible for an employer subsidy that reduces the retiree’s cost for participating in the medical and dental programs. The amount of the subsidy is based on the employee’s age and service upon retirement. Employees who were hired after June 30, 2007 are eligible for the same retiree programs but without any employer subsidy.

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Annual compensation decision-making participants and process
Participants in the compensation decision-making process

Role of compensation consultant	Role of the Human Resources and Compensation Committee Exclusive decision-making responsibility for all executive compensation matters with input from management and its independent consultant	Role of executive management

•Attends all HRCC meetings
•Reviews and advises on all material aspects of executive compensation and plan design
•Reports on executive compensation trends and best practices
•Participates in the goal-setting process for incentive compensation plans
•Assists with the development of peer group used for comparison of executive compensation
•Conducts market check of executive officer compensation relative to the peer group
•Tests pay versus performance
•Works with HRCC Chair to recommend base salary and annual and long-term incentive awards for the CEO and Executive Chair
•Provides advice with respect to non-employee director compensation

•CEO, Chief People Officer and other members of management, as appropriate, attend HRCC meetings
•Responsible for designing and implementing executive compensation programs
•Recommends base salary and annual and long-term incentive awards for executive officers (excluding the CEO and Executive Chair)
•Recommends incentive plan performance metrics and goals
•Presents significant proposals that affect executive compensation
•The CEO is not present for discussions related to, and plays no role in, the setting of his own compensation

While the HRCC considers the input and advice of management and its independent compensation consultant, the HRCC uses its own independent judgment in making final decisions and approvals on compensation paid to executive officers.
The HRCC has the full authority to retain and terminate the services of the compensation consultant. Each year, the HRCC conducts an independence review of its compensation consultant pursuant to SEC and NYSE rules. For 2021, the HRCC confirmed FW Cook’s independence and determined that no conflicts of interest existed in connection with the services provided. FW Cook provides no other services to Mastercard other than the services rendered to the HRCC.

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Annual compensation decision-making process
The following timeline of key events reflects the HRCC’s typical annual decision-making process:

February (current year)	April-September	December	February (following year)

Establish	Evaluate & review	Assess & determine	Approve
•Target pay levels •Financial performance metrics and goals •Strategic objectives	•Competitive assessment •Governance features •Pay and performance alignment •Stockholder feedback •Talent development	•Corporate performance vs. financial metrics vs. strategic objectives •Executive performance vs. individual objectives	•Incentive payment amounts

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Peer group
The HRCC, with assistance from its independent compensation consultant and input from management, establishes Mastercard’s peer group.
The selection process begins with a list of potential peer companies, which is filtered using various criteria to determine the final list of peer companies.
The following outlines the process that is undertaken by the HRCC to select the peer group, as well as the resulting list of peer companies, used for market comparisons, benchmarking and setting executive compensation levels for 2021:

1	2	3	Peer Group

•Accenture
•Adobe
•American Express
•Automatic Data Processing
•BlackRock
•Bookings Holdings
•Capital One Financial
•Discover Financial Services
•Fidelity National Information Services
•Fiserv
•Intuit
•PayPal Holdings
•Salesforce.com
•SAP
•S&P Global
•Visa

1.Consider initial list of companies
Initial list:
•Companies in similar industries
•Competitors for executive talent
•Companies that consider Mastercard a peer, are peers of our direct competitors or are considered to be our peers by third parties (i.e., analysts and proxy advisors)

2.Utilize an objective set of screens to create the list of potential peer companies
Size screens:
•Revenue, market cap and market cap to revenue ratio
Performance screens:
•Revenue growth, operating margin
Business screens:
•Industry relevance, global presence

3.Apply secondary list of screens to select the final peer group that in aggregate satisfies the desired objectives
Secondary screens:
•Company strategy, technology-focused companies, international and global brands, consulting services companies

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The compensation consultant used the peer group above, which was unchanged from the 2020 peer group, to develop the market data materials that were provided to the HRCC to assist in the 2021 executive compensation decision-making process.
Mastercard’s relative size rank within the peer group used for 2021 compensation decision-making is shown below:

Mastercard’s relative size rank within the peer group

Note: As of year-end 2021.
The HRCC reviews the peer group annually and last approved changes in 2020 effective for 2021. In 2021, following its annual review, the HRCC approved the continuation of the current peer group for 2022 compensation decision making. While the HRCC relies on the peer group analysis to provide market data and relevant trend information, it does not consider the peer group analysis as a substitute for its collective business judgment.
2022 compensation decisions
ESG in annual incentive
In addition to the annual incentive changes described on pg 77, the operational carbon neutrality metric was replaced for 2022 by two environment-based metrics measuring performance against our 2025 SBTi goals of reducing Scope 1 and 2 carbon emissions (based on a 2016 base year) and supplier engagement responsiveness to reporting to the CDP and disclosing greenhouse gas emissions information. The ESG modifier was also expanded to apply to all employees across the company (for 2021, the ESG modifier applied only to our senior executives, which includes our NEOs).
Base salary and annual incentive
Following the HRCC’s annual review of executive pay levels with the assistance of its compensation consultant and their executive compensation data, which increased significantly among peer companies in 2021, the HRCC approved an increase to the base salaries, effective March 1, 2022, for Messrs. Miebach, Mehra, Vosburg and Froman to $1,175,000, $750,000, $700,000 and $675,000, respectively. The 2022 annual incentive award opportunity (as a percentage of base salary) under the SEAICP was increased for Mr. Mehra to 125% of base salary.

Long-term Incentive Plan
The vesting period for Stock Options and RSUs was reduced from four years to three years beginning 2022 to better align with market practice (in addition to the PSU changes described on pg 83).
On March 1, 2022, the HRCC granted the following aggregate dollar amounts of PSUs, stock options and RSUs under our LTIP to each NEO:

Name	PSUs	Options	RSUs	Total
Michael Miebach	$8,985,000	$2,995,000	$2,995,000	$14,975,000
Sachin Mehra	$3,975,000	$1,325,000	$1,325,000	$6,625,000
Craig Vosburg	$3,135,000	$1,045,000	$1,045,000	$5,225,000
Michael Froman	$2,880,000	$960,000	$960,000	$4,800,000
PSUs represent at least 60% of the annual LTI value. The number of PSUs awarded was converted from the dollar amounts shown above using the closing stock price on the date of grant, which was $344.48.

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Stock options represent up to 20% of the annual LTI value. Stock option awards have an exercise price of $344.48 per share, the closing stock price on the date of grant, and will vest in three equal annual installments beginning March 1, 2023. The number of stock options awarded was converted from the dollar amounts shown above using a fair value of $86.92.
RSUs represent up to 20% of the annual LTI value. The number of RSUs granted is determined based on the closing stock price on the date of grant discounted by the expected dividend yield, which was $340.68. Awards vest in three equal annual installments beginning March 1, 2023.

Additional compensation program features and policies
Stock ownership requirement and guideline
We believe meaningful equity ownership by our senior executives strengthens the alignment between the long-term interests of our senior executives and stockholders. In order to achieve this, the HRCC requires that Management Committee members (which include all NEOs) attain the following levels of ownership of shares of the company’s common stock:
Stock ownership as multiple of base salary as of December 31, 2021

Role	Requirement	Actual
			What counts toward stock ownership requirement • Mastercard shares owned personally and beneficially What does not count toward stock ownership requirement • Stock options • Unvested RSUs and PSUs
Michael Miebach[1]	6	7
Sachin Mehra	4	4
Craig Vosburg	4	20
Michael Froman	4	3
Other executive officers (average)	4	23
Remaining Management Committee members (average)	2	5

1    Mr. Miebach’s ownership requirement increased to 6x his base salary effective January 1, 2021 upon promotion to the CEO role

Executives subject to an ownership requirement must retain at least 50% of the net shares received from each RSU and PSU vesting event until they are in compliance with their ownership requirement. Compliance with ownership requirements and guidelines is reviewed by the HRCC annually. All NEOs have reached their ownership requirement with the exception of Mr. Froman who is in compliance with the ownership policy by retaining 50% or more of the net shares received from each RSU and PSU vesting event.
In addition to the ownership requirements described above, an ownership guideline of one times base salary is in place for approximately 160 executives who are given five years from the time they are promoted or hired to comply with their guideline.
If the HRCC determines that an executive is not in compliance with his or her requirement or guideline, it may direct a larger percentage of the executive’s future compensation into equity-based compensation.

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Stock grant practices
The HRCC has adopted a policy with respect to equity awards that contains procedures to prevent stock option backdating or other timing issues. Under the policy, the HRCC has exclusive authority to grant equity awards to our NEOs. The policy provides that the HRCC will approve annual equity grants to employees at a meeting prior to March 1 of each year, with the dollar amount for such awards to be set at such meeting and grants to be made effective as of and with an exercise price reflecting the closing price of our Class A common stock on the NYSE on March 1 of each year. If March 1 falls on a weekend, the exercise price for any stock options granted will be the closing price of the stock on the last trading day prior to March 1. Grants of equity awards to new or newly promoted employees or for other special events may be made at other times in the year. These off-cycle grants are issued using an exercise price that reflects the closing price of our Class A common stock on the effective date of the grant.
Clawbacks
In the event of an accounting restatement of materially inaccurate financial results, the SEAICP and LTIP, as well as the PSU grant agreements, include clawback provisions under which the company may recover performance-based compensation in excess of the amounts that would have been paid or earned based on the restated financial results. The PSU clawback is designed to recoup the shares awarded or, in the event the shares have been sold or transferred, the net proceeds from that sale or transfer. The SEAICP and all equity award agreements include a provision allowing the company to recover compensation in cases where detrimental behavior causes material reputational or other harm to the company.
Our NEOs’ participation in the LTIP is conditioned upon signing a non-solicitation, non-competition and non-disclosure agreement with Mastercard. The non-competition covenant is effective for 12 months, and the non-solicitation covenant is effective for 24 months after termination from Mastercard. The agreement also contains a provision for the recovery by Mastercard, in the event of a violation of the non-solicitation, non-competition or non-disclosure covenants, of gains realized from stock options exercised during the two-year period prior to the date of the violation and the value of any stock awards other than stock options that vested in the two-year period prior to the violation or, to the extent no such stock award vested during that period, the gross amount of annual incentive payouts under the SEAICP.
Risk assessment
The HRCC has reviewed and assessed Mastercard’s compensation policies and practices for all employees, including our NEOs. Throughout the year, when establishing compensation program elements, making awards and determining final payouts for incentive compensation, the HRCC considers the relationship of Mastercard’s risk oversight practices to employee compensation. The HRCC believes that Mastercard’s compensation program and policies do not create or encourage risk taking that is reasonably likely to have a material adverse effect on Mastercard.
Severance agreements
All NEOs are covered by our standard severance and change in control plans for key executives.
When making compensation decisions for the NEOs, the HRCC generally does not specifically consider the potential payments that may be made in the future to the NEOs in the event of termination of employment or in connection with a change in control. The severance plans govern the obligations of the parties following a termination of employment (either in connection with, or independent of, a change in control of Mastercard). In addition, Mastercard believes that severance payments provide an appropriate incentive for executives to comply with certain non-competition, non-solicitation and non-disclosure restrictions following a termination of employment. Moreover, the benefits provided to the NEOs in the event of termination of employment in connection with a change in control of Mastercard are designed to allow the executives to assess takeover bids objectively and to maintain their sole focus on keeping the interests of stockholders the top priority. You can find further discussion of these severance arrangements in the “Potential payments upon termination or change in control” section that follows this CD&A.
Tax implications – deductibility of executive compensation
As part of its role, the HRCC reviews and considers the limitations on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. The HRCC believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executive talent needed for Mastercard’s success and that a significant portion of our NEOs’ compensation should continue to be tied to Mastercard’s performance, even if the compensation is not necessarily tax deductible.

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Compensation Committee report
The HRCC has reviewed and discussed the CD&A with management, and, based on such review and discussions, the HRCC recommended to the Board that the CD&A be included in this Proxy Statement, which has been incorporated by reference to Mastercard’s 2021 Form 10-K.
Human Resources and Compensation Committee
Richard K. Davis, Chair
Julius Genachowski
Oki Matsumoto
Youngme Moon
Harit Talwar
Lance Uggla
(April 2022)

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Summary compensation table
The following tables summarize the total compensation of our NEOs for fiscal years 2021, 2020 and 2019:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
(a)	(b)	(c)	(d)[1]	(e)[2]	(f)[3]	(g)[4]	(h)	(i)[5]	(j)
Michael Miebach[6] President and Chief Executive Officer	2021	1,000,000	—	9,627,904	2,300,019	2,970,000	—	222,132	16,120,055
	2020	729,167	—	6,619,736	650,017	1,125,000	—	96,556	9,220,476
	2019	583,750	—	1,628,912	1,399,992	1,197,509	—	760,032	5,570,195
Sachin Mehra Chief Financial Officer	2021	650,000	—	3,851,316	920,026	1,320,303	—	65,937	6,807,582
	2020	641,667	—	2,887,132	720,009	747,500	—	65,086	5,061,394
	2019	562,500	—	1,309,549	1,250,102	844,523	—	59,699	4,026,373
Ajay Banga[7] Executive Chairman	2021	1,250,000	—	12,767,408	3,050,034	—	—	302,428	17,369,870
	2020	1,250,000	—	19,664,098	3,525,019	3,125,000	—	210,331	27,774,448
	2019	1,250,000	—	8,650,134	7,450,079	5,664,063	—	235,701	23,249,977
Craig Vosburg Chief Product Officer	2021	650,000	—	3,558,258	850,059	1,270,426	—	66,483	6,395,226
	2020	645,833	—	5,718,660	650,017	812,500	—	66,052	7,893,062
	2019	620,833	—	1,750,305	1,499,901	1,224,844	—	66,927	5,162,810
Michael Froman Vice Chairman and President, Strategic Growth	2021	650,000	—	3,014,554	720,028	1,214,688	—	67,730	5,667,000
	2020	641,667	—	4,612,683	650,017	812,500	—	95,046	6,811,913
	2019	600,000	750,000	1,517,636	1,499,901	1,125,000	—	79,587	5,572,124
1Represents a sign-on bonus paid to Mr. Froman upon completion of one-year of service.
2Represents the aggregate grant date fair value of stock awards made to each NEO computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures. Each amount represents (1) the aggregate fair value of Restricted Stock Unit awards, and (2) the aggregate grant date fair value reported for stock awards made with performance conditions based on target performance, which was the probable outcome of the performance conditions as of the grant date (assuming maximum performance levels were to be achieved with respect to awards with performance conditions, the value of the stock awards made with performance conditions granted to each of the NEOs as of the grant date for 2021 would be as follows: Mr. Miebach—$12,823,660; Mr. Mehra—$5,129,734; Mr. Banga—$17,005,141; Mr. Vosburg—$4,739,237; Mr. Froman—$4,014,897). Further details with respect to these awards are included in Note 18 (Share-Based Payments) in Mastercard’s 2021 Form 10-K.
3Represents the aggregate grant date fair value of stock option awards computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures made to each NEO. Assumptions used in the calculation are included in Note 18 (Share-Based Payments) to Mastercard’s audited financial statements for the year ended December 31, 2021 included in the 2021 Form 10-K.

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4Amount represents performance-based incentive compensation paid in February of the next fiscal year but earned by the NEOs in the year indicated pursuant to the SEAICP.
5See the All Other Compensation in 2021 table following this Summary Compensation Table for information with respect to this amount for 2021.
6Mr. Miebach became Chief Executive Officer on January 1, 2021.
7Mr. Banga retired as Executive Chairman on December 31, 2021.

All other compensation in 2021
The following table sets forth certain information with respect to the “All other compensation” column of the Summary Compensation Table for 2021 for the NEOs:
Name	Perquisites & other personal benefits ($)	Company contributions to defined contribution plans ($)	Insurance premiums ($)	Total ($)
(a)	(b)[1]	(c)[2]	(d)[3]
Michael Miebach	$119,899	$100,000	$2,233	$222,132
Sachin Mehra	—	$65,001	$936	$65,937
Ajay Banga	$173,936	$122,042	$6,450	$302,428
Craig Vosburg	—	$65,001	$1,482	$66,483
Michael Froman	—	$65,000	$2,730	$67,730
1Represents (1) the aggregate incremental cost to Mastercard for personal use of a leased corporate aircraft of $87,789 for Mr. Miebach and $143,869 for Mr. Banga, which is based on the variable costs to Mastercard for operating the aircraft and includes fuel costs, hourly flight charges and associated taxes (less reimbursements to Mastercard by Mr. Miebach and Mr. Banga for personal travel on the corporate aircraft); and (2) the aggregate incremental cost to Mastercard of $32,110 and $30,067 with respect to personal use of a company-leased car by Messrs. Miebach and Banga, respectively, which is based on the allocation between personal and business use (based on mileage), for the cost of lease payments, insurance premiums and fuel expense in 2021.
2For Messrs. Miebach, Mehra, Banga, Vosburg and Froman, amounts represent (1) matching contributions under the Savings Plan (Mr. Miebach—$29,000; Mr. Mehra—$29,001; Mr. Banga—$26,042; Mr. Vosburg—$29,001; Mr. Froman—$29,000); and (2) Mastercard contributions to the Restoration Program (Mr. Miebach—$71,000; Mr. Mehra—$36,000; Mr. Banga—$96,000; Mr. Vosburg—$36,000; Mr. Froman—$36,000).
3Amounts represent 2021 premiums paid by Mastercard for executive life insurance coverage.

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Grants of plan-based awards in 2021
The following table sets forth certain information with respect to awards granted during the year ended December 31, 2021 to each of our NEOs:
Name	Grant date	Date of action[1]	Estimated possible payouts under non-equity incentive plan awards[2]			Estimated future payouts under equity incentive plan awards[3]			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)[4]	(j)[5]	(k)	(l)[6]
Michael Miebach	3/1/2021	2/1/2021								25,082	$362.90	$2,300,019
	3/1/2021	2/1/2021				9,507	19,014	38,028				$7,327,805
	3/1/2021	2/1/2021							6,415			$2,300,098
		2/1/2021	$1,000,000	$2,000,000	$5,000,000
Sachin Mehra	3/1/2021	2/1/2021								10,033	$362.90	$920,026
	3/1/2021	2/1/2021				3,803	7,606	15,212				$2,931,276
	3/1/2021	2/1/2021							2,566			$920,039
		2/1/2021	$406,250	$812,500	$2,031,250
Ajay Banga	3/1/2021	2/1/2021								33,261	$362.90	$3,050,034
	3/1/2021	2/1/2021				12,607	25,214	50,428				$9,717,223
	3/1/2021	2/1/2021							8,507			$3,050,185
		2/1/2021	$0	$0	$0
Craig Vosburg	3/1/2021	2/1/2021								9,270	$362.90	$850,059
	3/1/2021	2/1/2021				3,514	7,027	14,054				$2,708,136
	3/1/2021	2/1/2021							2,371			$850,122
		2/1/2021	$406,250	$812,500	$2,031,250
Michael Froman	3/1/2021	2/1/2021								7,852	$362.90	$720,028
	3/1/2021	2/1/2021				2,977	5,953	11,906				$2,294,227
	3/1/2021	2/1/2021							2,009			$720,327
		2/1/2021	$406,250	$812,500	$2,031,250
1On February 1, 2021, the HRCC approved grants of stock options, PSUs and RSUs under the LTIP to the specified NEOs that were granted on March 1, 2021. The grants of stock options were made in accordance with Mastercard’s policy for grants of stock options. For additional details, see “Stock grant practices” in the CD&A that precedes these tables.
2On February 1, 2021, the HRCC established threshold, target and maximum payouts under our SEAICP for 2021 for all NEOs. Actual payout amounts under the SEAICP for 2021 are included in the “Non-equity incentive plan compensation” column of the Summary Compensation Table. For more information, see the annual incentive section in the CD&A starting on pg 75 .
3Represents an award of PSUs granted on March 1, 2021. All PSUs vest in full, if at all, on March 1, 2024. The actual number of shares of Class A common stock to be issued with respect to the PSU awards will be determined based on Mastercard’s performance over the three-year period ending December 31, 2023.
4Represents an award of RSUs granted on March 1, 2021 that vest 25% per year on each of March 1, 2022, 2023, 2024 and 2025.
5Represents a grant of stock options having a 10-year term and vesting in 25% increments on each of March 1, 2022, 2023, 2024 and 2025.
6Represents, as applicable, the grant date fair value or the fair value as of the service inception date, in each case, as computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures (further details with respect to these awards and assumptions used in their calculation are included in Note 18 (Share-Based Payments) in Mastercard’s 2021 Form 10-K. PSUs are reflected based on the aggregate grant date fair value based on target performance, which was the probable outcome of the performance conditions as of the grant date).

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Outstanding equity awards at 2021 fiscal year end
The following table sets forth certain information with respect to all outstanding option awards and stock awards held by each of our NEOs on December 31, 2021:
	Option awards						Stock awards
Name	Stock option grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)[1]	(h)[2]	(i)[3]	(j)[4]
Michael Miebach							8,118	$2,916,960	72,138	$25,920,626
	3/1/2017[8]	40,604	—	—	$112.31	3/1/2027
	3/1/2018[9]	22,464	7,488	—	$173.49	3/1/2028
	3/1/2019[10]	13,200	13,200	—	$227.25	3/1/2029
	3/1/2020[12]	2,937	8,811	—	$290.25	3/1/2030
	3/1/2021[13]	—	25,082	—	$362.90	3/1/2031
Sachin Mehra							4,453	$1,600,052	30,096	$10,814,095
	3/1/2015[6]	3,730	—	—	$90.13	3/1/2025
	3/1/2016[7]	12,108	—	—	$90.10	3/1/2026
	3/1/2017[8]	11,776	—	—	$112.31	3/1/2027
	3/1/2018[9]	5,043	1,681	—	$173.49	3/1/2028
	3/1/2019[10]	2,358	2,358	—	$227.25	3/1/2029
	4/1/2019[11]	8,908	8,908	—	$239.05	4/1/2029
	3/1/2020[12]	3,253	9,760	—	$290.25	3/1/2030
	3/1/2021[13]	—	10,033	—	$362.90	3/1/2031
Ajay Banga							17,741	$6,374,696	123,298	$44,303,437
	3/1/2014[5]	107,412	—	—	$77.72	3/1/2024
	3/1/2015[6]	303,644	—	—	$90.13	3/1/2025
	3/1/2016[7]	309,472	—	—	$90.10	3/1/2026
	3/1/2017[8]	294,396	—	—	$112.31	3/1/2027
	3/1/2018[9]	123,777	41,259	—	$173.49	3/1/2028
	3/1/2019[10]	70,244	70,244	—	$227.25	3/1/2029
	3/1/2020[12]	15,927	47,782	—	$290.25	3/1/2030
	3/1/2021[13]	—	33,261	—	$362.90	3/1/2031

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Outstanding equity awards at 2021 fiscal year end
The following table sets forth certain information with respect to all outstanding option awards and stock awards held by each of our NEOs on December 31, 2021:
	Option awards						Stock awards
Name	Stock option grant date	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)[1]	(h)[2]	(i)[3]	(j)[4]
Craig Vosburg							4,074	$1,463,870	41,272	$14,829,855
	3/1/2016[7]	30,368	—	—	$90.10	3/1/2026
	3/1/2017[8]	54,168	—	—	$112.31	3/1/2027
	3/1/2018[9]	24,756	8,252	—	$173.49	3/1/2028
	3/1/2019[10]	14,142	14,142	—	$227.25	3/1/2029
	3/1/2020[12]	2,937	8,811	—	$290.25	3/1/2030
	3/1/2021[13]	—	9,270	—	$362.90	3/1/2031
Michael Froman							3,712	$1,333,796	39,124	$14,058,036
	3/1/2019[10]	14,142	14,142	—	$227.25	3/1/2029
	3/1/2020[12]	2,937	8,811	—	$290.25	3/1/2030
	3/1/2021[13]	—	7,852	—	$362.90	3/1/2031

1Represents the number of unvested RSUs, which includes 75% of RSUs granted on March 1, 2020 and 100% of RSUs granted on March 1, 2021.
2Represents the value of unvested RSUs, which includes 75% of RSUs granted on March 1, 2020 and 100% of RSUs granted on March 1, 2021.
3Represents the number of PSUs granted on March 1, 2020 and March 1, 2021 assuming a maximum payout. The actual number of shares of Class A common stock to be issued and actual payout value of unearned shares with respect to the PSU awards granted on March 1, 2020 will be determined based on Mastercard’s performance over the three-year performance period ending December 31, 2022 and with respect to the PSU awards granted on March 1, 2021 will be determined based on Mastercard’s performance over the three-year performance period ending December 31, 2023.
4Value is based on the December 31, 2021 per share closing market price of Class A common stock on the NYSE of $359.32.
5Represents stock options granted during 2014 and vested in 25% increments on March 1 of each of 2015, 2016, 2017 and 2018.
6Represents stock options granted during 2015 and vested in 25% increments on March 1 of each of 2016, 2017, 2018 and 2019.
7Represents stock options granted during 2016 and vested in 25% increments on March 1 of each of 2017, 2018, 2019 and 2020.
8Represents stock options granted during 2017 and vested in 25% increments on March 1 of each of 2018, 2019, 2020 and 2021.
9Represents stock options granted during 2018 and vest in 25% increments on March 1 of each of 2019, 2020, 2021 and 2022.
10Represents stock options granted during 2019 and vest in 25% increments on March 1 of each of 2020, 2021, 2022 and 2023.
11Represents stock options granted April 1, 2019 and vest in 25% increments on March 1 of each of 2020, 2021, 2022 and 2023.
12Represents stock options granted during 2020 and vest in 25% increments on March 1 of each of 2021, 2022, 2023 and 2024.
13Represents stock options granted during 2021 and vest in 25% increments on March 1 of each of 2022, 2023, 2024 and 2025. See the Grants of Plan-Based Awards in 2021 table for more information.

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Option exercises and stock vested in 2021
The following table sets forth certain information with respect to stock awards that vested for, and stock options that were exercised by, each of our NEOs during the year ended December 31, 2021:

	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)[1]	Number of shares acquired on vesting (#)[2]	Value realized on vesting ($)[3]
(a)	(b)	(c)	(d)	(e)
Michael Miebach	6,500	$1,674,985	5,981	$2,118,263
Sachin Mehra	7,838	$2,314,466	2,240	$797,300
Ajay Banga	190,000	$58,085,152	32,906	$11,653,759
Craig Vosburg	10,000	$2,916,038	6,533	$2,313,262
Michael Froman	—	$—	567	$205,713
1The value realized on exercise is calculated as the number of shares acquired upon exercise, multiplied by the difference between the per share market value at the time of exercise less the option exercise price paid for the shares of Class A common stock.
2Value represents the number of PSUs and RSUs that vested during 2021.
3Value realized upon vesting based on the average of the high and low market price per share of Class A common stock on the NYSE on the respective vesting date.

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Potential payments upon termination or change in control

Employment agreements and arrangements
During 2021, Mastercard was party to an employment agreement with Mr. Banga (who retired on December 31, 2021), and Mr. Banga, as well as each of our other NEOs, was eligible to participate in the Mastercard International Executive Severance Plan. Severance benefits for Mr. Banga under the Executive Severance Plan were in lieu of any benefits previously provided under his employment agreement. We have publicly filed with the SEC our employment agreements/arrangements with each of our NEOs.
A descriptions of each of our NEO’s employment arrangement, including potential events of termination and related payments are on the following page. See Potential payments tables (pgs 102-106) for specific amounts that would have been payable to each of our NEOs had a termination event occurred on December 31, 2021.

Term
Mr. Banga’s employment agreement provides for automatic one-year renewals unless either party gives at least 90 days’ prior written notice. The employment agreement terminated following Mr. Banga’s retirement from the company on December 31, 2021.
Compensation
Each NEO receives a base salary that is subject to adjustment based on an annual performance review by the HRCC. Additionally, each executive is eligible to participate in annual and/or long-term bonus or incentive plan(s) generally available to other executive officers, including the LTIP and SEAICP, as well as other applicable Mastercard employee compensation and benefit plans and programs.
Mandatory retirement
Each executive is required to retire on the last day of the calendar year in which he or she reaches the age of 65.

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Events of termination of employment and related payments
The following table sets forth termination events and related payments for each of our NEOs (excluding any equity award acceleration as discussed on pg 102 under Potential payments tables. Mr. Banga retired on December 31, 2021 and was not eligible for an annual incentive bonus in 2021. The Potential payments tables below reflects only the applicable termination event and the actual payment Mr. Banga is receiving in connection with his retirement.

Termination event [1]		Components of termination payment

Death
•For all NEOs other than Mr. Banga, target annual incentive bonus for year in which termination occurs if not already paid (plus the annual incentive bonus earned for the previous year if not already paid)

Disability		•For all NEOs other than Mr. Banga, target annual incentive bonus prorated for year of termination (plus the annual incentive bonus earned for the previous year if not already paid)
For Cause, Voluntary Resignation or, for Mr. Banga, Non-Renewal by the executive		•No additional payments
Without Cause or Resignation with Good Reason (not in connection with a change in control)	•Base salary earned but not paid through date of termination •Payment for all accrued but unused vacation time •Additional benefits, if any and as applicable, under Mastercard plans or programs
•Annual incentive bonus prorated for year of termination based upon Mastercard’s actual performance during the year in which termination occurs (subject to HRCC discretion) (plus the annual incentive bonus earned for the previous year if not already paid)
•Base salary continuation for 18 months (the severance period) following termination (extendable by an additional six months in exchange for extended restrictive covenants at Mastercard’s sole discretion) plus an amount equal to 1.5 times the annual incentive bonus paid to the executive for the year prior to termination, paid ratably over the severance period in accordance with Mastercard’s annual incentive bonus pay practices (or up to an amount equal to two times the bonus for the prior year, payable over 24 months at Mastercard’s discretion)
•Payment of the monthly COBRA medical coverage premium for the applicable period (or, if shorter, the severance period) or, if the executive is eligible, the full cost of the Mastercard Retiree Health Plan during the severance period with retiree contribution levels applying thereafter
•Reasonable outplacement services for the shorter of the severance period or the period of unemployment

Mandatory retirement or Retirement (as defined in the LTIP)		•Annual incentive bonus for year in which termination occurs, prorated (plus the annual incentive bonus earned for the previous year if not already paid) based upon Mastercard’s actual performance

[1]For certain defined terms used in this table, see Definitions on pgs 101-102.

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“Double trigger” change in control payments
If, within the six months preceding or two years following a change in control, an NEO terminates employment with Mastercard or its successor for Good Reason or is terminated without Cause, the NEO will be entitled to the following termination payments:

“Double-trigger” change in control severance payments
• Lump sum payments within 30 days following date of termination of (1) all base salary earned but not paid and (2) all accrued but unused vacation time
• Pro rata portion of the annual incentive bonus payable in year of termination and previous year if not already paid (in each case, based on actual performance)
• Base salary continuation for 24 months following termination (the severance period) but not beyond the employee’s mandatory retirement date
•    Additional pay continuation following the date of termination equal to the average annual bonus received by the executive over the prior two years of employment, payable ratably over the severance period but not beyond the employee’s mandatory retirement date

•    Payment of the monthly COBRA medical coverage premium for the applicable COBRA period (or, if shorter, the severance period) or, if the executive is eligible, the full cost of the Mastercard Retiree Health Plan during the severance period with retiree contribution levels applying thereafter

• Reasonable outplacement services for the shorter of the severance period or the period of unemployment
• Such additional benefits, if any, that the executive would be entitled to under applicable Mastercard plans and programs (other than severance payments)
Release of claims
Each NEO is required to enter into a separation agreement and release of claims against Mastercard in order to receive severance payment.

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Additional terms
Restrictive covenants
All of the executives are subject to Mastercard’s standard restrictive covenants for executive employees, including non-disclosure, non-competition and non-solicitation obligations.
In addition, each executive has signed a separate non-compete agreement, including agreements in order to receive long-term incentive awards and, for at-will employees, specified severance and change in control payments as follows:

Executive	Long-term incentive awards	Severance plan payments	Change in control payments

Mr. Banga
•    12-month non-compete
•    24-month non-solicit
•    In the event of a violation, repayment of specified gains from stock options exercised and repayment of vested equity awards from the two-year period preceding the violation
		• Non-compete and non-solicit for longer of 18 months or the length of the severance payments (agreement to be executed within 60 days following termination)	• Two-year non-compete and non-solicit
All NEOs other than Mr. Banga
•    12-month non-compete
• 18-month non-solicit
• In the event of a violation, repayment of specified gains from stock options exercised and repayment of vested equity awards from the two-year period preceding the violation
		• Non-compete and non-solicit for longer of 18 months or the length of the severance payments (agreement to be executed within 60 days following termination)	• Two-year non-compete and non-solicit

Definitions
Cause
Defined as (a) willful failure of the executive to perform duties or responsibilities (other than due to disability); (b) engagement in serious misconduct that is injurious to Mastercard, including, but not limited to, damage to its reputation or standing in the industry; (c) conviction of, or entering into a plea of guilty or nolo contendere to, a crime that constitutes a felony or a crime that constitutes a misdemeanor involving moral turpitude;
(d) the material breach of any written covenant or agreement with Mastercard not to disclose any information pertaining to Mastercard; or (e) the breach of our Code of Conduct, the Supplemental Code of Ethics, any material provision of the employment agreement or any material provision of other specified Mastercard policies.
Notice of termination for Cause must state the date of termination and identify the grounds upon which termination is based.

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Good Reason
Defined as: (a) the assignment to a position for which the executive is not qualified or a materially lesser position than the position held; (b) a material reduction in annual base salary other than a 10% or less reduction, in the aggregate, over the term of employment; and (c) the relocation of the executive’s principal place of employment to a location more than 50 miles from his or her principal place of employment.
Change in control
Defined as the occurrence of any of the following events (other than by means of a public offering of Mastercard’s equity securities):
(a)    the acquisition by any person of beneficial ownership of more than 30% of the voting power of the then outstanding equity shares of Mastercard (the Outstanding Registrant Voting Securities), subject to specified exceptions
(b)    a change in the composition of the Board that causes less than a majority of Mastercard’s directors then in office to be members of the Board, subject to specified exceptions
(c)    consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of Mastercard’s assets or the purchase of assets or stock of another entity (a Business Combination), in each case, unless immediately following such Business Combination (1) all or substantially all of the persons who were the beneficial owners of the Outstanding Registrant Voting Securities immediately prior to such Business Combination will beneficially own more than 50% of the then outstanding voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the entity resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Registrant Voting Securities, (2) no person will beneficially own more than a majority of the voting power of the then outstanding voting securities of such entity except to the extent that such ownership of Mastercard existed prior to the Business Combination and (3) at least a majority of the members of the board of directors of the entity resulting from such Business Combination will have been members of the incumbent Mastercard Board at the time of the initial agreement, or an action of Mastercard’s Board, providing such Business Combination
(d)    approval by Mastercard’s stockholders of a complete liquidation or dissolution of Mastercard
Retirement
Defined in the LTIP as voluntary termination of employment on or after the earliest of: (i) attaining age 65 while in service and completing two years of service, (ii) attaining age 60 while in service and completing five years of service, and (iii) attaining age 55 while in service and completing 10 years of service.
Potential payments tables
The following pages display the potential payments upon termination of employment, including in connection with a change in control of Mastercard, for each of the NEOs assuming the event took place on December 31, 2021. Following the tables are footnotes that provide additional information with respect to other potential payments and benefits.
In the tables, the equity awards shown for the NEO represent the value of unvested RSUs, PSUs and stock options that would vest or continue to vest in the event of termination or change in control, as applicable, based on the $359.32 per share closing price of Class A common stock on the NYSE on December 31, 2021.
In the event of a change in control, outstanding awards continue to vest in accordance with the terms of the grant, but in the case of PSUs only to the extent the achievement of the relevant performance goals can continue to be measured subsequent to the change in control. To the extent achievement of the relevant performance goals can no longer be measured, the performance goals no longer apply and the NEO’s unvested PSUs would vest, in accordance with the terms of such grants on, March 1, 2022, March 1, 2023 and March 1, 2024, conditioned upon the NEO’s continued employment with Mastercard, as of those dates, and would be paid at a target level of performance. In the event that, within six months preceding, or two years following a change in control, the NEO is terminated without Cause, all of the NEO’s then unvested stock options, RSUs and PSUs would vest immediately and in the case of PSUs would be payable at a target level of performance.

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If an NEO (i) who is retirement-eligible (as defined in the LTIP) is terminated without Cause (other than in connection with a change in control) or voluntarily resigns, (ii) has a qualifying termination due to disability (as defined in the LTIP or applicable award agreement), or (iii) solely in the case of Mr. Froman, if he resigns from the company to enter into employment with the U.S. federal government, all unvested RSUs, PSUs and stock options would continue to vest according to the terms of the award. If an NEO who is not retirement-eligible is terminated without Cause (other than in connection with a change in control), all unvested stock options would be forfeited and a portion of the unvested RSUs and PSUs would continue to vest according to the terms of the award.
In the event of the NEO’s death, all unvested RSUs, PSUs (at a target level of performance) and stock options held by the NEO would immediately become vested.

	Michael Miebach
Benefit	Death	Disability	For Cause	Voluntary	Without Cause/with Good Reason	Termination Following Change in Control
Cash Severance[1]	$—	$—	$—	$—	$3,176,560	$3,002,111
Annual Incentive Award	$2,000,000	$2,000,000	$—	$—	$2,970,000	$2,970,000
Unvested Equity[2]
Restricted Stock Units	$2,916,960	$2,916,960	$—	$—	$651,447	$2,916,960
Unexercisable Options	$3,743,395	$3,743,395	$—	$—	$—	$3,743,395
Performance Stock Units	$15,506,095	$15,506,095	$—	$—	$8,054,876	$15,506,095
Total	$22,166,450	$22,166,450	$—	$—	$8,706,323	$22,166,450
Other Benefits[3]
Health and Welfare	$—	$—	$—	$—	$35,154	$35,154
Outplacement	$—	$—	$—	$—	$50,000	$50,000
Total	$—	$—	$—	$—	$85,154	$85,154
Total	$24,166,450	$24,166,450	$—	$—	$14,938,037	$28,223,715

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	Sachin Mehra
Benefit	Death	Disability	For Cause	Voluntary	Without Cause/with Good Reason	Termination Following Change in Control
Cash Severance[1]	$—	$—	$—	$—	$2,089,055	$1,528,714
Annual Incentive Award	$812,500	$812,500	$—	$—	$1,320,313	$1,320,313
Unvested Equity[2]
Restricted Stock Units	$1,600,052	$1,600,052	$—	$—	$381,239	$1,600,052
Unexercisable Options	$2,369,290	$2,369,290	$—	$—	$—	$2,369,290
Performance Stock Units	$7,306,054	$7,306,054	$—	$—	$4,188,234	$7,306,054
Total	$11,275,396	$11,275,396	$—	$—	$4,569,473	$11,275,396
Other Benefits[3]
Health and Welfare	$—	$—	$—	$—	$39,736	$39,736
Outplacement	$—	$—	$—	$—	$50,000	$50,000
Total	$—	$—	$—	$—	$89,736	$89,736
Total	$12,087,896	$12,087,896	$—	$—	$8,068,577	$14,214,159

	Ajay Banga[4]
Benefit	Death	Disability	For Cause	Voluntary	Without Cause/with Good Reason	Termination Following Change in Control
Cash Severance[1]	$—	$—	$—	$—	$—	$—
Annual Incentive Award	$—	$—	$—	$—	$—	$—
Unvested Equity[2]
Restricted Stock Units	$—	$—	$—	$6,374,696	$—	$—
Unexercisable Options	$—	$—	$—	$20,244,588	$—	$—
Performance Stock Units	$—	$—	$—	$35,670,774	$—	$—
Total	$—	$—	$—	$62,290,058	$—	$—
Other Benefits[3]
Health and Welfare	$—	$—	$—	$—	$—	$—
Outplacement	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$—	$—	$—
Total	$—	$—	$—	$62,290,058	$—	$—

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	Craig Vosburg
Benefit	Death	Disability	For Cause	Voluntary	Without Cause/with Good Reason	Termination Following Change in Control
Cash Severance[1]	$—	$—	$—	$—	$2,186,220	$3,322,801
Annual Incentive Award	$812,500	$812,500	$—	$—	$1,270,426	$1,270,426
Unvested Equity[2]
Restricted Stock Units	$1,463,870	$1,463,870	$—	$—	$348,181	$1,463,870
Unexercisable Options	$4,009,779	$4,009,779	$—	$—	$—	$4,009,779
Performance Stock Units	$10,150,431	$10,150,431	$—	$—	$6,278,398	$10,150,431
Total	$15,624,080	$15,624,080	$—	$—	$6,626,579	$15,624,080
Other Benefits[3]
Health and Welfare	$—	$—	$—	$—	$20,208	$20,208
Outplacement	$—	$—	$—	$—	$50,000	$50,000
Total	$—	$—	$—	$—	$70,208	$70,208
Total	$16,436,580	$16,436,580	$—	$—	$10,153,433	$20,287,515

	Michael Froman
Benefit	Death	Disability	For Cause	Voluntary[5]	Without Cause/ with Good Reason	Termination Following Change in Control
Cash Severance[1]	$—	$—	$—	$—	$2,186,220	$3,223,392
Annual Incentive Award	$812,500	$812,500	$—	$—	$1,214,688	$1,214,688
Unvested Equity[2]
Restricted Stock Units	$1,333,796	$1,333,796	$—	$—	$320,873	$1,333,796
Unexercisable Options	$2,476,310	$2,476,310	$—	$—	$—	$2,476,310
Performance Stock Units	$9,400,889	$9,400,889	$—	$—	$5,827,452	$9,400,889
Total	$13,210,995	$13,210,995	$—	$—	$6,148,325	$13,210,995
Other Benefits[3]
Health and Welfare	$—	$—	$—	$—	$42,427	$42,427
Outplacement	$—	$—	$—	$—	$50,000	$50,000
Total	$—	$—	$—	$—	$92,427	$92,427
Total	$14,023,495	$14,023,495	$—	$—	$9,641,660	$17,741,502

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EXECUTIVE COMPENSATION
1    The amount relating to severance payable other than in connection with a change in control reflects payment over an 18-month period and is equal to 1.5 times the sum of the executive’s 2021 base salary plus bonus paid for services in 2020 (although Mastercard has discretion to provide such cash severance for up to 24 months). The amounts payable in connection with a change in control would be paid over a 24-month period and is equal to two times the sum of the executive’s 2021 base salary and the average of bonus paid for services in 2019 and 2020. Cash severance reflects the present value of this calculation using a discount rate of .40%, equal to 120% of the semiannual applicable short-term federal rates for December 2021. Cash severance amounts payable in connection with a change in control reflect any applicable reduction needed to avoid the excise tax under Internal Revenue Code Section 280G, as required under Mastercard's Change in Control Severance Plan if that would give the executive officer a better after-tax result.
2    For the PSUs in the “Change in control” column, the amount reflects a change in control of Mastercard in which the company thereafter is unable to assess its performance against the specified objectives. Accordingly, consistent with the terms of the PSU awards, the amounts represented in the “Death” and “Change in control” columns represent target levels of performance (with respect to awards granted in 2019, 2020 and 2021), as do the amounts in the “Disability” column. Further details with respect to these awards are included in Note 18 (Share-Based Payments) in Mastercard’s 2021 Form 10-K.
3    Includes continued health and welfare benefits; namely, health coverage, dental coverage, vision coverage, individual life insurance and individual disability insurance for 18 months following termination and outplacement assistance.
4    Amount is included in the “Voluntary” column for Mr. Banga because he has satisfied the age and service requirements for retirement eligibility.
5    Mr. Froman’s equity awards continue to vest per their original terms only in the event that he voluntarily leaves Mastercard to enter into employment with the U.S. Federal government unless circumstances exist at the time of termination of employment that would constitute Cause. In the case of PSUs, the awards remain subject to the achievement of the performance goals. For all other voluntary terminations, Mr. Froman’s equity awards would be forfeited.

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EXECUTIVE COMPENSATION
Equity compensation plan information
The table below presents information as of December 31, 2021 for the LTIP and our Amended and Restated 2006 Non-Employee Director Equity Compensation Plan, both of which previously have been approved by stockholders. Mastercard does not have any equity compensation plans that have not been approved by stockholders.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights[1,2]	Weighted-average exercise price of outstanding options, warrants and rights [3]	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	7,923,475	$152.29	25,397,481
Equity compensation plans not approved by stockholders	—	—	—
Total	7,923,475		25,397,481
1The LTIP authorizes the issuance of stock options, restricted stock, RSUs, PSUs and other stock-based awards, and our Amended and Restated 2006 Non-Employee Director Equity Compensation Plan authorizes the issuance of DSUs and other awards provided for by the LTIP, such as restricted stock. Of the total number of shares: (a) 5,352,999 shares may be issued pursuant to outstanding stock options; (b) 2,172,670 shares may be issued pursuant to outstanding RSUs; (c) 356,221 shares may be issued pursuant to outstanding PSUs (see footnote (2) below); and (d) 41,585 shares may be issued pursuant to outstanding DSUs.
2The number of shares to be issued pursuant to outstanding PSUs represents the aggregate number of PSUs granted in each of 2019, 2020 and 2021, corresponding to the number of shares of our Class A common stock. The PSUs are based on the expected performance over the three-year period ending December 31, 2021, 2022 and 2023, respectively. The PSUs to be issued will be based on actual performance levels up to a maximum of 200%.
3The weighted-average exercise price of outstanding options, warrants and rights excludes the RSUs, PSUs and DSUs.

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CEO pay ratio disclosure
Under Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of SEC Regulation S-K, we are required to provide the ratio of the annual total compensation of our CEO, Mr. Miebach, to the median annual total compensation of all our employees, except our CEO.
For 2021, the annual total compensation of our identified median employee (that is, the median employee across all employees of the company other than the CEO) was $128,154, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which includes base pay, incentive compensation, long-term incentive awards and matching pension contributions made by the company, as well as the change in pension value during 2021. Mr. Miebach’s annual total compensation for 2021 as reported in the Summary Compensation Table was $16,120,055. Accordingly, for 2021, the ratio of the compensation of our CEO to the compensation for our median employee was estimated to be 126 to 1.
Consistent with last year, we used the following methodology to identify the median employee:
•We collected employee data of all employees globally, whether employed on a full-time, part-time or temporary basis as of December 31, 2021
•We annualized the compensation of all new employees (other than temporary employees) who were hired by the company between January 1 and December 31, 2021 to reflect their estimated compensation over the entire year
•We applied an exchange rate as of December 1, 2021 to convert all international currencies into U.S. dollars
•We used total base pay and annual bonus target as of December 31, 2021 and actual long-term incentive award granted in 2021 as our consistently applied compensation measure
We believe our pay ratio presented above is a reasonable estimate. As SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, estimates and assumptions, our pay ratio may not be comparable with the pay ratios reported by other companies. Furthermore, the SEC has stated that it did not believe a purpose of the pay ratio rule was to facilitate comparisons among companies.

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AUDIT

Audit
This section describes the factors we considered in making our recommendation that stockholders ratify our selection of PricewaterhouseCoopers as our independent registered public accounting firm for 2022.	07

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AUDIT

Proposal 3: Ratification of the appointment of independent registered public accounting firm for 2022	The Board unanimously recommends that stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Mastercard’s independent registered public accounting firm for 2022

The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit Mastercard’s financial statements. The Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm to audit the financial statements of Mastercard Incorporated and its subsidiaries for the year ending December 31, 2022. PwC has served as our independent registered public accounting firm since 1989.
The Audit Committee conducted its annual evaluation of PwC, considering the factors described in the Audit Committee report below. Based on this evaluation, the committee believes that the continued retention of PwC to serve as our independent registered public accounting firm is in the best interests of Mastercard and our stockholders, and a resolution will be presented at the Annual Meeting to ratify PwC’s appointment. Although ratification is not required by applicable laws, our by-laws or otherwise, the Board is submitting the selection of PwC to our stockholders for ratification because we value your views on our independent registered public accounting firm. The Audit Committee intends to carefully consider the results of the vote. If the stockholders do not ratify the appointment of PwC, the committee will reconsider PwC’s selection. Even if the selection is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of Mastercard and our stockholders.
A PwC representative is expected to be present at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

Auditor’s services and fees
Audit Committee pre-approval of audit and non-audit services
The Audit Committee and Mastercard have adopted policies and procedures pertaining to the provision by Mastercard’s independent registered public accounting firm of any audit or non-audit services. The policies and procedures in place specifically require Audit Committee pre-approval of all audit and non-audit services. In addition, proposed services of the independent registered public accounting firm materially exceeding any pre-approved project scope, terms and conditions or cost levels require prior approval by the Audit Committee. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee Chair and to the committee at its next regular meeting. The Audit Committee may delegate power to its chair to pre-approve, in certain circumstances, any engagements or changes in engagements by the independent registered public accounting firm for audit or non-audit services. All fees paid to PwC in connection with 2021 engagements were pre-approved in accordance with Mastercard’s policies and procedures.
The Audit Committee and Mastercard also have adopted policies and procedures to help ensure the independence of our independent registered public accounting firm and periodically consider whether there should be a regular rotation of the firm. As part of this review process, PwC was evaluated utilizing guidance prescribed by the Center for Audit Quality.
Further, in addition to assuring the mandated rotation of the lead engagement partner in accordance with SEC rules, the Audit Committee oversees the selection of the independent registered public accounting firm’s lead engagement partner. The process for selection of the lead engagement partner involves a meeting between the Audit Committee Chair and the candidate for the role, as well as discussions with the committee and management.

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AUDIT
Audit fees and all other fees
Set forth below are the aggregate audit and non-audit fees billed to Mastercard by PwC for 2021 and 2020 (in thousands):

Type of fee	Description	2021	2020
Audit fees	For the annual integrated audit, the quarterly reviews of the consolidated financial statements, and the statutory audits required for certain businesses, countries or jurisdictions in which we operate, as well as comfort letters, consents or services provided in connection with other statutory and regulatory filings	$9,038	$8,844
Audit-related fees	For assurance and audit-related services (not included in the audit fees set forth above) reasonably associated with the performance of the audit or review of our financial statements, primarily internal controls review of selected information systems	$2,327	$985
Tax fees	For tax compliance, tax advice and tax planning services	$278	$109
All other fees	All other fees for permitted services that do not fit into the above categories, primarily fees for compliance-related services and consulting services	$193	$6
Total		$11,836	$9,944
Audit Committee report
Mastercard’s Audit Committee operates under a written charter adopted by the Board. You can find the charter on our website at https://investor.mastercard.com/investor-relations/corporate-governance/board-committees/default.aspx.
The charter details the committee’s responsibilities and practices. It is reviewed and updated annually as appropriate to reflect the committee’s evolving role and to address regulatory changes, evolving oversight practices and investor feedback.
Primary responsibilities
The Audit Committee assists the Board in its oversight of:
•quality and integrity of Mastercard’s financial statements
•Mastercard’s compliance with legal and regulatory requirements
•qualifications, performance and independence of the independent registered public accounting firm engaged to perform the integrated audit of the company
•risk assessment and risk management of the company
•performance of Mastercard’s internal audit function
•quality of Mastercard’s internal controls
2021 actions
In 2021, the Audit Committee met 9 times and fulfilled its duties and responsibilities. Among other things, the committee performed the following:
Reporting
•Met regularly with management, the General Auditor and PwC to discuss the overall quality of Mastercard’s financial accounting and reporting
•Reviewed and discussed with management and PwC Mastercard’s financial statements, earnings releases, and quarterly and annual reports prior to furnishing to or filing with the SEC
•Reviewed with management, the General Auditor and PwC the results of internal and external audit examinations and approved internal and external audit plans, which were developed based on a risk-based methodology and evaluation

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AUDIT
Independent auditor
•Approved all audit, audit-related and non-audit fees and services consistent with Mastercard’s pre-approval policy
•Reviewed PwC’s qualifications, performance and independence and discussed PwC’s independence with it
•Discussed the re-appointment of PwC, as well as the pros and cons of auditor rotation
Internal audit
•Reviewed the structure, objectives, resourcing and performance of Mastercard’s internal audit function, as well as the internal audit plan and the resulting findings and observations
Internal controls
•Met with internal audit and PwC, both with and without management present, to discuss their evaluations of Mastercard’s internal controls, including internal controls over financial reporting, and reported to the Board on the status of those controls
Legal, compliance and risk
•Regularly met with Mastercard’s Chief Financial Officer, General Counsel and General Auditor and with PwC to discuss financial management and reporting, legal and regulatory, accounting, audit and internal control matters
•Regularly met with the Chief Compliance Officer to discuss the effectiveness of Mastercard’s ethics and compliance system and regularly received related status reports
•Periodically met with Mastercard’s Enterprise Risk Management team, other members of management, the General Auditor, the Chief Compliance Officer, tax team and individual business unit leaders and with PwC to assess Mastercard’s guidelines and policies with respect to risk assessment and risk management, as well as to review current and emerging risks
•Met with the Chief Security Officer and Chief Privacy Officer to review and discuss information security, business continuity, and data privacy matters and risks
Oversight and evaluation of independent registered public accounting firm
As noted above, the Audit Committee assists the Board in its oversight of PwC’s qualifications, performance and independence. The committee recognizes the importance of maintaining the firm’s independence, in both fact and appearance. As part of its process to determine and ensure PwC’s independence, the Audit Committee has received from PwC the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board (PCAOB) regarding the firm’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with PwC that firm’s independence from the company and management. These discussions included reviewing and considering with PwC whether the provision of non-audit services provided by it to Mastercard during 2021 was compatible with its independence. The Audit Committee concurred with PwC’s conclusion that PwC is independent from Mastercard and management.
The Audit Committee also is responsible for the appointment, compensation and retention of PwC, including an annual evaluation of PwC, periodic consideration of firm rotation and oversight of the selection of the firm’s lead engagement partner. As part of its responsibilities, the committee conducted its annual evaluation of PwC.
In deciding whether to re-engage PwC, the Audit Committee considered:
•PwC’s independence and integrity
•PwC’s competence and compliance with technical standards
•The business acumen, value-added benefit, continuity and consistency, and technical and core competency provided by the engagement team
•PwC’s capabilities and expertise to support the complexity of our global footprint, breadth of businesses and industry
•The effectiveness of PwC’s processes, including its quality control, timeliness and responsiveness, and communication and interaction with management
•PwC’s efforts toward efficiency, including with respect to process improvements and fees
Based on this review, the Audit Committee has retained PwC and believes its continued retention is in the best interests of Mastercard and our stockholders.

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2021 audited financial statements and internal controls
Management is responsible for establishing effective internal controls over financial reporting and preparing Mastercard’s consolidated financial statements. PwC is responsible for:
•auditing and reporting on Mastercard’s consolidated financial statements in accordance with the standards of the PCAOB
•expressing an integrated opinion as to whether Mastercard’s financial statements conform in all material respects with Generally Accepted Accounting Principles (GAAP) and whether Mastercard’s internal controls over financial reporting are effective as of December 31, 2021, based on criteria established by the Committee of Sponsoring Organizations of the Treadway Commission (2013)
The Audit Committee monitors and oversees the processes by which management and PwC fulfill their responsibilities.
In this context, the Audit Committee, among other things, has met and held discussions with management and PwC to review and discuss Mastercard’s audited financial statements and management’s assessment of its internal control over financial reporting and PwC’s evaluation of such assessment; asked management and PwC questions relating to such matters; and discussed with PwC the matters required to be discussed by the applicable PCAOB standards and the SEC. These meetings and discussions included a review of the quality of the accounting principles the company utilized, the reasonableness of significant accounting estimates and judgments, and the clarity of disclosures in Mastercard’s consolidated financial statements. As part of these discussions, management represented to the Audit Committee that Mastercard’s consolidated financial statements were prepared in accordance with GAAP.
Based upon the Audit Committee’s discussions with management and PwC, the Audit Committee’s review of the representations of management and the report and required communications provided by PwC to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Mastercard’s 2021 Form 10-K for filing with the SEC.
Audit Committee
Julius Genachowski, Chair
Steven J. Freiberg*
Merit E. Janow
Rima Qureshi
Gabrielle Sulzberger
Jackson Tai
Lance Uggla
(April 2022)

*Through the date of the Annual Meeting

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APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Approval of an amendment to the Certificate of Incorporation
08

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APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION

Proposal 4: Approval of an amendment to the Certificate of Incorporation to enable adoption of a stockholders’ right to call special meetings of stockholders	The Board unanimously recommends that stockholders vote FOR the amendment to our Certificate of Incorporation to enable the adoption of a stockholders’ right to call special meetings of stockholders
General
The Company’s current certificate of incorporation (the Charter) provides that special meetings may only be called by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Company. This means that the Company’s stockholders are currently unable to exercise a right to require the Company to call special meetings.
Reasons for Proposed Amendments
After a review of evolving corporate governance practices and the stockholder proposal set forth in Proposal 5 of this proxy statement, and consistent with its strong commitment to the careful consideration of investor views, the Board has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Charter to enable the adoption of a stockholders’ right to require the Company to call special meetings. However, the Board cannot unilaterally adopt the proposal because a stockholder vote to amend the Charter is necessary under Delaware law. Accordingly, the Board unanimously recommends that stockholders approve and adopt the proposed amendment to the Charter. The Board has also unanimously adopted a resolution to amend the by-laws to provide that one or more stockholders who own, and have owned continuously for at least one year, shares representing at least 15% of the voting power of the outstanding shares of Class A common stock entitled to vote on the matters requested to be considered at such meeting and who comply with the other applicable requirements and procedures set forth in the by-laws would have the ability to require the Company to call a special meeting of stockholders, in conformity with the proposed amendment to the Charter and contingent on stockholder approval of the amendment to the Charter.

The stockholder proposal set forth in Proposal 5 of this proxy statement requests that the Company adopt a special meeting right with a 10% ownership threshold. The Board recognizes that providing stockholders the ability to call special meetings is viewed by some stockholders as an important corporate governance practice but believes that the special meeting right proposed by the Company in this Proposal 4 with a 15% ownership threshold strikes an appropriate balance between enhancing stockholder rights and adequately protecting stockholder interests. By setting the ownership threshold at 15%, the Board believes that the special meeting right will contribute to corporate governance practices that promote long-term value and strengthen board and management accountability to the Company’s stockholders while ensuring that special meetings are extraordinary events, given their considerable costs to the Company.
Furthermore, a 15% ownership threshold aligns with the corporate governance practices among S&P 500 companies. The 10% ownership threshold requested by the stockholder in Proposal 5 of this proxy statement is lower than that of a significant majority of S&P 500 companies that offer stockholders the right to call special meetings, approximately 75% of which provide for special meeting rights with an ownership threshold higher than 10%.
As described below, the Board also believes it is appropriate to include certain other reasonable limitations around stockholder-requested special meetings, including requirements related to ownership rights, providing information and timing of such special meetings. The Board believes these limitations will help avoid duplicative or unnecessary special meetings.
In light of these careful considerations, and based on the recommendation of the Nominating and Corporate Governance Committee, the Board has

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APPROVAL OF AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION
approved, and recommends that the Company’s stockholders approve and adopt, the proposed charter amendment.
Specific Proposed Amendments
The proposed amended version of Section 7.1 of the Charter provides that special meetings may be called as set forth in the Company’s by-laws, thereby enabling the adoption of a stockholders’ right to call special meetings.
We encourage stockholders to review the full text of the proposed amendment in Appendix B. The general description of the Charter and the proposed amendment set forth herein are qualified in their entirety by reference to the text of Appendix B.
The Board has also voted to amend Article I, Section 2, contingent upon stockholder approval of such Section 7.1, to provide for the stockholders’ right to require the Company to call a special meeting. If our stockholders approve the amendment to Section 7.1 of the Charter, Article I of the by-laws would be amended and restated to require that the Company call a special meeting of stockholders on the direction of the Board, Chairman of the Board or the Chief Executive Officer of the Company, or upon written request of one or more stockholders who:
•own shares representing at least 15% of the voting power of all outstanding shares of the Company’s Class A Common Stock for at least one year; and
•comply with the other applicable requirements and procedures set forth in the Company’s by-laws from time to time, including the requirements and procedures adopted by the Board through such amendments to the by-laws, which are described below.
We encourage stockholders to review the full text of the corresponding amendments to the by-laws, contingent upon stockholder approval of the proposed amendment to the Charter, in Appendix B. The general description of the by-laws and such amendments set forth herein are qualified in their entirety by reference to the text of Appendix C.
Ownership Requirement
The amended version of Article I, Section 2 of the by-laws requires the Company to call a special meeting of stockholders upon the written request of one or more stockholders who own shares representing at least 15% of the voting power of all outstanding shares of the Company’s Class A common stock for at least one year. Where a stockholder intends to engage in a “public solicitation” to reach the special meeting ownership threshold, the stockholder would initiate the process of requesting a special meeting by asking the Board to set an initial record date for determining the shares of Class A common stock that count toward the 15% ownership threshold.
Such amendments provide that the 15% ownership threshold is based on a “net long” ownership definition and that only shares of Class A common stock that have been continuously held for at least one year will count toward the threshold. The amendments rely on the current “net long” definition of stock ownership that applies under Article I, Section 12(C)(iv) of the by-laws. Under the “net long” definition, a person would be deemed to “own” only those outstanding shares of Class A common stock as to which the person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. The Board believes a “net long” definition of ownership is an appropriate mechanism to limit the special meeting right to stockholders with full economic interest and voting rights in the Company’s Class A common stock.
We encourage stockholders to review the full text of the proposed amendments in Appendix B. The general description of the Charter and the proposed amendments set forth herein are qualified in their entirety by reference to the text of Appendix B.
Information Provisions
The amended version of Article I, Section 2 of the by-laws also requires that any stockholders seeking to require that the Company call a special meeting or soliciting other stockholders to support a call for the special meeting must furnish information that is the same in all material respects as what would be required when stockholders seek to propose action or nominate directors at a stockholders’ meeting under the Company’s advance notice by-laws. The Board believes that this information requirement is an appropriate mechanism to promote transparency and to provide the Company and its stockholders comparable information about matters that a stockholder seeks to present for a stockholder vote, whether the stockholder is seeking to use the advance notice process or call a special meeting.

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Additional Provisions
The amended version of Article I, Section 2 of the by-laws also requires that a special meeting called by stockholders be held not more than 120 days after the Company receives a valid special meeting request. These provisions also provide that the Secretary shall not be required to call a stockholder-requested special meeting if the special meeting request:
•does not comply with the requirements pertaining to special meeting requests set forth in the by-laws or applicable law;
•relates to an item of business that is not a proper subject for stockholder action under applicable law;
•is received by the Secretary during the period commencing 120 days prior to the first anniversary of the preceding year’s annual meeting and ending on the earlier of the date of the next annual meeting and 30 days after the first anniversary of the date of the previous meeting;
•relates to an item of business that is identical or substantially similar to any item of business (a “Similar Item”) (other than the election of directors) that was presented at a stockholder meeting held within 12 months before the special meeting request is received;
•relates to a Similar Item (including, without limitation, the election or removal of directors) that was presented at a meeting of stockholders held within 120 days before the special meeting request is received; and
•relates to a Similar Item that is included in the Company’s notice of meeting for a stockholder meeting that has been called but not yet held or that is called for a date for 120 days of the receipt of the special meeting request.
Such amendments to the by-laws also provide that any disposition of shares that count toward the 15% ownership threshold would be treated as a revocation of a stockholder request for a special meeting with respect to those shares. If, at any point after any revocation of a special meeting request by a stockholder, the unrevoked requests represent less than 15% of the voting power of all outstanding shares of Class A common stock, the Board would have the discretion to cancel the special meeting of stockholders. The amendments to the by-laws specify that the business to be transacted at a stockholder-requested special meeting would be limited to (1) the business stated in a valid special meeting request and (2) any additional business that the Board determines to include in the notice for such special meeting.
Votes Required for Approval
For the proposed amendment to the Charter to become effective, this proposal must receive the affirmative vote of a majority of the outstanding shares entitled to vote thereon.
If the proposed amendment to the Charter is approved by the stockholders, we anticipate filing an amended and restated certificate of incorporation with the Delaware Secretary of State as soon as practicable following stockholder approval, and the amended and restated certificate of incorporation will become effective only upon such filing.
If the proposed amendment to the Charter to enable the adoption of a stockholders’ right to call special meetings is not approved by the stockholders, the current provisions will continue to remain in existence; that is, special meetings may only be called by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Company, and the Company’s stockholders will be unable to exercise a right to call special meetings.

The Board of Directors unanimously recommends that stockholders vote FOR the approval of the amendment of the company’s Certificate of Incorporation to enable adoption of a stockholders’ right to call special meetings of stockholders

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STOCKHOLDER PROPOSALS

Stockholder proposals
09

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STOCKHOLDER PROPOSALS

Proposal 5: Consideration of a stockholder proposal on the right to call special meetings of stockholders	The Board unanimously recommends that stockholders vote AGAINST this proposal.
The following proposal has been submitted to the company for action at the Annual Meeting by John Chevedden. Mr. Chevedden’s address and shareholdings will be provided promptly upon receipt of a written or oral request. The text of his proposal is as follows:
Proposal 5 - Special Shareholder Meeting Improvement
Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.
One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.
A large number of companies provide shareholders with the right to act by written consent and the right to call a special shareholder meeting. MasterCard shareholders have neither right.
Enabling shareholders to act by written consent is an important right. Conagra shareholders gave 85%-support to a 2021 shareholder proposal for a shareholder right to act by written consent. This 85%-support was all the more impressive since the shareholder proponent did nothing to promote his proposal.
A reasonable 10% shareholder right to call for a special shareholder meeting could be used to elect a new director. It could also be an incentive for the chairman of the MasterCard management pay committee, Mr. Richard Davis, to take his job more seriously.
Management pay was rejected by 24% of shareholders in spite of MasterCard management going to corporate war chest and sending extraneous messages to shareholders urging them to approve management pay. A 24% rejection is in contrast to the norm of a 5% rejection at many companies.
We need a right for 10% of shares to call for a special shareholder meeting to help make up for absolutely no shareholder right to act by written consent and to also incentivize our directors to better performance.
Please vote yes:
Special Shareholder Meeting Improvement — Proposal 5

The Board’s Statement in Response
After a review of evolving corporate governance practices, and consistent with its strong commitment to the careful consideration of investor views, the Board recognizes that providing stockholders the ability to call special meetings is viewed by some stockholders as an important corporate governance practice. However, the Board believes that the 10% ownership threshold for calling a special meeting is not in the best interests of the company and its stockholders. Instead, the company has proposed in Proposal 4 that stockholders approve an amendment to the company’s certificate of incorporation to enable the adoption of a stockholder special meeting right with a 15% ownership threshold, which the Board believes strikes an appropriate balance between stockholders’ ability to hold management accountable and the company’s ability to focus on stockholders’ long-term interests. For detailed discussion of this management proposal, see Proposal 4 of this proxy statement.
The company believes that a stockholder special meeting right with only a 10% threshold would increase the risk that a relatively small group of

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STOCKHOLDER PROPOSALS
stockholders with narrow interests that do not reflect the views of most other stockholders could call special meetings to advance their own particular, short-term agendas that are not aligned with the long-term interests of the company and its other stockholders. Such minority stockholders could also call special meetings solely to seek concessions from the company that serve only their interests in exchange for avoiding a special meeting. Special meetings subject the company to considerable expense and can distract management and the Board from important business initiatives and objectives. Only special meetings that advance the long-term interests of the company should be held to justify the significant resources required.
Implementing a 15% ownership threshold and other reasonable limitations, consistent with Proposal 4, would instead ensure that a special meeting will be called only when there is meaningful support for the meeting among the company’s stockholders and would help contribute to corporate governance practices that promote long-term value and strengthen Board and management accountability to the company’s stockholders.
The 10% ownership threshold requested by the proposal is not consistent with standard practice among S&P 500 companies. Meanwhile, the 15% ownership threshold proposed by management as part of Proposal 4 aligns with corporate governance practices among S&P 500 companies. Seventy percent of S&P 500 companies provide a special meeting right to stockholders, but less than 25% of those companies set an ownership threshold at 10%, as requested by the proposal. The vast majority of such companies providing a special meeting right to stockholders set an ownership threshold at higher than 10%.

The company also believes that introducing a stockholder special meeting right with a 10% threshold is unnecessary in light of the company’s current governance practices. These strong governance features include:
•annual election of directors;
•majority voting for director nominees;
•no supermajority vote requirements to amend the incorporation documents;
•independent chairman;
•independent Board, other than our CEO; and
•proxy access, allowing eligible long-term stockholders holding 3% or more of our outstanding shares of common stock to include nominations for directors in the company’s proxy statement.
Given these considerations around the company’s corporate governance framework, including management’s proposal to enable the adoption of a stockholder special meeting right with a 15% ownership threshold, the Board believes that this proposal is unnecessary and not in the best interests of the company and its stockholders.
Therefore, our Board recommends that our stockholders vote AGAINST this proposal.

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STOCKHOLDER PROPOSALS

Proposal 6: Consideration of a stockholder proposal requesting Board approval of certain political contributions	The Board unanimously recommends that stockholders vote AGAINST this proposal.
The following proposal has been submitted to the company for action at the Annual Meeting by Michael J. Timko. Mr. Timko’s address and shareholdings will be provided promptly upon receipt of a written or oral request. The text of his proposal is as follows:
Shareholder Proposal
WHEREAS, the Company enjoys a reputation for decency and good citizenship and its 2021 proxy statement confirms the Company's commitment to decency; and
WHEREAS, from time to time the Company donates, directly or indirectly, to Senators and Representatives who, together, comprise the United States Congress ("Members of Congress"); and
WHEREAS, on January 6, 2021, 147 Members of Congress (8 Senators and 139 Representatives) objected to the certification of Joseph Biden as the duly elected President of United States (hereafter referred to as "Objectors"); and
WHEREAS, objecting to the certification of Joseph Biden as the duly elected President of the United States does not reflect and is contrary to the values of the Company; and
WHEREAS, prior to the date set forth below, the Company "suspended" donations to Objectors, reserving the right to resume donations to Objectors;
NOW, THEREFORE, it is proposed that any future direct or indirect donation to any one or more Objector be subject to the express written approval of a majority of the Company's directors then authorized to vote.

The Board’s Statement in Response
Mastercard is committed to engaging constructively in the political process and policy arena in a manner that informs and affects the debate concerning issues related to our business, investors and customers, including but not limited to payment system innovation, data privacy, the regulation of digital transactions, taxation and other issues disclosed in the company’s public filings. We strive to engage on these issues in the most responsible and ethical way. Mastercard complies with all applicable laws and regulations in connection with the company’s political and public policy activities. Any such activities in which Mastercard engages are based solely upon the best interests of the company and are made without regard to the private political preferences of its executives or directors. These core tenets are reflected in our Political Activity and Public Policy Statement (Statement), located under the Corporate Governance section of our website: https://investor.mastercard.com/corporate-governance/policies-and-reports/default.aspx.
Federal law prohibits the use of corporate resources to directly support or oppose candidates or political committees. Accordingly, Mastercard cannot make any contributions to any candidates at the federal level, including to the 147 Members of Congress who refused to certify the results of the 2020 election. Similarly, trade associations and other business groups are prohibited from using any Mastercard funds, including membership dues, to make any contributions to federal candidates. In short, Mastercard does not, and cannot, make any direct or indirect corporate contributions to any federal candidate, including the 147.
However, like many other large public companies, Mastercard does sponsor a federal separate, segregated fund, the Mastercard Political Action Committee (Mastercard PAC), which is a pool of voluntary contributions from eligible employees. No Mastercard funds may be commingled with PAC funds; the PAC is entirely employee-funded.

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STOCKHOLDER PROPOSALS
Consistent with corporate best practices, the Mastercard PAC is governed by a PAC Board of Directors (the PAC Board) that is composed of PAC-eligible Mastercard employees representing a cross section of the company’s departments and geographies. The PAC’s activities are reported on our website and are regulated by the Federal Election Commission.
Each year, the Public Policy team crafts a PAC budget for the coming year and presents the budget for discussion and approval by the PAC Board. When developing the annual PAC budget, the Public Policy team and the PAC Board are bound by the PAC’s stated contribution criteria, which can be found in the Statement on the company’s website.
In the aftermath of the events of January 6, 2021, the PAC Board adopted two new criteria to add to the existing list. Specifically, the criteria now include:
•Commitment to democracy, constitutional protections and the rule of law
•Respect and tolerance for a diversity of views, leadership on matters of social impact, adherence to high standards and exemplary ethical character
The other criteria are:
•Support for, or expertise on, issues of importance to Mastercard
•Seniority on committees with jurisdiction over issues affecting Mastercard
•Leadership positions within Congress
•Representation of key states and districts where Mastercard has significant operations and interests
Mastercard was among the first companies to pause PAC contributions after January 6, with the following statement: "We will continue to review the criteria that inform our political contributions to ensure they reflect our values. We remain hopeful about the future, one in which people of differences come together to address our common challenges with decency.” Although the company did not make any specific commitments as to the time frame, the PAC has refrained from making any contributions to the 147 (now 146) for the entirety of the past year.
Any future contributions from Mastercard PAC, including any contributions to individual members of Congress, will be weighed against the new criteria. The current criteria and procedures in place for reviewing and vetting contributions are robust, and the PAC Board and the Public Policy team together are best positioned to determine the application of the criteria. In addition, the Nominating and Corporate Governance Committee has
oversight responsibility over Mastercard’s public policy activities, including the PAC.
We note that Mastercard is a recognized industry leader in the areas of political transparency and accountability. This is reflected in the Company’s status as a “trendsetter” by the CPA-Zicklin Index of Corporate Political Disclosure and Accountability, the leading industry watchdog on political accountability. The CPA-Zicklin Index benchmarks the political disclosure and accountability policies and practices for election-related spending of U.S. companies within the Fortune 500. The annual index is produced by the Center for Political Accountability in conjunction with the Zicklin Center for Business Ethics Research at The Wharton School at the University of Pennsylvania.
Zicklin recognizes Mastercard for, among other things:
•Robust internal controls. Mastercard has an active PAC Board; the Nominating and Corporate Governance Committee of the Board of Directors is responsible for overseeing Mastercard’s public policy activities and at least once annually will review political contributions, trade association dues used for political purposes, corporate political expenditures, lobbying efforts and strategies, and Mastercard’s political activity policies.
•Strong governance limitations. Neither the company nor the PAC gives to Super PACs, nor do they make political independent expenditures. Mastercard also goes one step further and requests from its trade associations information on any political contributions or independent expenditures they may have made using Mastercard funds during the year, and if any are reported, this information is provided on the Political Activity website.
•Political transparency. Mastercard makes available to the public on its website links to all corporate and PAC contributions that it makes at the federal and state levels, along with the criteria used to evaluate policymakers for a potential political contribution. Furthermore, the company provides links on its website to all of the quarterly, semiannual, and/or annual lobbying disclosures that it files at the federal and state levels.
Mastercard and Mastercard’s PAC already have strong operational and governance structures in place that provide appropriate safeguards for engaging in political activities.
For all of the foregoing reasons, the Board recommends that shareholders vote AGAINST this proposal.

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STOCKHOLDER PROPOSALS

Proposal 7: Consideration of a stockholder proposal requesting charitable donation disclosure	The Board unanimously recommends that stockholders vote AGAINST this proposal.
The following proposal has been submitted to the company for action at the Annual Meeting by the National Legal and Policy Center (NLPC). The shareholdings and address of NLPC will be provided promptly upon receipt of a written or oral request. The text of the proposal is as follows:
Shareholder Proposal
RESOLVED:
The shareholders request that Mastercard Inc. (“Company”) provide a report, published on the company’s website and updated semi-annually – and omitting proprietary information and at reasonable cost – that discloses, itemizes and quantifies all Company charitable donations, aggregated by recipient name & address each year for contributions that exceed $999 annually.
This report shall include:
1.Monetary and non-monetary contributions made to non-profit organizations operating under Section 501(c)(3) and 501(c)(4) of the Internal Revenue Code, and any other public or private charitable organization;
2.Policies and procedures for charitable contributions (both direct and indirect) made with corporate assets;
3.Rationale for each of the charitable contributions.
SUPPORTING STATEMENT:
Mastercard Inc.’s assets belong to its shareholders. The expenditure or distribution of corporate assets, including charitable contributions, should be consistent with shareholder interests. Accordingly, the Company’s policies and procedures for charitable contributions should be disclosed to shareholders.
Company executives exercise wide discretion over the use of corporate assets for charitable purposes. Absent a system of transparency and accountability for charitable contributions, Company executives may use Company assets for objectives that are not shared by and may be inimical to the interests of the Company and its shareholders.
Current disclosure is insufficient to allow the Company’s Board, its shareholders, and its current and prospective customers to fully evaluate the charitable use of corporate assets.
There is currently no single source providing shareholders the information sought by this resolution.
The Board’s Statement in Response
The Board unanimously recommends that stockholders vote AGAINST this proposal because the company already provides extensive disclosure regarding its charitable donations.

Charitable giving at Mastercard is guided by our mission to connect and power an inclusive, sustainable digital economy that benefits everyone, everywhere, by making transactions safe, simple, smart and accessible. We also know that an equitable recovery from the pandemic is critical, and we believe that by applying the strength of our resources and network, we can help make economic growth inclusive.
The company primarily provides transparency to stakeholders around our efforts in this area through our Corporate Sustainability Report and our website. In particular, we feature both enterprise-wide and specific social impact work in the following places:
•Inclusive Growth section of our Corporate Sustainability Report
(https://investor.mastercard.com/Sustainability/default.aspx)
•Corporate Responsibility segment of our company website
(https://www.mastercard.com/global/en/vision/corp-responsibility.html)
•the Mastercard Center for Inclusive Growth website
(https://mastercardcenter.org/)

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STOCKHOLDER PROPOSALS
The bulk of our social impact work is done via the Mastercard Center for Inclusive Growth (Center), a part of Mastercard that is dedicated to advancing equitable and sustainable economic growth and financial inclusion around the world and which administers the philanthropic Mastercard Impact Fund (Fund) to produce independent research, scalable global programs, and an empowered community of thinkers, leaders and doers on the front lines of inclusive growth.
We created the Center, a philanthropic hub within the company, in 2014 to focus our efforts to advance equitable and sustainable economic growth. The details of the work of the Center are showcased on its website: https://www.mastercardcenter.org/. Highlighted on the Center’s website are reports providing actionable insights from the Center’s network of research partners and grantees relating to financial security, the future of workers, the digital economy and other relevant topics, all of which are searchable by topic and region.
Additionally, in 2018, Mastercard announced its intent to dedicate $500 million of its savings generated by the U.S. and European tax reforms to advancing inclusive growth and created the Fund, an independent non-profit entity administered by the Center. The bulk of our charitable contributions are provided through the Fund. The Fund, which aims to promote sustainable and equitable economic growth and financial inclusion, is focused on three key areas: financial security, small business and impact data science. In addition to these areas, the Fund supports Mastercard’s employee matching gift program and employee dependent scholarship program as permitted by the IRS. As of December 31, 2021, the Fund has made or committed to make more than $260 million in grants globally. As a 501(c)(3) tax-exempt private foundation, the Fund is required by law to report its itemized charitable giving in annual, public IRS Form 990-PF tax filings. The Form 990 provides the names of the charitable organizations the Fund supports, their addresses, and the general purpose and amounts of the grants. These detailed tax filings, dating back to the year of the Fund’s creation, can be found online at https://www.mastercardcenter.org/about-us.
The Fund has its own board of directors composed of Mastercard current and former executives. The Fund board oversees the strategic direction and performance of the Fund. The Fund board meets regularly to review and approve grants sourced and vetted by the Center against the strategic objectives of the Fund, the IRS regulations and other factors. The Fund board also monitors the progress of work conducted under the grants, and with the assistance of the Center (and in some cases, independent third parties), evaluates the effectiveness of the programs funded by grants approved by the Fund. The Fund board spends time hearing from grant recipients as well. Finally, the Fund board reviews the financial statements of the Fund. Annually, the Center provides Mastercard executives with a report about the work of the Fund, and the Center and Fund’s social impact work is featured in presentations to our Board of Directors as well.
Mastercard also provides detailed public reporting on its social impact work and charitable giving in our Sustainability Report (Sustainability Report). The Sustainability Report describes our community support and giving efforts, including a breakdown of our yearly charitable donations by category. For instance, in 2020, total community giving was more than $50 million, with approximately $30 million focused on COVID-19 and other disaster relief efforts, $5.6 million toward matching employee giving and $14.9 million on other community support efforts. In that same year, we also dedicated $12.9 million toward data science for social impact and economic development and $16.7 million toward financial security and the future of work. (This includes Mastercard’s and the Fund’s charitable donations disbursed in 2020 and does not include non-cash donations). For more information, the Sustainability Report can be accessed online at https://investor.mastercard.com/Sustainability/default.aspx.
Separately, through the generosity of Mastercard, the Mastercard Foundation, one of the largest private foundations in the world, was created in 2006 at the time of our initial public offering. As of December 31, 2021, the Mastercard Foundation had approximately $31 billion in assets. The Mastercard Foundation has operated independently of Mastercard since its inception, and its policies, operations and program decisions are determined by the Foundation’s own board of directors. The Foundation aims to create new and exciting opportunities to make significant changes that improve the conditions, policies and incentives that accelerate opportunities for millions of people. To date, Mastercard Foundation has deployed over $4 billion to support youth livelihoods and to advance financial inclusion and education primarily in Africa. A 501(c)(4) organization, the Foundation provides information regarding its activities and its independently audited annual financial statements on its website at https://mastercardfdn.org.
We believe these existing disclosures on Mastercard’s website and in our Sustainability Report provide meaningful accountability and transparency to help ensure that our charitable giving aligns with Mastercard values.
For all of the foregoing reasons, the Board recommends that stockholders vote AGAINST this proposal.

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STOCKHOLDER PROPOSALS

Proposal 8: Consideration of a stockholder proposal requesting a report on “ghost guns”	The Board unanimously recommends that stockholders vote AGAINST this proposal.
The following proposal has been submitted to the company for action at the Annual Meeting by the Employees’ Retirement System of Rhode Island as lead filer. The shareholdings and address of the Employees Retirement System of Rhode Island, and the name, address and shareholdings of all co-filers, will be provided promptly upon receipt of a written or oral request. The text of the proposal is as follows:
Shareholder Proposal
RESOLVED:
Shareholders request the Board of Directors conduct an evaluation and issue a report within the next year (at reasonable cost, omitting proprietary information) describing if and how MasterCard Inc. (MasterCard or "The Company") intends to reduce the risk associated with the processing of payments involving its cards and/or its electronic payment system services for the sale and purchase of untraceable firearms, including "Buy, Build, Shoot" firearm kits, components, and/or accessories used to assemble privately made firearms known as "Ghost Guns".
SUPPORTING STATEMENT:
In addition to the health and safety risk to society, gun violence has a negative financial effect both in the short and long term, as it suppresses productivity and economic activity, destabilizes communities, and reduces business confidence.
Companies have an important and constructive role to play in ensuring their activities do not contribute to community violence.
Technological advances have also made it easier for unlicensed persons to make firearms at home from standalone parts or weapon parts kits. Sellers of
"Ghost Gun" kits advertise that their products are meant to be built into operable firearms with no serial number, records, or background check.
"Ghost Guns" are routinely seized from individuals who are prohibited by law from possessing firearms. When made for personal use, "Ghost guns," are not required to have a serial number, making it difficult for law enforcement to determine where, by whom, or when they were manufactured, and to whom they were sold or otherwise distributed.
From January 1, 2016, through December 31, 2020, there were approximately 23,906 suspected "Ghost Guns" reported to the Federal Bureau of Alcohol, Tobacco, Firearms and Explosives (ATF) as having been recovered by law enforcement from crime scenes, including 325 homicides or attempted homicides, which includes students who were killed during mass school shootings.1
The growing number of "Ghost Guns" is alarming to law enforcement officials across the country. The Baltimore Police Department reported that in 2020, 29 of the 126 "Ghost Guns" seized were from people who were too young to legally possess a firearm.2 The ATF Los Angeles Field Division has stated that 41% of their cases involve "Ghost Guns".3
MasterCard receives payment for the use of its services and profits from its partnership with acquiring banks and the "Ghost Gun" retailers they support.
Given the risks associated with the nature of the untraceable firearms business, as investors we are concerned that the continued use of MasterCard credit cards and/or its electronic payment system services to facilitate the sale of firearm kits, components, and/or accessories used to assemble "Ghost Guns", present regulatory, reputational, legal, and financial risks to investors.
1 https://www.federalregister.gov/documents/2021/05/21/2021-10058/definition-of-frame-or-receiver-and-identification-of-firearms
2 https://foxbaltimore.com/news/local/bpd-discusses-startling-spike-in-untraceable-ghost-guns
3 https://abc7.com/ghost-guns-california-gun-laws-kits/5893043/

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STOCKHOLDER PROPOSALS
Therefore, we urge the Board and management to assess The Company's policy related to untraceable firearm transactions and report to shareholders on how it manages risks related to these transactions.
The Board’s Statement in Response
The Board unanimously recommends that stockholders vote AGAINST this proposal.
As noted in greater detail elsewhere in this Proxy Statement, the Board recognizes the importance of effective risk oversight and exercises this oversight both directly and indirectly through its standing committees. The Board believes thoughtful risk taking is a critical component of innovation and effective leadership while also recognizing that imprudently accepting risk or failing to appropriately identify and mitigate risks could negatively impact our business and stockholder value.

With respect to issues associated with how our network is used to facilitate commerce, including firearms transactions, together with the Board, management undertakes a thoughtful consideration of the risks involved, including reputational risk and countervailing implications for our commitment to consumer data privacy and security.

Mastercard permits lawful purchases of, among a great many other things, firearms and related equipment to be made on our network. This policy is based on principles we have adopted since our founding about how our network may be used to facilitate commerce among consumers and merchants. These principles are described in our Human Rights statement, which was adopted by the Board in April 2020:

We have long maintained strong governance standards and a commitment to transparent financial reporting and strong internal controls.

Mastercard’s franchise standard of use for our services and brand is governed by the rule of law. Customers must not engage in illegal activity. When it comes to transactions permissible by law, we respect individuals’ right to transact privately with others. We review proposals to limit acceptance of Mastercard products very carefully against our core commitment, which is to enable consumers and businesses to access their financial assets and engage in private commerce – expanding their liberty, connectivity and individual agency – consistent with the rule of law. While we hold all stakeholders in our payments system to high standards, if illegal activity is identified, we work with partners to act.

This approach respects the varying laws in each country or locality in which we do business, the privacy and independent judgment of account holders, and the role our company plays in the global economy. This respect for law creates a reliable standard for enforcement and maintains a balance between protecting people’s human rights and protecting people’s right from government infringement.

The full text of our Human Rights Statement may be found at https://www.mastercard.com/global/en/vision/corp-responsibility/human-rights-statement.html

To inform our approach, we seek to have a robust view of different perspectives from interested stakeholders on individual issues. Our engagement with stakeholders and partners helps us to understand the nature of their concerns and how best to work with them while also navigating our role as a trusted global payments provider. For example, under the guidance of our Board of Directors, Mastercard has taken action to address stakeholder concerns regarding firearms and gun violence in the United States while honoring our core principles and adhering to our obligation to ensure that individuals may transact privately with others within the bounds of the law.

We have called upon elected officials to enact meaningful policies to address gun violence. We engage with elected officials because we believe that it is the responsibility of legislators to address the issue of gun violence while it remains our role to ensure that consumers are permitted to make lawful purchases on our network.

We have funded important initiatives with partners, including targeted merchant education about certain risks, such as “strawman” purchases and suicide prevention. We also have supported non-profit educational programs on a national level that enable community-based risk reporting of the indicators to potential violence.

We also take a vigorous approach to ensuring that only lawful purchases, including only lawful firearms purchases, are permitted on our network. We deploy a variety of resources and tools across the globe to identify, monitor and, where appropriate, remediate unlawful network activity. Mastercard requires customers to comply with applicable laws, including laws relating to the purchase and sale of firearms. We levy financial penalties and suspend or terminate the licenses of customers based on specific incidents if we identify a pattern of unlawful activity. With respect to untraceable firearm parts, we recently issued a bulletin to our customers reminding them of their obligation

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to ensure that the merchants they onboard onto our network comply with state and local ordinances banning untraceable firearm parts. Our work in these areas will continue.

Our approach to the reputational issues associated with firearms transactions is also informed by the reality that our ability to address the concerns of some stakeholders is restricted by the limited nature of the information that flows through our systems – a reflection of our deep commitment to consumers’ right to data privacy, protection and security, which would be impacted by any decision by us to gather more information about their transactions. It also recognizes that on issues such as firearms, where society is deeply divided, any decision to act or to refrain from actioning itself generates potential reputational risk.

Given the importance and sensitivity of these issues, we report regularly to the Nominating and Corporate Governance Committee of our Board on data privacy, protection and security, and network integrity matters, including as they specifically relate to firearms transactions. We also report on a regular basis to our Board and other Board Committees, such as the Audit Committee (and its Risk Subcommittee), on issues relating to data privacy, protection and security, and the integrity of our network. Through these management reports, the Board oversees and guides management about the role of the company in areas that require synthesized, thoughtful consideration, including in connection with the topic of firearms transactions.

This approach, coupled with the Board’s oversight and our external engagement with stakeholders, serves to direct our efforts in this area.

For the reasons stated above, our Board recommends that our stockholders vote AGAINST this proposal.

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STOCK OWNERSHIP INFORMATION

Stock ownership information
Information about the beneficial ownership of our voting securities by directors, management and certain beneficial owners is provided in the tables in this section.	10

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STOCK OWNERSHIP INFORMATION
Security ownership of certain beneficial owners
Below is information regarding the beneficial ownership of our voting securities by each person known to us to beneficially own more than 5% of any class of our voting securities as of April 13, 2022:

Name and address of beneficial owner	Shares of Class A common stock beneficially owned	Percent of total outstanding Class A common stock beneficially owned
Mastercard Foundation[1]
250 Yonge Street, Suite 2400	104,160,950	10.9%
Toronto, Ontario M5B 2L7
The Vanguard Group, Inc.[2]
100 Vanguard Blvd.	70,152,808	7.2%
Malvern, PA 19355
BlackRock, Inc.[3]
55 East 52nd Street	65,712,258	6.7%
New York, NY 10055
1Number of shares is based on information in the Form 4 filed by Mastercard Foundation on February 16, 2022. Based on a Schedule 13G filed with the SEC on February 14, 2022, Mastercard Foundation has sole voting and dispositive power with respect to the shares of Class A common stock.
2Based on a Schedule 13G/A filed with the SEC on February 10, 2022, The Vanguard Group, Inc. has sole dispositive power with respect to 66,535,820 shares of Class A common stock, shared dispositive power with respect to 3,616,988 shares of Class A common stock and shared voting power with respect to 1,479,537 shares of Class A common stock.
3Based on a Schedule 13G/A filed with the SEC on February 3, 2022, BlackRock, Inc. has sole dispositive power with respect to 65,712,258 shares and sole voting power with respect to 54,968,560 shares of Class A common stock.

Security ownership of directors and management
The following table shows, as of April 13, 2022, all shares of Class A common stock beneficially owned by each director, each named executive officer, and all directors and executive officers as a group. Such shares consist of:
•the number of shares of Class A common stock directly or indirectly owned
•any shares of Class A common stock that could have been acquired through the exercise of options to purchase shares of Class A common stock exercisable within 60 days of that date
•any other stock awards that would vest (or have restrictions removed) within 60 days of that date, including restricted stock units, DSUs and restricted stock
Unless otherwise indicated, each of the named individuals and each member of the group have sole voting power and sole investment power with respect to the shares beneficially owned. The number of shares beneficially owned, as that term is defined by Rule 13d-3 under the Exchange Act, by all directors and executive officers as a group as of April 13, 2022 and each director and named executive officer individually is less than 1% of the outstanding shares of Class A common stock. No director or executive officer beneficially owns, either directly or indirectly, any shares of Class B common stock.

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Name	Shares of Class A common stock directly and indirectly owned	Shares of Class A common stock obtainable within 60 days	Total shares of Class A common stock beneficially owned (shown in columns (a) and (b))
	(a)	(b)[1]	(c)
Ajay Banga	387,548[2]	1,178,084[2]	1,565,632[2]
Candido Bracher	—	572	572
Richard K. Davis	4,210	3,150	7,360
Steven J. Freiberg	8,384[3]	6,705	15,089
Julius Genachowski	1,971[4,5]	6,705	8,676[4,5]
Choon Phong Goh	—	3,415	3,415
Merit E. Janow	6,021	4,658	10,679
Oki Matsumoto	2,999	3,150	6,149
Michael Miebach	20,804[5]	102,500	123,304[5]
Youngme Moon	—	2,157	2,157
Rima Qureshi	12,181	6,705	18,886
José Octavio Reyes Lagunes	25,031[6]	6,340	31,371[6]
Gabrielle Sulzberger	250	2,700	2,950
Jackson Tai	29,491	4,658	34,149
Harit Talwar	118	162	280
Lance Uggla	4,863	2,157	7,020
Michael Froman	5,412[7]	29,050	34,462
Sachin Mehra	8,650[5]	60,251	68,901[5]
Craig Vosburg	35,331[5]	141,264	176,595
All directors and executive officers as a group (27 persons)	784,639[2,3,4,5,6,7,8,9]	1,973,115	2,757,754[1,2,3,4,5,6,7,8,9]
1Includes shares of Class A common stock underlying stock options exercisable, restricted stock units vesting, deferred stock units receivable and restricted stock with restrictions removable within 60 days of April 13, 2022. For non-employee directors, also includes DSUs and restricted stock that will be settled or have restrictions removed, as applicable, within 60 days of termination of service as a director.
2Includes 79,667 shares held in a grantor retained annuity trust and 38,341 shares held in an irrevocable trust. Mr. Banga is the trustee and has sole voting and investment power with respect to these shares. Also includes 33,142 shares held in a trust by Mr. Banga’s spouse. Mr. Banga’s spouse is the trustee and has sole voting and investment power with respect to these shares.
3Includes 8,384 shares held in a trust of which Mr. Freiberg is the trustee. Mr. Freiberg has sole voting and investment power with respect to these shares.
4Includes 1,971 shares held in a trust of which Mr. Genachowski is the trustee. Mr. Genachowski has sole voting and investment power with respect to these shares.
5Fractional shares have been rounded up to the nearest whole share.
6Includes 25,031 shares held in a trust of which Mr. Reyes is the trustee. Mr. Reyes has sole voting and investment power with respect to these shares.
7Includes 4,829 shares held in a grantor retained annuity trust of which Mr. Froman is the trustee. Mr. Froman has sole voting and investment power with respect to these shares.
8     Includes 2,000 shares held by an executive officer’s dependent children.
9 Includes 116,658 shares held in a company controlled by an executive officer. Such executive officer has sole voting power and investment power with respect to these shares.

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ABOUT THE ANNUAL MEETING AND VOTING

About the Annual Meeting and voting
11	This section, organized in a Q&A format, is designed to provide stockholders with answers to general questions about our Annual Meeting.

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ABOUT THE ANNUAL MEETING AND VOTING
Why am I receiving these proxy materials?
You are receiving this proxy statement and additional proxy materials in connection with the Board’s solicitation of proxies to be voted at the virtual Annual Meeting or at any adjournment or postponement of it.
How is Mastercard distributing proxy materials?
Under SEC rules, we are furnishing our proxy materials online. On or about April [ ,] 2022, we expect to start mailing to our Class A common stockholders (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials (Notice), which explains how to access the proxy materials online and to make the materials available on www.proxyvote.com. If you receive a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice tells you how to access and review the proxy materials online. The Notice also tells you how to submit your proxy via the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, follow the instructions in the Notice explaining how to request printed materials on a one-time or ongoing basis. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet as we believe electronic delivery will allow you to receive your materials faster and also will lower costs and reduce the environmental impact of our Annual Meeting by reducing the printing and mailing of full sets of materials.
Our proxy materials include this proxy statement and the 2021 Form 10-K.
Copies of the 2021 Form 10-K and our other periodic filings also are available in the “Investor Relations” section of our website (https://investor.mastercard.com/investor-relations/default.aspx) under “Financials & SEC Filings.” The information included in our website is not incorporated herein by reference.
A copy of the proxy materials, including the 2021 Form 10-K, will be furnished to you free of charge upon request to our Corporate Secretary or to our proxy solicitor at, respectively:

Mastercard Incorporated Office of the Corporate Secretary 2000 Purchase Street Purchase, NY 10577	or	Morrow Sodali LLC 333 Ludlow Street 5th Fl., South Tower Stamford, CT 06902 Individuals call: (800) 662-5200 Banks & Brokers call:(203) 658-9400
Attention: Janet McGinness corporate.secretary@mastercard.com Telephone: 914.249.2000

Who is entitled to vote at the virtual Annual Meeting?
We have two classes of stock outstanding: Class A common stock and Class B common stock. Our publicly traded Class A common stock is our only class of voting stock. Our Class A stockholders are the only stockholders entitled to notice of, and to vote on, proposals at the virtual Annual Meeting or any adjournment or postponement of the meeting. As of April 22, 2022, [ ] shares of Class A common stock were outstanding.
Class A stockholders of record on the Record Date are entitled to vote their shares at the virtual Annual Meeting or any adjournment or postponement of it. Each share of Class A common stock is entitled to one vote per share on all matters on which stockholders are entitled to vote. The Record Date is established by the Board as required by Delaware law and our by-laws.
Class B common stock is a non-voting class held only by certain of our customers and was distributed in connection with our initial public offering. Except as may be required by Delaware law, holders of Class B common stock have no voting power and may not vote on the proposals in this proxy statement. This structure ensures that our customers, who are restricted from holding shares of Class A common stock, do not have a vote at the virtual Annual Meeting. Class B shares account for less than [ ] % of our total outstanding equity as of April 22, 2022.
A list of stockholders of record as of the Record Date can be reviewed by any stockholder or stockholder’s attorney or agent for purposes germane to the meeting during normal business hours 10 days prior to the virtual Annual Meeting at the offices of Mastercard’s Corporate Secretary at 2000 Purchase Street, Purchase, New York, and also will be available for review at the virtual Annual Meeting.

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ABOUT THE ANNUAL MEETING AND VOTING
What matters will be voted on at the virtual Annual Meeting?

The following matters are scheduled for vote by Class A stockholders at the virtual Annual Meeting:

1.Election of 13 directors
2.Advisory approval of Mastercard’s executive compensation
3.Ratification of the appointment of PwC as the independent registered public accounting firm for Mastercard for 2022
4. Approval of an amendment to our Certificate of Incorporation to enable adoption of a stockholders’ right to call special meetings of stockholders
5. Consideration of a stockholder proposal on the right to call special meetings of stockholders
6. Consideration of a stockholder proposal requesting Board approval of certain political contributions
7. Consideration of a stockholder proposal requesting charitable contribution donation disclosure
8. Consideration of a stockholder proposal requesting a report on “ghost guns”
Action on any other business which may properly come before the virtual Annual Meeting or any adjournment or postponement of the virtual Annual Meeting
What is the quorum requirement for the virtual Annual Meeting?
The presence in person or by proxy at the virtual Annual Meeting of the holders of a majority of the outstanding shares of Class A common stock entitled to vote as of the Record Date on any of the proposals to be voted upon at the virtual Annual Meeting will constitute a quorum.
What is the difference between holding shares as a registered stockholder and holding shares in street name?
If your shares of common stock are owned directly in your name with our transfer agent, EQ Shareowner Services, you are considered a registered holder of those shares.
If your shares of common stock are held by a broker, bank or other nominee, you hold those shares in street name. Your broker, bank or other nominee will vote your shares as you direct.
If I hold shares in street name, does my broker need instructions to vote my shares?
Under the rules of the NYSE, if you hold shares of common stock in street name and do not give specific voting instructions to your broker, bank or other nominee, generally your nominee will have discretion to vote your shares on routine matters but will not have discretion to vote your shares on non-routine matters. When the broker, bank or other nominee is unable to vote on a proposal because the proposal is not routine and you do not provide any voting instructions, a broker non-vote occurs, and, as a result, your shares will not be voted on these proposals.

On the following non-routine proposals, your broker, bank or other nominee will not be able to vote without instruction from you (resulting in a broker non-vote):
• Proposal 1	Election of directors
• Proposal 2	Advisory approval of Mastercard’s executive compensation
• Proposal 4	Approval of an amendment to our Certificate of Incorporation to enable adoption of a stockholders’ right to call special meetings of stockholders
• Proposal 5	Consideration of a stockholder proposal on the right to call special meetings of stockholders
• Proposal 6	Consideration of a stockholder proposal requesting Board approval of certain political contributions
• Proposal 7	Consideration of a stockholder proposal requesting charitable contribution disclosure
• Proposal 8	Consideration of a stockholder proposal requesting a report on “ghost guns”
On the following routine proposal, your broker, bank or other nominee may vote in its discretion without instruction from you:
• Proposal 3	Ratification of the appointment of PwC as our independent registered public accounting firm for 2022

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ABOUT THE ANNUAL MEETING AND VOTING
What are my voting choices for each matter, and how does the Board recommend I vote?

Proposal		Voting choices	Board recommendation

	Election of the 13 nominees named in this proxy statement to serve as directors	With respect to each director nominee: For Against Abstain	For election of all 13 director nominees

	Advisory approval of Mastercard’s executive compensation	For Against Abstain	For

	Ratification of the appointment of PwC as our independent registered public accounting firm for 2022	For Against Abstain	For

	Approval of an amendment to our Certificate of Incorporation to enable adoption of a stockholders’ right to call special meetings of stockholders	For Against Abstain	For

☒	Consideration of a stockholder proposal on the right to call special meetings of stockholders	For Against Abstain	Against
☒	Consideration of a stockholder proposal requesting Board approval of certain political contributions	For Against Abstain	Against

☒	Consideration of a stockholder proposal requesting charitable contribution disclosure	For Against Abstain	Against
☒	Consideration of a stockholder proposal requesting a report on “ghost guns”	For Against Abstain	Against
What vote is needed to elect directors?
Since the election is uncontested, each nominee who receives a greater number of FOR votes than AGAINST votes will be elected to serve as a director. Abstentions by stockholders and broker non-votes are not treated as votes cast and will have no effect on the outcome of this proposal.
The election of nominees is subject to the Board’s “majority voting” policy. Generally under this policy:
•New director nominees who fail to receive a majority of votes cast in an uncontested election will not be elected.
•To be renominated to serve on the Board, incumbent directors must provide an irrevocable resignation to the Board that is effective only when (1) the director does not receive a majority of the votes cast in an uncontested election and (2) the Board accepts the proffered resignation. If an incumbent director does not receive a majority of the votes cast in an uncontested election, the Board then would evaluate and act on the proffered resignation within 90 days of the election, taking into account the recommendation of the NCG.
•Any vacancies resulting from the Board’s acceptance of a contingent resignation, or from the failure of a new director nominee to receive a majority of the votes cast in an uncontested election, may be filled by the Board or the Board may reduce its size.
•Plurality voting (by which directors receiving the greatest number of votes cast are elected) applies in the case of any contested elections.
•The Board has received a contingent resignation from each of the 13 director nominees included in this proxy statement.

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ABOUT THE ANNUAL MEETING AND VOTING
What vote is required for the other matters to be voted upon at the virtual Annual Meeting to be adopted?

Proposal	Voting requirements	Effect of abstentions	Effect of broker non-votes
2Advisory approval of Mastercard’s executive compensation	A majority of votes cast by Class A stockholders must be FOR the proposal	No effect on outcome	No effect on outcome
3Ratification of the appointment of PwC as our independent registered public accounting firm for 2022	A majority of votes cast by Class A stockholders must be FOR the proposal (ratification not required by applicable laws)	No effect on outcome	Not applicable – brokers are permitted to vote on this matter without specific instruction from the beneficial owner
4Approval of an amendment to our Certificate of Incorporation to enable adoption of a stockholders’ right to call special meetings of stockholders	A majority of votes cast by Class A stockholders must be FOR the proposal	No effect on outcome	No effect on outcome
5Consideration of a stockholder proposal on the right to call special meetings of stockholders	A majority of votes cast by Class A stockholders must be FOR the proposal	No effect on outcome	No effect on outcome
6 Consideration of a stockholder proposal requesting Board approval of certain political contributions	A majority of votes cast by Class A stockholders must be FOR the proposal	No effect on outcome	No effect on outcome
7Consideration of a stockholder proposal requesting charitable contribution disclosure	A majority of votes cast by Class A stockholders must be FOR the proposal	No effect on outcome	No effect on outcome
8Consideration of a stockholder proposal requesting report on “ghost guns”	A majority of votes cast by Class A stockholders must be FOR the proposal	No effect on outcome	No effect on outcome
How do I vote my shares?
You can vote by calling the toll-free telephone number or by using the Internet as described in the instructions included on the Notice. If you receive a paper copy of the proxy materials, you may also vote your shares by completing, signing, dating and returning your proxy card or voting instruction form. Your vote will be cast in accordance with the instructions authorized by telephone or Internet or included on a properly signed and dated proxy card or voting instruction form, as applicable. We must receive your vote, either by telephone, Internet, proxy card or voting instruction form, by 11:59 p.m. (Eastern time) on June 20, 2022 for your vote to be counted. If you are a stockholder, you also can attend the virtual Annual Meeting and vote your shares. Be sure to read “What do I need to do if I would like to attend the virtual Annual Meeting?” on pg 137 if you are considering attending the virtual Annual Meeting.
If you do not vote by telephone or Internet, return a signed proxy card or voting instruction form, or attend the virtual Annual Meeting, and vote, no vote will be cast on your behalf. Each of the Notice, proxy card and voting instruction form indicates on its face the number of shares of common stock registered in your name at the close of business on the Record Date, which number corresponds to the number of votes you will be entitled to cast at the meeting on each proposal. You can find further discussion of Class A common stock voting power in “Who is entitled to vote at the virtual Annual Meeting?” on pg 132.
You are urged to follow the instructions on your Notice, proxy card or voting instruction form to indicate how your vote is to be cast.

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ABOUT THE ANNUAL MEETING AND VOTING
What can I do if I change my mind after I vote my shares?
Any stockholder who authorizes its vote by telephone or by Internet or executes and returns a proxy card or voting instruction form may revoke the proxy by:
•    notifying the company by writing to the Office of the Corporate Secretary of Mastercard Incorporated at 2000 Purchase Street, Purchase, NY 10577, Attention: Janet McGinness, by notice that is received no later than 11:59 p.m. (Eastern time) on June 20, 2022;
•    executing and returning a subsequent proxy that is received no later than 11:59 p.m. (Eastern time) on June 20, 2022;
•    calling the toll-free telephone number or by using the Internet as described in the instructions included on its Notice before the close of voting at 11:59 p.m. (Eastern time) on June 20, 2022; or
•    attending the virtual Annual Meeting and voting at the virtual Annual Meeting.
Attending the virtual Annual Meeting will not revoke a proxy. You can find more information on voting your shares at the virtual Annual Meeting below under the subheading, “What do I need to do if I would like to attend the virtual Annual Meeting?” on pg 137.
How are my shares voted by the proxies designated by the company?
Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies executed and received (and not revoked before they are voted) will be voted as specified in the above Board recommendations.
With respect to director nominations, should any nominee be unable to serve, the persons designated as proxies reserve full discretion to vote for another person or the Board may reduce its size. If you specify a different choice on the proxy, your shares will be voted as specified by you.
Who bears the cost of soliciting votes for the virtual Annual Meeting?
We will bear the costs of the solicitation of proxies, including the cost of preparing, printing and mailing the Notice, this proxy statement and related proxy materials. In addition to the solicitation of proxies by use of the mail, proxies may be solicited from stockholders by directors, officers, employees or agents of Mastercard in person or by telephone, facsimile or other appropriate means of communication. We have engaged Morrow Sodali LLC to solicit proxies on our behalf. The anticipated cost of Morrow Sodali LLC’s services is estimated to be approximately $20,000 plus reimbursement of reasonable out-of-pocket expenses. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid to our directors, officers or employees in connection with the solicitation. Any questions or requests for assistance regarding this proxy statement and related proxy materials may be directed to Mastercard’s Corporate Secretary or Morrow Sodali using the contact information on pg 132.
What is “householding”?
The SEC has adopted rules that allow a company to deliver a single Notice or set of proxy materials to an address shared by two or more of its stockholders. This method of delivery, known as “householding,” permits us to realize significant cost savings and reduces the amount of duplicate information stockholders receive. We are sending only one Notice to stockholders sharing a single address (or, if requested, one set of proxy materials to that address) unless we have received contrary instructions from a stockholder at that address. Any stockholder who objects to, or wishes to begin, householding may notify our Corporate Secretary orally or in writing at the above telephone number or address. We will deliver promptly an individual copy of the Notice and, if requested, proxy materials to any stockholder who revokes consent to householding.
Who counts the votes?
Morrow Sodali LLC will act as inspector of elections and will certify the voting results.
How do I find out the voting results?
We will disclose the final voting results in a Current Report on a Form 8-K to be filed with the SEC on or before June 27, 2022. The Form 8-K will be available in the “Investor Relations” section of our website (https://investor.mastercard.com/investor-relations/default.aspx) under “Financials & SEC Filings” and on the SEC’s website at www.sec.gov.

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What do I need to do if I would like to attend the virtual Annual Meeting?
Stockholders will be able to attend the virtual Annual Meeting online, vote their shares electronically and submit questions online during the meeting by logging in to www.virtualshareholdermeeting.com/MA2022 using the unique 16-digit control number included in their Notice of Internet Availability on the proxy materials, proxy or voting instruction card, email or on any additional instructions accompanying these proxy materials. Stockholders may also submit questions in advance of the meeting by entering their control number and submitting a question under the “Questions for Management” tab at proxyvote.com.
At the virtual Annual Meeting, you may vote your shares by clicking on the vote button during the time the polls are open for voting. Those without a control number may attend as guests of the meeting but will not have the option to vote their shares, ask questions or otherwise participate in the virtual Annual Meeting. Stockholders are encouraged to check in to the webcast up to 15 minutes before the virtual Annual Meeting’s start time at www.virtualshareholdermeeting.com/MA2022.
What if I have a disability?
Mastercard provides reasonable accommodations to individuals with a disability who request assistance in order to participate in the virtual Annual Meeting. We ask that requests for assistance be made on or before June 10, 2022 (11 days before the virtual Annual Meeting), if possible. Please direct your requests to the Office of the Corporate Secretary as follows:

By email to corporate.secretary@mastercard.com
By telephone 914.249.2000
By mail to Mastercard Incorporated, Office of the Corporate
Secretary, 2000 Purchase Street, Purchase, NY 10577,
Attention: Janet McGinness

Other matters
Management does not know of any business to be transacted at the virtual Annual Meeting other than those described in this proxy statement.

Should any such matter properly come before the virtual Annual Meeting for a vote, the persons designated as proxies will vote in accordance with their best judgment.

**********************************************************************************
Please note that reports and documents on our corporate website are not incorporated by reference into this proxy statement. Some of these reports contain cautionary statements regarding forward-looking information that should be carefully considered. Our statements and reports about our objectives may include statistics or metrics that are estimates, make assumptions based on developing standards that may change and provide aspirational goals that are not intended to be promises or guarantees. The statements and reports may also change at any time, and we undertake no obligation to update them, except as required by law.

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SUBMISSION OF 2023 PROPOSALS AND NOMINATIONS

Submission of 2023 proposals and nominations
Deadlines for submitting proposals for inclusion in our proxy statement for our 2023 annual meeting of stockholders, director nominations and other proposals to be considered at the 2023 annual meeting are provided in this section.	12

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Proposals for inclusion in the proxy statement for the 2023 annual meeting
If a stockholder intends to submit a proposal for inclusion in our proxy statement for our 2023 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act, the proposal must be received by our Corporate Secretary no later than December [ ], 2022.
Director nominations for inclusion in the proxy statement for the 2023 annual meeting (proxy access)
Our by-laws permit a stockholder, or a group of up to 20 stockholders, owning 3% or more of the company’s outstanding Class A common stock for at least three years to submit director nominees for up to 20% of the Board for inclusion in our proxy statement if the stockholder(s) and the nominee(s) meet the requirements in our by-laws. Notice of director nominations submitted under these proxy access by-law provisions must be received no earlier than November [ ], 2022 and no later than December [ ], 2022 for inclusion in the 2023 proxy statement.

Other proposals or director nominations to be presented at the 2023 annual meeting
In addition, our by-laws provide for an advance notice procedure for director nominations and stockholder proposals that are not submitted for inclusion in the proxy statement but that a stockholder instead wishes to present at an annual meeting. To be timely, a notice of director nominations or other matters a stockholder wishes to present at the 2023 annual meeting must be received by our Corporate Secretary between February 21, 2023 and March 23, 2023 and must comply with the additional requirements of our by-laws.
You can find more information about proxy access and our advance notice procedure for director nominations in our by-laws posted on our website at https://investor.mastercard.com/corporate-governance/corporate-documents/default.aspx.

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APPENDICES

Appendices
13

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APPENDICES
Appendix A:
Non-GAAP financial information
In this proxy statement, we disclose non-GAAP financial measures for net revenue, net income and diluted earnings per share, which exclude the impact of gains and losses on our equity investments, which includes mark-to-market fair value adjustments, impairments, and gains and losses upon disposition and the related tax impacts. Our non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts (“Special Items”). Our non-GAAP financial measures for the comparable periods exclude the impact of the following:
Gains and losses on equity investments
•During 2021 and 2020, we recorded net gains of $645 million ($497 million after tax, or $0.50 per diluted share) and $30 million ($15 million after tax, or $0.01 per diluted share), respectively. The net gains were primarily related to unrealized fair market value adjustments on marketable and non-marketable equity securities. In addition, in 2021, net gains also included realized gains on sales of marketable equity securities.
Special items
Litigation provisions
•During 2021, we recorded pre-tax charges of $94 million ($74 million after tax, or $0.07 per diluted share) related to litigation settlements and estimated attorneys’ fees with U.K. and Pan-European merchants.
•During 2020, we recorded pre-tax charges of $73 million ($67 million after tax, or $0.07 per diluted share) related to litigation provisions that included pre-tax charges of:
◦$45 million related to a legal matter associated with our prepaid cards in the U.K. and
◦$28 million related to estimated attorneys’ fees and litigation settlements with U.K. and Pan-European merchants.
Indirect tax matter
•During 2021, we recorded a pre-tax charge of $88 million ($69 million after tax, or $0.07 per diluted share) to resolve a foreign indirect tax matter for 2015 through the current period and the related interest.
.
We excluded these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items.
We believe that the non-GAAP financial measures presented facilitate an understanding of our operating performance and provide a meaningful comparison of our results between periods. We use non-GAAP financial measures to, among other things, evaluate our ongoing operations in relation to historical results, for internal planning and forecasting purposes, and in the calculation of performance-based compensation.
Currency-neutral growth rates
We present growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results. The impact of currency translation represents the effect of translating operating results where the functional currency is different from our U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency of the entity. The impact of the related realized gains and losses resulting from our foreign exchange derivative contracts designated as cash flow hedging instruments is recognized in the respective financial statement line item on the statement of operations when the underlying forecasted transactions impact earnings. The translational and transactional impact of currency and the related impact of our foreign exchange derivative contracts designated as cash flow hedging instruments (“Currency impact”) has been excluded from our currency-neutral growth rates. We believe the presentation of currency-neutral growth rates provides relevant information to facilitate an understanding of our operating results.
Net revenue, net income and diluted earnings per share adjusted for the impact of gains and losses on our equity investments, Special Items and/or the impact of currency are non-GAAP financial measures and should not be relied upon as substitutes for measures calculated in accordance with GAAP.

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APPENDICES
Non-GAAP reconciliations
($ in millions, except per share data)

	Year ended December 31, 2021
	Net revenue	Net income	Diluted earnings per share
Reported – GAAP	$18,884	$8,687	$8.76
(Gains) losses on equity investments	**	(497)	(0.50)
Litigation provisions	**	74	0.07
Indirect tax matter	**	69	0.07
Non-GAAP	$18,884	$8,333	$8.40

	Year ended December 31, 2020
	Net revenue	Net income	Diluted earnings per share
Reported – GAAP	$15,301	$6,411	$6.37
(Gains) losses on equity investments	**	(15)	(0.01)
Litigation provisions	**	67	0.07
Non-GAAP	$15,301	$6,463	$6.43

	Year ended December 31, 2021 as compared to the year ended December 31, 2020
	Increase/(Decrease)
	Net revenue	Net income	Diluted earnings per share
Reported – GAAP	23%	35%	38%
(Gains) losses on equity investments	**	(7)%	(8)%
Litigation provisions	**	—%	—%
Indirect tax matter	**	1%	1%
Non-GAAP	23%	29%	31%
Currency impact[1]	(1)%	(1)%	(1)%
Non-GAAP – currency-neutral	22%	28%	30%
Note: Figures may not sum due to rounding.
**    Not applicable
1Represents the translational and transactional impact of currency and the related impact of our foreign exchange derivative contracts designated as cash flow hedging instruments.

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APPENDICES
Appendix B:
Amended and Restated Certificate of Incorporation of Mastercard Incorporated
Mastercard Incorporated (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
A. The name of the Corporation is Mastercard Incorporated. The Corporation was originally incorporated under the name Mastercard Incorporated. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 9, 2001.
B. This Amended and Restated Certificate of Incorporation, which amends and restates the Corporation’s Amended and Restated Certificate of Incorporation in its entirety, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”).
C. The Amended and Restated Certificate of Incorporation of the Corporation shall read in its entirety as follows:
ARTICLE I
Section 1.1. Name. The name of the Corporation is Mastercard Incorporated (the “Corporation”).
ARTICLE II
Section 2.1. Address. The registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801; and the name of the Corporation’s registered agent at such address is The Corporation Trust Company.
ARTICLE III
Section 3.1. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).
ARTICLE IV
Section 4.1. Capitalization. The total number of shares of all classes of stock that the Corporation is authorized to issue is 4,500,000,000 shares, consisting of (i) 300,000,000 shares of Preferred Stock, par value $.0001 per share (“Preferred Stock”), (ii) 3,000,000,000 shares of Class A Common Stock, par value $.0001 per share (“Class A Common Stock”) and (iii) 1,200,000,000 shares of Class B Common Stock, par value $.0001 per share (“Class B Common Stock” and, together with the Class A Common Stock, the “Common Stock”). The number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class shall be required therefor.
Section 4.2. Preferred Stock.
(A) The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers (if any) of the shares of such series, and the powers, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.
(B) Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Amended and Restated Certificate

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APPENDICES
of Incorporation (including any certificate of designations relating to such series).
Section 4.3. Common Stock.
(A) Voting Rights.
(1) Each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that to the fullest extent permitted by law, holders of Class A Common Stock, as such, shall have no voting power with respect to, and shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) or pursuant to the DGCL.
(2) To the fullest extent permitted by law, holders of Class B Common Stock, as such, shall have no voting power and shall not be entitled to vote on any matter.
(B) Dividends and Distributions.
Subject to applicable law and the rights, if any, of the holders of any outstanding series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock and the Class B Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Class A Common Stock and the Class B Common Stock out of the assets of the Corporation that are by law available therefor at such times and in such amounts as the Board in its discretion shall determine. Except as otherwise required by the DGCL, in any circumstance where the Corporation may declare dividends or otherwise make distributions (including, without limitation, any distribution on liquidation, dissolution or winding-up of the Corporation) on either the Class A Common Stock or Class B Common Stock, the Corporation shall declare the same per share dividends or make the same per share distributions, as the case may be, on such other class of Common Stock; provided, however, that if any such dividends or distributions are declared with respect to the Class A
Common Stock in the form of additional shares of Class A Common Stock, such dividends or distributions shall be made with respect to the Class B Common Stock in the form of an equivalent number of shares of Class B Common Stock and if any such dividends or distributions are declared with respect to the Class B Common Stock in the form of additional shares of Class B Common Stock, such dividends or distributions shall be made with respect to the Class A Common Stock in the form of an equivalent number of shares of Class A Common Stock.
(C) Ownership of Class B Common Stock. Class B Common Stock may only be held by (i) a Class A member or affiliate member of Mastercard International Incorporated (“Mastercard International”), (ii) the Corporation or a subsidiary thereof or (iii) a director, officer or employee of the Corporation or a subsidiary thereof.
Any transfer or purported transfer that would result in a violation of the immediately preceding sentence shall be void ab initio and any shares of Class B Common Stock held in violation of this Section 4.3(C) may be redeemed by the Corporation, or its designee, at a price per share equal to the lesser of (i) the per share consideration paid in the transaction that resulted in such violative transfer (or, in the case of a devise, gift or other such transaction without consideration, the Market Price at the time of such devise or gift or other such transaction) and (ii) the Market Price on the date the Corporation, or its designee, elects to redeem such shares.
(D) Conversion.
(1) (A) Any holder of Class B Common Stock may, at any time and from time to time at such holder’s option, convert all or any portion of such holder’s shares of Class B Common Stock into an equal number of fully paid and nonassessable shares of Class A Common Stock by delivery of written or electronic notice (or such other reasonable means as the Corporation may establish) to the Corporation (and, if such shares are held in certificated form, delivery and surrender to the Corporation of the certificates representing the shares of Class B Common Stock to be so converted); provided, however, that nothing herein shall entitle any Person to convert Class B Common Stock into Class A Common Stock if this would result in any Member (including such Person) Beneficially Owning any share of Class A Common Stock except as permitted pursuant to Section 4.3(D)(1)(B). Subject to the provisos contained in the immediately preceding sentence, a conversion pursuant to this Section 4.3(D)(1)(A) may be effected in connection with a transfer of shares Beneficially Owned by a Member. Upon such delivery of written notice (and, if applicable, surrender of certificates) pursuant to this Section 4.3(D)(1)(A), the Corporation shall

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deliver or cause to be delivered to or upon the written order of the record owner of such shares of Class B Common Stock the number of fully paid and nonassessable shares of Class A Common Stock into which the shares of such Class B Common Stock have been converted in accordance with the provisions of this Section 4.3(D)(1)(A). The Corporation may, in connection with any conversion pursuant to this Section 4.3(D)(1)(A), require such evidence as the Board may determine in its sole discretion, that following such conversion the shares shall not be Beneficially Owned by a Member except as permitted pursuant to Section 4.3(D)(1)(B). The Board may from time to time establish such procedures as it may in its sole and absolute discretion determine to be necessary or desirable for the orderly conversion of Class B Common Stock, which procedures shall be binding upon the holders of Class B Common Stock.
(B) Following the occurrence of a conversion pursuant to Section 4.3(D)(1)(A) and prior to sale, Members shall be permitted to Beneficially Own Class A Common Stock for a period which shall not exceed 30 days (such period, the “Transitory Ownership Period”); provided, however, that during the Transitory Ownership Period, Members shall not be permitted to vote any shares of Class A Common Stock Beneficially Owned by them.
(2) The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on the conversion of shares of Class B Common Stock pursuant to Section 4.3(D)(1)(A); provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the record owner of Class B Common Stock converted or to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such taxes or has established, to the reasonable satisfaction of the Corporation, that such taxes have been paid.
(3) As long as any shares of Class B Common Stock shall be outstanding, the Corporation shall reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of shares of Class B Common Stock, that number of shares of Class A Common Stock necessary to effect the conversion of all of the then outstanding shares of Class B Common Stock. If at any time the Board determines that the number of authorized but unissued shares of Class A Common Stock would be insufficient to effect the conversion of all of the then outstanding shares of Class B Common Stock, the Board shall use all reasonable efforts to cause the Corporation’s authorized but unissued shares of Class A Common Stock to be increased to such number of shares as shall be sufficient to effect such conversion.
(4) Upon the occurrence of a conversion pursuant to Section 4.3(D)(1)(A), the Class B Common Stock so converted shall be retired and may not be reissued.
(5) Shares of Class A Common Stock shall not be convertible into any other class or series.
(E) Liquidation, Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class A Common Stock and Class B Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder.
(F) Mergers, Consolidation, Etc. In the event that the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Class A Common Stock or Class B Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then, and in such event, the shares of each such class of Common Stock shall be exchanged for or changed into the same per share amount of stock, securities, cash and/or any other property, as the case may be, into which or for which each share of the other class of Common Stock is exchanged or changed; provided, however, that if shares of Class A Common Stock or Class B Common Stock are exchanged for or changed into shares of capital stock, such shares so exchanged for or changed into may differ to the extent and only to the extent that the Class A Common Stock and the Class B Common Stock differ as provided herein.
(G) Adjustments. In the event that the Corporation shall, at any time when any shares of Class B Common Stock are outstanding, effect a subdivision, combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Class A Common Stock, then in each case the

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Corporation shall, at the same time, effect an equivalent subdivision, combination or consolidation of the outstanding shares of Class B Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Class B Common Stock. In the event that the Corporation shall at any time when any shares of Class A Common Stock are outstanding effect a subdivision, combination or consolidation of the outstanding shares of Class B Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Class B Common Stock, then in each case the Corporation shall, at the same time, effect an equivalent subdivision, combination or consolidation of the outstanding shares of Class A Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Class A Common Stock.
(H) Limitations on Beneficial Ownership of Class A Common Stock and Class B Common Stock.
(1) Except as permitted pursuant to Section 4.3(D)(1), no Member or Similar Person (as defined below) shall Beneficially Own any share of Class A Common Stock or any share of any other class or series of stock of the Corporation entitled to vote generally in the election of directors (“Other Voting Stock”). Any Beneficial Ownership in violation of this Section 4.3(H)(1) (including, for the avoidance of doubt, any Beneficial Ownership of a Person that shall thereafter become a Member or Similar Person) shall be subject to the provisions set forth in Section 4.3(H)(5)-(8).
(2) No Person shall Beneficially Own (a) shares of Class A Common Stock representing more than 15% of the aggregate outstanding shares or voting power of Class A Common Stock; (b) shares of any class or series of Other Voting Stock representing more than 15% of the aggregate outstanding shares or voting power of such class or series of Other Voting Stock; or (c) shares of Class A Common Stock and/or Other Voting Stock representing more than 15% of the aggregate voting power of all the then outstanding shares of stock of the Corporation entitled to vote at an election of directors, voting as a single class. Any Beneficial Ownership in violation of this Section 4.3(H)(2) shall be subject to the provisions set forth in Section 4.3(H)(5)-(8).
(3) (a) Notwithstanding Section 4.3(H)(2), The Mastercard Foundation may Beneficially Own more than 15% of the aggregate outstanding shares of Class A Common Stock; provided that The Mastercard Foundation shall not Beneficially Own more than 20% of the aggregate outstanding shares of Class A Common Stock.
(b) Notwithstanding Section 4.3(H)(1) and (2), an underwriter that participates in a public offering or a private placement of Class A Common Stock or Other Voting Stock (or securities convertible into or exchangeable for Class A Common Stock or Other Voting Stock) may Beneficially Own shares of Class A Common Stock or Other Voting Stock (or securities convertible into or exchangeable for Class A Common Stock or Other Voting Stock) in excess of the limitations on Beneficial Ownership set forth in Section 4.3(H)(1) and (2) but only to the extent necessary to facilitate such public offering or private placement.
(c) A Person (including, without limitation, a Member or Similar Person) shall not be deemed to Beneficially Own shares of Class A Common Stock or Other Voting Stock (or securities convertible into or exchangeable for Class A Common Stock or Other Voting Stock) for purposes of Section 4.3(H)(1) and (2) if such shares of Class A Common Stock or Other Voting Stock (or securities convertible into or exchangeable for Class A Common Stock or Other Voting Stock) are (x) held for the benefit of third parties or in customer or fiduciary accounts in the ordinary course of such Person’s business and if such shares are held by such Person without the purpose or effect of changing or influencing control of the Corporation or (y) are held by the designated market maker for the Class A Common Stock or the New York Stock Exchange (or, if the Corporation elects to list the Class A Common Stock on a different securities exchange, the market maker for the Class A Common Stock designated by such exchange or, failing such a designation, by the Corporation) in the ordinary course of such designated market maker’s business, if such shares are held by such designated market maker without the purpose or effect of changing or influencing control of the Corporation.
(4) Definitions. Capitalized terms defined below shall have the meanings assigned to them below when used throughout this Amended and Restated Certificate of Incorporation. In the case of any ambiguity in the definition of any of the capitalized terms defined below or elsewhere in this Amended and Restated Certificate of Incorporation, the Board of the Corporation shall have the power to resolve such ambiguity in its sole and absolute discretion.

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(a) “Affiliate” shall have the meaning assigned to such term in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (or any successor rule).
(b) “Beneficial Owner” shall have the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act (or any successor rules), except that in calculating the beneficial ownership of any particular Person, such Person will be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns”, “Beneficial Ownership” and “Beneficially Owned” have a corresponding meaning.
(c) “Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 4.3(H)(7)(f), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code (or any successor provisions).
(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
(e) “Market Price” of a security on any date shall mean the last reported sale price for such security, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, for such security, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such security is not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading or, if such security is not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board or, in the event that no trading price is available for such security, the fair market value of such security as determined in good faith by the Board.
(f) “Member” shall mean any Person that on May 30, 2006 was or thereafter shall have become or shall become, a Class A member or affiliate member of Mastercard International or licensee of any of the Corporation’s or Mastercard International’s brands, or an Affiliate of any of the foregoing, whether or not such Person continues to retain such status.
(g) “Person” shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.
(h) “Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 4.3(H)(1) or (2), would Beneficially Own shares of Class A Common Stock and/or Other Voting Stock, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.
(i) “Similar Person” shall mean any Person that is an operator, member or licensee of any general purpose payment card system that competes with the Corporation, or any Affiliate of such a Person.
(j) “The Mastercard Foundation” shall mean The Mastercard Foundation, a legal entity incorporated as a corporation without share capital under the Canada Corporations Act.
(k) “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership, or any agreement to take any such actions or cause any such events, of Class A Common Stock, Class B Common Stock and/or Other Voting Stock or the right to vote Class A Common Stock and/or Other Voting Stock, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for

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Class A Common Stock, Class B Common Stock and/or Other Voting Stock or any interest in Class A Common Stock, Class B Common Stock and/or Other Voting Stock or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership of Class A Common Stock, Class B Common Stock and/or Other Voting Stock; in each case, whether voluntary or involuntary, whether owned of record, or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.
(l) “Trust” shall mean any trust as defined in Section 4.3(H)(5)(a).
(m) “Trustee” shall mean a Person unaffiliated with the Corporation, a Prohibited Owner or any Member or Similar Person, that is appointed by the Corporation to serve as trustee of a Trust.
(5) Violative Transfer. If any Transfer is purportedly effected which, if effective, would result in any Person Beneficially Owning shares of Class A Common Stock and/or Other Voting Stock in violation of Section 4.3(H)(1) or (2), then the intended transferee shall acquire no rights in respect of such shares, including, without limitation, voting rights or rights to dividends or other distributions with respect to such shares and:
(a) that number of shares of the Class A Common Stock and/or Other Voting Stock the Beneficial Ownership of which otherwise would cause such Person to violate Section 4.3(H)(1) or (2) (rounded to the next highest whole share) shall be automatically transferred to a trust (“Trust”) for the benefit of a Charitable Beneficiary, effective as of the close of business on the business day prior to the date of such transfer, and such Person shall acquire no rights in such shares; or
(b) if the transfer to the Trust described in clause (a) of this Section 4.3(H)(5) would not be effective for any reason to prevent the violation of Section 4.3(H)(1) or (2), as applicable, then, subject to Section 4.3(H)(9) hereof, the Transfer of that number of shares of Class A Common Stock and/or Other Voting Stock that otherwise would cause any Person to violate Section 4.3(H)(1) or (2) shall be void ab initio.
(6) Remedies for Breach. If the Board shall at any time determine in good faith that a Transfer or other event has purportedly taken place that, if effected would result in a violation of Section 4.3(H)(1) or (2) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership of any shares of Class A Common Stock and/or Other Voting Stock in violation of Section 4.3(H)(1) or (2) (whether or not such violation is intended), the Board shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Corporation to redeem shares pursuant to Section 4.3(H)(7)(e), refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 4.3(H)(1) or (2) shall automatically result in the Transfer to a Trust, and, where applicable, such Transfer (or other event) in violation of Section 4.3(H)(1) or (2) shall be void ab initio irrespective of any action (or non-action) by the Board.
(7) Transfer of Class A Common Stock and/or Other Voting Stock in Trust.
(a) Ownership in Trust. Upon any purported Transfer that would result in a transfer of shares of Class A Common Stock and/or Other Voting Stock to a Trust pursuant to Section 4.3(H)(5), such shares shall be deemed to have been Transferred to the trustee of the Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such Transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the date of such purported Transfer or other event that results in the Transfer to the Trust pursuant to Section 4.3(H)(5). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner or Member. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 4.3(H)(7)(f).
(b) Status of Shares Held by the Trustee. Shares of Class A Common Stock and/or Other Voting Stock held by the Trustee shall be issued and outstanding shares of Class A Common Stock and/or Other Voting Stock, respectively, of the Corporation. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any shares held in trust by the Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the shares held in the Trust.

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(c) Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other distributions with respect to shares of Class A Common Stock and/or Other Voting Stock held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Corporation that the shares of Class A Common Stock and/or Other Voting Stock have been transferred to the Trustee shall be paid by the recipient of such dividend or distribution to the Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Trustee. Any dividend or distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to shares held in the Trust and, subject to the DGCL, effective as of the date that the shares of Class A Common Stock and/or Other Voting Stock have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that the shares of Class A Common Stock and/or Other Voting Stock have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken corporate action pursuant to such vote, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 4.3(H), until the Corporation has received notification that shares of Class A Common Stock and/or Other Voting Stock have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.
(d) Sale of Shares by Trustee. Within 20 days of receiving notice from the Corporation that shares of Class A Common Stock and/or Other Voting Stock have been transferred to the Trust, the Trustee of the Trust shall sell the shares held in the Trust to a Person, designated by the Trustee, whose ownership of the shares will not violate the ownership limitations set forth in Section 4.3(H)(1) or (2), as applicable. Upon such sale, the interest of the Charitable Beneficiary in the shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section. The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the shares or, if the Prohibited Owner did not give value for the shares in connection with the event causing the shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the shares on the day of the event causing the shares to be held in the Trust and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 4.3(H)(7)(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that shares of Class A Common Stock and/or Other Voting Stock have been transferred to the Trustee, such shares are sold by a Prohibited Owner, then (i) such shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 4.3(H)(7)(d), such excess shall be paid to the Trustee upon demand.
(e) Right to Redeem Stock Transferred to the Trustee. Shares of Class A Common Stock and/or Other Voting Stock transferred to the Trustee may be redeemed by the Corporation, or its designee, at a price per share equal to the lesser of (i) the per share consideration paid in the transaction that resulted in such transfer to the Trust (or, in the case of a devise, gift or other such transaction without consideration, the Market Price at the time of such devise or gift or other such transaction) and (ii) the Market Price on the date the Corporation, or its designee, elects to redeem such shares. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 4.3(H)(7)(c). The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to redeem such shares until the Trustee has sold the shares held in the Trust pursuant to Section 4.3(H)(7)(d). Upon such a redemption, the interest of the Charitable Beneficiary in the shares shall terminate and the Trustee shall distribute the net proceeds of the redemption to the Prohibited Owner.

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(f) Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the shares of Class A Common Stock and/or Other Voting Stock held in the Trust would not violate the restrictions set forth in Section 4.3(H)(1) or (2) in the hands of such Charitable Beneficiary.
(8) Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership of shares of Class A Common Stock and/or Other Voting Stock that will or may violate Section 4.3(H)(1) or (2) or any Person who would have owned shares of Class A Common Stock and/or Other Voting Stock that resulted in a transfer to the Trust pursuant to the provisions of Section 4.3(H)(5) shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation.
(9) NYSE Transactions. Nothing in Section 4.3(H) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Section 4.3(H) and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 4.3(H).
(10) Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 4.3(H), the Board of the Corporation shall have the power to determine the application of the provisions of this Section 4.3(H) with respect to any situation based on the facts known to it. In the event Section 4.3(H)(6) or (7) requires or permits an action or determination by the Board and this Amended and Restated Certificate of Incorporation fails to provide specific guidance with respect to such action or determination, the Board shall have the power to determine the action to be taken or determination to be made in its sole and absolute discretion so long as such action or determination is not contrary to the provisions of Section 4.3(H). Absent a decision to the contrary by the Board (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 4.3(H)(6)) acquired Beneficial Ownership of Class A Common Stock and/or Other Voting Stock in violation of Section 4.3(H)(1) or (2), such remedies (as applicable) shall apply first, to the shares of Class A Common Stock and/or Other Voting Stock which, but for such remedies, would have been owned directly by such Person, second, to the shares which, but for such remedies, would have been wholly Beneficially Owned (but not owned directly) by such Person, and thereafter, to the shares which, but for such remedies, would have been Beneficially Owned by such Person, pro rata among the Persons who directly own such shares of Class A Common Stock and/or Other Voting Stock based upon the relative number of the shares of Class A Common Stock and/or Other Voting Stock held by each such Person.
(11) Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Section 4.3(H).
(12) Non-Waiver. No delay or failure on the part of the Corporation or the Board in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board, as the case may be, except to the extent specifically waived in writing.
(I) Legend. Any certificate for shares of Common Stock shall bear a legend that the shares represented by such certificates are subject to the restrictions on transferability set forth herein.
ARTICLE V
Section 5.1. By-Laws. In furtherance and not in limitation of the powers conferred by the DGCL, the Board is expressly authorized to make, amend, alter, change, add to or repeal the by-laws of the Corporation without the assent or vote of the stockholders in any manner not inconsistent with the laws of the State of Delaware or this Amended and Restated Certificate of Incorporation. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to alter, amend or repeal any provision of the by-laws of the Corporation or to adopt any provision inconsistent therewith.
ARTICLE VI
Section 6.1. Board of Directors: Composition.
(A) The business and affairs of the Corporation shall be managed by or under the direction of a Board consisting of not less than three directors or more than fifteen directors, the exact number of directors to be determined

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from time to time by resolution adopted by affirmative vote of a majority of the Board. Any directors that may be elected by the holders of any series of Preferred Stock shall be included within the number of directors fixed by or pursuant to this Section 6.1(A).
(B) Subject to the succeeding provisions of this Section 6.1(B), the directors shall be divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board and at each annual meeting of stockholders prior to the 2011 annual meeting of stockholders successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders commencing with the 2011 annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term expiring at the next annual meeting of stockholders. Commencing with the 2013 annual meeting of stockholders, the foregoing classification of the Board of Directors shall cease. If the number of directors is changed prior to the 2013 annual meeting of stockholders, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. If the number of directors is increased at or following the 2013 annual meeting of stockholders, any additional director elected to fill a newly created directorship resulting from such increase shall hold office for a term expiring at the next annual meeting of stockholders. In no case shall a decrease in the number of directors remove or shorten the term of any incumbent director.
(C) A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire Board) shall constitute a quorum for the transaction of business; provided, that a quorum shall not be constituted unless directors who are neither Industry Directors nor officers or employees of the Corporation or any of its subsidiaries represent a majority of the directors present. Except as otherwise provided by law, this Amended and Restated Certificate of Incorporation or the by-laws of the Corporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. “Industry Director” means any director, other than a director who is an officer or employee of the Corporation or any of its subsidiaries, who is presently, or who has been, within the prior eighteen months, previously affiliated with a Member or Similar Person.
(D) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.
(E) Directors need not be elected by written ballot unless the by-laws shall so provide.
Section 6.2. Board of Directors: Vacancies. Any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office who are not Industry Directors, although less than a quorum, or by a sole remaining director who is not an Industry Director. Notwithstanding the immediately preceding sentence, if the Board shall be comprised only of Industry Directors, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Prior to the 2013 annual meeting of stockholders, if any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the votes cast thereon by the outstanding shares of the Corporation then entitled to vote at an election of directors, voting together as a single class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.
Section 6.3. Removal of Directors. Prior to the 2013 annual meeting of stockholders, directors may be removed with or without cause, but only by the affirmative vote of at least 80% in voting power of all the then outstanding shares of stock of the Corporation entitled to vote at an election of directors, voting as a single class. Commencing with the 2013 annual meeting of stockholders, directors may be removed with or without cause, by the holders of a majority of shares then entitled to vote at an election of directors.
Section 6.4. Election of Directors by Preferred Stock Holders. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the

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election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation (including any certificate of designations relating to any series of Preferred Stock) applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VI unless expressly provided by such terms.
ARTICLE VII
Section 7.1. Meetings of Stockholders. Any action required or permitted to be taken by the holders of the Common Stock of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders; provided, however, that any action required or permitted to be taken by the holders of Class B Common Stock, voting separately as a class, or, to the extent expressly permitted by the certificate of designation relating to one or more series of Preferred Stock, by the holders of such series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Except as otherwise required by law and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called as set forth in the Corporation’s by-laws.
ARTICLE VIII
Section 8.1. Limited Liability of Directors. No director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Neither the amendment nor the repeal of this Article VIII shall eliminate or reduce the effect thereof in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article VIII would accrue or arise, prior to such amendment or repeal.
ARTICLE IX
Section 9.1. Indemnification. To the fullest extent permitted by the law of the State of Delaware as it presently exists or may hereafter be amended, the Corporation shall indemnify any person (and such person’s heirs, executors or administrators) who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person, or a person for whom such person was the legal representative, is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, limited liability company, nonprofit entity or other enterprise, for and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.3, the Corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board.
Section 9.2. Advance of Expenses. To the fullest extent permitted by the laws of the State of Delaware, the Corporation shall promptly pay expenses (including attorneys’ fees) incurred by any person described in Section 9.1 in appearing at, participating in or defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of an undertaking on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified under this Article IX or otherwise. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.3, the Corporation shall be required to pay expenses of a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the Board.

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Section 9.3. Unpaid Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article IX is not paid in full within thirty days after a written claim therefor by any person described in Section 9.1 has been received by the Corporation, such person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that such person is not entitled to the requested indemnification or advancement of expenses under applicable law.
Section 9.4. Insurance. To the fullest extent permitted by the laws of the State of Delaware, the Corporation may purchase and maintain insurance on behalf of any person described in Section 9.1 against any liability asserted against such person, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX or otherwise.
Section 9.5. Non-Exclusivity of Rights. The provisions of this Article IX shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article IX shall be deemed to be a contract between the Corporation and each director or officer (or legal representative thereof) who serves in such capacity at any time while this Article IX and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any alteration, amendment, or repeal hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article IX shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Article IX shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted by contract, this Amended and Restated Certificate of Incorporation, the by-laws of the Corporation, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Corporation that indemnification of any person whom the Corporation is obligated to indemnify pursuant to Section 9.1 shall be made to the fullest extent permitted by law.
Section 9.6. For purposes of this Article IX, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.
Section 9.7. This Article IX shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in Section 9.1.
ARTICLE X
Section 10.1. Severability. If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.
ARTICLE XI
Section 11.1. Section 203 of the DGCL. The Corporation hereby expressly elects not to be subject to the provisions of Section 203 of the DGCL.

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Section 11.2. Business Combinations with Interested Stockholders. Notwithstanding the foregoing, the Corporation shall not engage in any business combination (as defined below), with any interested stockholder (as defined below) for a period of three (3) years following the time that such stockholder became an interested stockholder, unless:
(a) prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, or
(b) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock (as defined below) of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers of the Corporation and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, or
(c) at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least a majority of the outstanding voting stock of the Corporation which is not owned by the interested stockholder.
Section 11.3. Exceptions to Prohibition. The restrictions contained in this ARTICLE XI shall not apply if:
(a) a stockholder becomes an interested stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an interested stockholder; and (ii) would not, at any time within the three-year period immediately prior to a business combination between the Corporation and such stockholder, have been an interested stockholder but for the inadvertent acquisition of ownership; or
(b) the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Section 11.3(b) of ARTICLE XI; (ii) is with or by a person who either was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of the Board; and (iii) is approved or not opposed by a majority of the directors then in office (but not less than one) who were directors prior to any person becoming an interested stockholder during the previous three (3) years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to fifty percent (50%) or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation; or (z) a proposed tender or exchange offer for fifty percent (50%) or more of the outstanding voting stock of the Corporation. The Corporation shall give not less than twenty (20) days’ notice to all interested stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this Section 11.3(b) of ARTICLE XI.
Section 11.4. Certain Definitions. Solely for purposes of this ARTICLE XI, references to:
(a) “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another person.
(b) “associate,” when used to indicate a relationship with any person, means: (i) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of voting stock; (ii) any trust or other estate in which such person has at least a twenty percent (20%) beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

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(c) “business combination,” when used in reference to the Corporation and any interested stockholder of the Corporation, means:
(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation (a) with the interested stockholder, or (b) with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation Section 11.2 is not applicable to the surviving entity;
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the interested stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the Corporation;
(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any stock of the Corporation or of such subsidiary to the interested stockholder, except: (a) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the interested stockholder became such; (b) pursuant to a merger under Section 251(g) of the DGCL; (c) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the interested stockholder became such; (d) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of said stock; or (e) any issuance or transfer of stock by the Corporation; provided, however, that in no case under items (c)-(e) of this subsection (iii) shall there be an increase in the interested stockholder’s proportionate share of the stock of any class or series of the Corporation or of the voting stock of the Corporation (except as a result of immaterial changes due to fractional share adjustments);
(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the Corporation or of any such subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or
(v) Any receipt by the interested stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in subsections (c)(i)-(iv) of this Section 11.4) provided by or through the Corporation or any direct or indirect majority-owned subsidiary.
(d) “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of twenty percent (20%) or more of the outstanding voting stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this ARTICLE XI, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
(e) “interested stockholder” means any person (other than the Corporation or any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation, or (ii) is an affiliate or associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding voting stock of the Corporation at any time within the three (3) year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder; and the affiliates and associates of such person; but “interested stockholder” shall not include any person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of action taken solely

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by the Corporation; provided that such person shall be an interested stockholder if thereafter such person acquires additional shares of voting stock of the Corporation, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested stockholder, the voting stock of the Corporation deemed to be outstanding shall include stock deemed to be owned by the person through application of the definition of “owner” below but shall not include any other unissued stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.
(f) “owner,” including the terms “own” and “owned,” when used with respect to any stock, means a person that individually or with or through any of its affiliates or associates:
1. beneficially owns such stock, directly or indirectly;
2. has (A) the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, however, that a person shall not be deemed the owner of stock tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered stock is accepted for purchase or exchange; or (B) the right to vote such stock pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any stock because of such person’s right to vote such stock if the agreement, arrangement or understanding to vote such stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or
3. has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (B) of subsection (2) above), or disposing of such stock with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such stock.
(g) “person” means any individual, corporation, partnership, unincorporated association or other entity.
(h) “stock” means, with respect to any corporation, capital stock and, with respect to any other entity, any equity interest.
(i) “voting stock” means, with respect to any corporation, stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of voting stock shall refer to such percentage of the votes of such voting stock.
* * *
IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be signed by Janet McGinness, Corporate Secretary of the Corporation, on ________, 2022.

Mastercard Incorporated

/s/ Janet McGinness
Name:	Janet McGinness
Title:	Corporate Secretary

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Appendix C:
Amended and Restated By-Laws of Mastercard Incorporated
ARTICLE I
STOCKHOLDERS
Section 1. The annual meeting of the stockholders of Mastercard Incorporated (the “Corporation”) for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place, if any, within or without the State of Delaware as may be designated from time to time by the Board of Directors of the Corporation (the “Board”).
Section 2.
(A) Special meetings of the stockholders of the Corporation may be called only (i) by or at the direction of the Board, the Chairman of the Board or the Chief Executive Officer of the Corporation, or (ii) upon the written request delivered to the Secretary at the principal executive offices of the Corporation, signed and dated by one or more stockholders of record, or beneficial owners, if any, of the Corporation (the “Requesting Stockholders”) who own, and, in each case, who have owned continuously for at least one year not less than 15% of the voting power of the outstanding shares of Class A Common Stock of the Corporation entitled to vote on each of these matters proposed to be considered at such special meeting (the “Requisite Percentage”) (measured as of the Requisite Percentage Solicitation Record Date, as defined below, if applicable) and who have complied with all respects of this Section 2. Except as otherwise required by law, notice of the special meeting shall be given by the Corporation to each stockholder entitled thereto vote at such meeting not less than ten nor more than sixty calendar days before such special meeting. Subject to these By-Laws, any special meeting shall be held at such time and place, if any, within or without the State of Delaware as may be designated by the Board.
(B) To be in proper form, any request or requests for a special meeting pursuant to Section 2(A)(ii) above (each, a “Special Meeting Request” and, collectively, the “Special Meeting Requests”) (i) must be delivered in accordance with Section 2(A)(ii) by one or more Requesting Stockholders who (a) at the time each Special Meeting Request is delivered, own or are acting on behalf of persons who own and, in each case, who have owned continuously for at least one year, the Requisite Percentage (measured as of the Requisite Percentage Solicitation Record Date, if applicable); (b) shall not revoke such Special Meeting Request; and (c) shall continue to own not less than the Requisite Percentage through the date of the special meeting; provided that, notwithstanding the foregoing, one or more Special Meeting Requests that have been obtained by an Initiating Stockholder (as defined below) pursuant to a Requisite Percentage Solicitation (as defined below) under Section 2(E) of this Article I only need to evidence that the stockholders of record or the beneficial owners on whose behalf the Special Meeting Request is delivered owned the relevant Class A Common Stock as of the appropriate Requisite Percentage Solicitation Record Date and continuously for at least one year prior to such date; (ii) must provide a statement of the specific purpose or purposes of the special meeting, the matter(s) proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Stockholder; (iii) must contain (a) such information and representations required by these By-Laws as though such Requesting Stockholders are intending to nominate a candidate for director or propose other business to be brought before an annual meeting of stockholders pursuant to Section 12(A) of this Article I, and (b) without limitation of the foregoing clause (a), the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend the By-Laws, the language of the proposed amendment; (iv) must contain (a) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any disposition following the date of the Special Meeting Request of Class A Common Stock of the Corporation owned by the Requesting Stockholders (including, without limitation, any owned shares) and (b) an acknowledgement that any such disposition prior to the date of the special meeting shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied; and (v) must provide documentary evidence that, at the time the Special Meeting Request is delivered to the Secretary, the Requesting Stockholders own the Requisite Percentage (measured as of the Requisite Percentage Solicitation Record Date, if applicable) and have owned the Requisite Percentage continuously for at least one year as of such date; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, such evidence must be delivered to the Secretary within ten days after

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delivery of the Special Meeting Request) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Requisite Percentage at the time such Special Meeting Request is delivered to the Secretary (measured as of the Requisite Percentage Solicitation Record Date, if applicable) and have owned the Requisite Percentage continuously for at least year as of such date.
In addition, each Requesting Stockholders shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that it is true and correct as of the record date for the special meeting, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days following the later of the record date for the meeting or the date notice of the record date is first publicly disclosed and (y) promptly provide any other information reasonably requested by the Corporation. In determining whether a request for a special meeting has been properly made in accordance with Section 2(A)(ii), multiple Special Meeting Requests delivered to the Secretary will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at such meeting (in each case, as determined in good faith by the Board) (which, if such purpose is the removal of directors, will mean that the exact same person or persons are proposed for removal in each relevant Special Meeting Request), and (ii) such Special Meeting Requests have been delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested or courier service, postage prepaid, to the attention of the Secretary within sixty days of the earliest dated Special Meeting Request.
Any Requesting Stockholder may revoke his, her or its Special Meeting Request at any time prior to the date of the special meeting by written revocation to the Secretary of the Corporation delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested or courier service, postage prepaid, to the attention of the Secretary at the Corporation’s principal executive offices. If, following such revocation there are unrevoked requests from Requesting Stockholders holding in the aggregate less than the Requisite Percentage, the Board, in its discretion, may cancel the special meeting. If none of the Requesting Stockholders who submitted a Special Meeting Request appears or sends a duly authorized representative to present the business proposed to be conducted at the special meeting, the Corporation need not present such business for a vote at such special meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.
For purposes of this Section 2, the terms “owned,” “owning” and other variations of the word “own” shall have the meaning set forth in Section 12(C) of these By-Laws.
(C) The Secretary shall not be required to call a special meeting pursuant to Section 2(A)(ii) if, in the good faith determination of the Board, which determination shall be conclusive and binding on the Corporation and its stockholders, (i) the Special Meeting Request does not comply with these By-Laws; (ii) the matter(s) set forth in the Special Meeting Request, relates to an item of business that is not a proper matter for stockholder action under the General Corporation Law of the State of Delaware (the “DGCL”); (iii) the Special Meeting Request is received by the Secretary during the period commencing 120 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the earlier of (x) the date of the next annual meeting and (y) thirty days after the first anniversary of the date of the previous meeting; (iv) an identical or substantially similar item of business, as determined in good faith by the Board in its sole and absolute discretion, which determination shall be conclusive and binding on the Corporation and its stockholders (a “Similar Item”), other than the election of directors, was presented at a meeting of stockholders held not more than twelve months before the Special Meeting Request is received by the Secretary; (v) a Similar Item was presented at a meeting of stockholders held not more than 120 days before the Special Meeting Request is received by the Secretary; (vi) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual meeting or special meeting that has been called but not yet held or that is called for 120 days after the Special Meeting Request is received by the Secretary; or (vii) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or other applicable law. For purposes of this Section 2(C), the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors.
(D) A special meeting called pursuant to Section 2(A)(ii) shall be held at such date, time and place, if any, as may be fixed by the Board in accordance with these By-Laws, provided, however, that the special meeting shall not be held more than 120 days after receipt by the Corporation of a valid Special Meeting Request. In fixing a date and time for any Stockholder Requested Special Meeting, the Board may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any

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plan of the Board to call an annual meeting or a special meeting. Each Requesting Stockholder is required to (i) update and supplement the notice delivered pursuant to Section 2(B), if necessary so that it is true and correct as of the record date for the special meeting, not later than ten days following the later of the record date for the meeting day or the date notice of the record date is first publicly disclosed to provide any material changes in the foregoing information as of such record date and updated in accordance with the requirements under pursuant to Section 12(A) of this Article I and (ii) promptly provide any other information reasonably requested by the Corporation.
(E) Notwithstanding any other provision of these By-Laws, any stockholder (an “Initiating Stockholder”) seeking to engage in a solicitation (as such term is defined under Regulation 14A of the Exchange Act, but disregarding clause (iv) of Rule 14a-1(l)(2) and including any otherwise exempt solicitation pursuant to Rule 14a-2(b)) to attain the Requisite Percentage (a “Requisite Percentage Solicitation”) shall first deliver to the Secretary at the principal executive offices of the Corporation a request that the Board fix a record date to determine the stockholders entitled to deliver a Special Meeting Request (the “Requisite Percentage Solicitation Record Date”). Such request shall (i) contain a representation that the Initiating Stockholder plans to engage in a Requisite Percentage Solicitation to attain the Requisite Percentage; (ii) describe the matters proposed to be conducted at the special meeting; and (iii) contain, with respect to the Initiating Stockholder and each person that is part of a group (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder) with the Initiating Stockholder, the information that would be required in or with a stockholder’s notice of a nomination or other business pursuant to Section 12(A) of this Article I and the information described in this clause (C) shall be updated and supplemented in accordance with the requirements of Section 2(D) of this Article I. Following delivery of a request for a Requisite Percentage Solicitation Record Date, the Board may, by the later of (x) ten days after delivery of such request, and (y) five days after delivery of all information requested by the Corporation to determine the validity of such request, determine the validity of such request and, if appropriate, adopt a resolution fixing the Requisite Percentage Solicitation Record Date. The Requisite Percentage Solicitation Record Date shall be no more than ten days after the date upon which the resolution fixing the Requisite Percentage Solicitation Record Date is adopted by the Board and shall not precede the date such resolution is adopted. If no Requisite Percentage Solicitation Record Date has been fixed by the Board by the date required by the third sentence of this paragraph, the Requisite Percentage Solicitation Record Date shall be at the close of business on the first date on which a valid request for the
Requisite Percentage Solicitation Record Date is delivered to the Secretary of the Corporation. To be valid, any Special Meeting Request that has been the subject of a Requisite Percentage Solicitation must be delivered to the Secretary of the Corporation no earlier than the applicable Requisite Percentage Solicitation Record Date and no later than sixty days after the applicable Requisite Percentage Solicitation Record Date.
(F) To be properly brought before a special meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board or (ii) otherwise properly brought before the meeting by or at the direction of the Board. Business transacted at any special meeting as a result of a valid Special Meeting Request shall be limited to (x) the purpose(s) stated in the Special Meeting Request(s) received from the Requisite Percentage of Requesting Stockholders and (y) any additional matters the Board determines to include in the Corporation’s notice of the special meeting. Except as otherwise provided by the DGCL, the certificate of incorporation of the Corporation or these By-Laws, the chairman of the special meeting shall have the power and authority to determine whether any business proposed to be brought before a special meeting was proposed in accordance with the foregoing procedures. No business shall be conducted at a special meeting of stockholders except in accordance with this Section 2 or as required by the DGCL.
Section 3. Except as otherwise provided by law, the certificate of incorporation of the Corporation or these By-Laws, notice of the time, place (if any), the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders shall be given not more than sixty, nor less than ten, days previous thereto, to each stockholder entitled to vote at the meeting as of the record date for determining stockholders entitled to notice of the meeting at such address as appears on the records of the Corporation.
Section 4. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the certificate of incorporation of the Corporation; but if at any meeting of stockholders there shall be less than a quorum present, the chairman of the meeting or the stockholders present may, to the extent permitted by law, adjourn the meeting from time to time without further

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notice other than announcement at the meeting of the date, time and place, if any, of the adjourned meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to that vote on that matter.
Section 5. The Chairman of the Board, or in the Chairman’s absence or at the Chairman’s direction, the Chief Executive Officer, or in the Chief Executive Officer’s absence or at the Chief Executive Officer’s direction, any officer of the Corporation shall call all meetings of the stockholders to order and shall act as chairman of any such meetings. The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting. Unless otherwise determined by the Board prior to the meeting, the chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, convening the meeting and adjourning the meeting (whether or not a quorum is present), imposing restrictions on the persons (other than stockholders of record of the Corporation or their duly appointed proxies) who may attend any such meeting, whether any stockholder or stockholder’s proxy may be excluded from any meeting of stockholders based upon any determination by the chairman of the meeting, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders.
Section 6. At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after three years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the DGCL, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspector or inspectors of stockholder votes or, if there are no such inspectors, such other persons making that determination shall specify the information upon which they relied.
Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding paragraph of this Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.
Proxies shall be filed with the secretary of the meeting prior to or at the commencement of the meeting to which they relate.
Section 7. When a quorum is present at any meeting, the vote of the holders of a majority of the votes cast shall decide any question brought before such meeting, unless the question is one upon which by express provision of the certificate of incorporation of the Corporation, these By-Laws, the rules or regulations of any stock exchange applicable to the Corporation or applicable law or regulation, a different vote is required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required and a quorum is present, the affirmative vote of a majority of the votes cast by shares of such class or series or classes or series shall be the act of such class or series or classes or series, unless the question is one upon which by express provision of the certificate of incorporation of the Corporation, these By-Laws, the rules or regulations of

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any stock exchange applicable to the Corporation or applicable law or regulation, a different vote is required, in which case such express provision shall govern and control the decision of such question.
Section 8. (A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
Section 9. At any time when the certificate of incorporation of the Corporation permits action by one or more classes of stockholders of the Corporation to be taken by written consent, the provisions of this section shall apply. All consents properly delivered in accordance with the certificate of incorporation of the Corporation, this section and the DGCL shall be deemed to be recorded when so delivered. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered to the Corporation as required by this section, written consents signed by the holders of a sufficient number of shares to take such corporate action are so recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation. Any action taken pursuant to such written consent or consents of the stockholders shall have the same force and effect as if taken by the stockholders at a meeting thereof. In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by statute, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. If no record date has been fixed by the Board and prior action by the Board is required by statute, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.
Section 10. The officer who has charge of the stock ledger of the Corporation shall prepare and make at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date) showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the

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Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
Section 11. The Board, in advance of all meetings of the stockholders, shall appoint one or more inspectors of stockholder votes, who may be employees or agents of the Corporation or stockholders or their proxies, but not directors of the Corporation or candidates for office. In the event that the Board fails to so appoint one or more inspectors of stockholder votes or, in the event that one or more inspectors of stockholder votes previously designated by the Board fails to appear or act at the meeting of stockholders, the chairman of the meeting may appoint one or more inspectors of stockholder votes to fill such vacancy or vacancies. Inspectors of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall take and sign an oath to faithfully execute the duties of inspector of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. Inspectors of stockholder votes shall, subject to the power of the chairman of the meeting to open and close the polls, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken.
Section 12.
(A) Annual Meetings of Stockholders.
(i) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered pursuant to Article I, Section 3 of these By-Laws, (b) by or at the direction of the Board or any committee thereof, (c) by any stockholder of the Corporation who is entitled to vote on such election or such business at the meeting, who complied with the notice procedures set forth in subparagraphs (ii) and (iii) of this paragraph (A) of this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation or (d) in the case of stockholder nominations to be included in the Corporation’s proxy statement for an annual meeting, by a Nominator or Nominator Group (each as defined below) who satisfies the notice, ownership and other requirements of paragraph (C) of this By-Law.
(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 12(A)(i)(c), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made; and provided further, that for purposes of the application of Rule 14a-4(c) of the Exchange Act, the date for notice specified in this paragraph (A)(ii) shall be the earlier of the date calculated as herein before provided or the date specified in paragraph (c)(1) of Rule 14a-4.
Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and a statement affirming that such proposed nominee is qualified to serve as a director of the Corporation under Article II of these By-Laws; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and

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address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business or nomination and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (B) otherwise to solicit proxies from stockholders in support of such proposal or nomination; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (e) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(ii) or paragraph (B) of this By-Law) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof; such update and supplement shall be delivered in writing to the Secretary at the principal executive offices of the Corporation not later than 5 days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
(iii) Notwithstanding anything in the second sentence of paragraph (A)(ii) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board made by the Corporation at least eighty days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which a public announcement of such increase is first made by the Corporation before the meeting; provided that, if no such announcement is made at least ten days before the meeting, then no such notice shall be required.
(B) Special Meetings of Stockholders.
Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Article I, Section 2 of these By-Laws. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board or by stockholders pursuant to Section 2(A)(ii) or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote on such election at the meeting, who complies with the notice procedures set forth in this By-Law and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (A)(ii) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting.

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(C) Proxy Access for Director Nominations.
(i) Whenever the Board solicits proxies with respect to the election of directors at an annual meeting, in addition to any persons nominated for election to the Board by or at the direction of the Board or any committee thereof, subject to the provisions of this paragraph (C), the Corporation shall (a) include in its notice of meeting and proxy materials, as applicable, for any annual meeting of stockholders (1) the name of any person nominated for election (the “Stockholder Nominee”) by a stockholder of record as of the date that the Notice of Proxy Access Nomination (as defined below) is received by the Corporation in accordance with this paragraph (C) who is entitled to vote at the annual meeting and who satisfies the notice, ownership and other requirements of this paragraph (C) (a “Nominator”) or by a group of no more than 20 such stockholders (a “Nominator Group”) that, collectively as a Nominator Group, satisfies the notice, ownership and other requirements of this paragraph (C) applicable to a Nominator Group; provided that, in the case of a Nominator Group, each member thereof (each a “Group Member”) shall have satisfied the notice, ownership and other requirements of this paragraph (C) applicable to Group Members, and (2) subject to subparagraph (viii) of this paragraph (C) if the Nominator or the Nominator Group, as applicable, so elects, the Nomination Statement (as defined below) furnished by such Nominator or Nominator Group; and (b) include such Stockholder Nominee’s name on any ballot distributed at such annual meeting and on the Corporation’s proxy card (or any other format through which the Corporation permits proxies to be submitted) distributed in connection with such annual meeting. Nothing in this paragraph (C) shall limit the Corporation’s ability to solicit against, and include in its proxy materials its own statements relating to, any Stockholder Nominee, Nominator or Nominator Group, or to include such Stockholder Nominee as a nominee of the Board.
(ii) At each annual meeting, a Nominator or Nominator Group may nominate one or more Stockholder Nominees for election at such meeting pursuant to this paragraph (C); provided that, the maximum number of Stockholder Nominees nominated by all Nominators and Nominator Groups (including Stockholder Nominees that were submitted by a Nominator or Nominator Group for inclusion in the Corporation’s proxy materials pursuant to this paragraph (C) but either are subsequently withdrawn, disregarded or declared invalid or ineligible pursuant to Article I, Section 12 of these By-Laws or that the Board determines to nominate as Board nominees) appearing in the Corporation’s proxy materials with respect to an annual meeting shall not exceed the greater of (a) two and (b) 20% of the total number of directors in office as of the Final Proxy Access Deadline (as defined below), or if such number is not a whole number, the closest whole number below 20% (the “Maximum Number”). The Maximum Number shall be reduced, but not below zero, by the sum of (x) the number of director candidates that are included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with one or more stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock of the Corporation by such stockholder or stockholders from the Corporation) and (y) the number of directors that the Board decides to nominate for re-election who were previously elected to the Board based on a nomination made pursuant to this paragraph (C) of this By-Law at one of the previous two annual meetings. If one or more vacancies for any reason occurs on the Board at any time after the Final Proxy Access Deadline but before the date of the applicable annual meeting and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of directors in office as so reduced. Any Nominator or Nominator Group submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this paragraph (C) shall rank in its Notice of Proxy Access Nomination such Stockholder Nominees based on the order that the Nominator or Nominator Group desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Nominators or Nominator Groups pursuant to this paragraph (C) exceeds the Maximum Number. In the event that the number of Stockholder Nominees submitted by Nominators or Nominator Groups pursuant to this paragraph (C) exceeds the Maximum Number, the highest ranking Stockholder Nominee who meets the requirements of this paragraph (C) from each Nominator and Nominator Group will be selected for inclusion in the Corporation’s proxy materials until the Maximum Number is reached, beginning with the Nominator or Nominator Group with the largest number of shares disclosed as owned (as defined below) in its respective Notice of Proxy Access Nomination submitted to the Corporation and proceeding through each Nominator or Nominator Group in descending order of ownership. If the Maximum Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this paragraph (C) from each Nominator and Nominator Group has been selected, this process will continue as many times as necessary,

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following the same order each time, until the Maximum Number is reached. If, after the Final Proxy Access Deadline, whether before or after the mailing of the Corporation’s definitive proxy statement, (a) a Stockholder Nominee who satisfies the requirements of this paragraph (C) is thereafter nominated by the Board, (b) a Stockholder Nominee who satisfies the requirements of this paragraph (C) becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this paragraph (C), becomes unwilling to serve on the Board, dies, becomes disabled or is otherwise disqualified from being nominated for election or serving as a director of the Corporation or (c) a Nominator or Nominator Group withdraws its nomination or becomes ineligible, in the case of clauses (b) or (c) as determined by the Board or the chairman of the meeting, then the Stockholder Nominee shall be disregarded, no other nominee or nominees shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof and the Corporation (1) may omit from its proxy materials information concerning such Stockholder Nominee and (2) may otherwise communicate to its stockholders, including without limitation by amending or supplementing its proxy materials, that the Stockholder Nominee will not be eligible for election at the annual meeting and will not be included as a Stockholder Nominee in the proxy materials.
(iii) To be timely, the Notice of Proxy Access Nomination must be addressed to and received by the Secretary of the Corporation not less than 120 nor more than 150 days prior to the first anniversary of the date on which the Corporation’s definitive proxy statement was released to stockholders in connection with the prior year’s annual meeting; provided, however, that if the annual meeting is convened more than 30 days prior to or delayed by more than 70 days after the first anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, the Notice of Proxy Access Nomination must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which a public announcement of the date of the annual meeting is first made (the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this paragraph (C), the “Final Proxy Access Deadline”); provided further that in no event shall any adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period or extend any time period as provided in this paragraph (C). The written notice required by this paragraph (C) (the “Notice of Proxy Access Nomination”) shall include:
(a) a written notice of the nomination by such Nominator or Nominator Group expressly electing to have its Stockholder Nominee included in the Corporation’s proxy materials pursuant to this paragraph (C) that includes, with respect to the Stockholder Nominee and the Nominator (and any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator Group, with respect to each Group Member (and any beneficial owner on whose behalf the nomination is made), all of the representations, agreements and other information required by paragraph (A) of this By-Law;
(b) if the Nominator or Nominator Group so elects, a written statement of the Nominator or the Nominator Group for inclusion in the Corporation’s proxy statement in support of the election of the Stockholder Nominee(s) to the Board, which statement shall not exceed 500 words with respect to each Stockholder Nominee (the “Nomination Statement”);
(c) in the case of a nomination by a Nominator Group, the designation by all Group Members of one specified Group Member that is authorized to act on behalf of all Group Members with respect to the nomination and matters related thereto, including withdrawal of the nomination;
(d) a representation by the Stockholder Nominee and the Nominator or, in the case of a Nominator Group, each Group Member, that such person has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders, including without limitation the Notice of Proxy Access Nomination and the Nomination Statement, that are or will be true and correct in all material respects and will not omit to state a material fact necessary in order to make the statements made in light of the circumstances under which they were made, not misleading;
(e) a statement of the Nominator (and any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, each Group Member (and any beneficial owner on whose behalf the nomination is made), setting forth and certifying the number of shares such Nominator or Nominator Group is deemed to own (as determined in accordance with subparagraph (iv) of this paragraph (C)) continuously for at least three years as of the date of the Notice of Proxy Access Nomination and one or more written statements from the stockholder of record of the Required Shares (as defined below), and from each intermediary through which such shares are or have been held during the requisite three-year holding period, verifying that, as of a date within seven days prior to the date that the Notice of Proxy Access Nomination is received by the Secretary of the Corporation, the Nominator or the

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Nominator Group, as the case may be, owns, and has owned continuously for the preceding three years, the Required Shares, and the Nominator’s or, in the case of a Nominator Group, each Group Member’s agreement to provide (1) within seven days after the record date for the applicable annual meeting, written statements from the stockholder of record and intermediaries verifying the Nominator’s or the Nominator Group’s, as the case may be, continuous ownership of the Required Shares through the record date; provided that, if and to the extent that a stockholder of record is acting on behalf of one or more beneficial owners, such written statements shall also be submitted by any such beneficial owner or owners, and (2) immediate notice if the Nominator or the Nominator Group, as the case may be, ceases to own any of the Required Shares prior to the date of the applicable annual meeting;
(f) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
(g) a representation by the Nominator (and any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, each Group Member (and any beneficial owner on whose behalf the nomination is made): (1) that the Required Shares were acquired in the ordinary course of business and not with intent to change or influence control of the Corporation, and each such person does not presently have such intent, (2) that each such person will maintain ownership (as defined in this paragraph (C)) of the Required Shares through the date of the applicable annual meeting, (3) that each such person has not nominated, and will not nominate, for election to the Board at the applicable annual meeting any person other than its Stockholder Nominee(s) pursuant to this paragraph (C), (4) that each such person has not distributed, and will not distribute, to any stockholders any form of proxy for the applicable annual meeting other than the form distributed by the Corporation, (5) that each such person has not engaged and will not directly or indirectly engage in, and has not been and will not be a participant (as defined in Schedule 14A of the Exchange Act) in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than its Stockholder Nominee(s) or a nominee of the Board and (6) that each such person consents to the public disclosure of the information provided pursuant to this paragraph (C);
(h) an executed agreement, in a form deemed satisfactory by the Board, pursuant to which the Nominator (and any beneficial owner on whose behalf the nomination is made) or, in the case of a Nominator
Group, each Group Member (and any beneficial owner on whose behalf the nomination is made) agrees to (1) comply with all applicable laws, rules and regulations arising out of or relating to the nomination of each Stockholder Nominee pursuant to this paragraph (C), including, without limitation, with respect to any solicitation in connection with the annual meeting or applicable to the filing and use, if any, of soliciting material, (2) assume all liability stemming from any legal or regulatory violation arising out of the communications and information provided by such person(s) to the Corporation and its stockholders, including without limitation the Notice of Proxy Access Nomination, (3) indemnify and hold harmless the Corporation and each of its directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, employees, agents and affiliates arising out of or relating to any nomination submitted by such person(s) pursuant to this paragraph (C), (4) file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act, (5) furnish to the Corporation all updated information required by this paragraph (C), including, without limitation, the information required by subparagraph (v) of this paragraph (C) of this By-Law and (6) upon request, provide to the Corporation within five business days after such request, but in any event prior to the day of the annual meeting, such additional information as reasonably requested by the Corporation; and
(i) a letter of resignation signed by each Stockholder Nominee, which letter shall specify that such Stockholder Nominee’s resignation is irrevocable and that it shall become effective upon a determination by the Board or any committee thereof that (1) any of the information provided to the Corporation by the Nominator, the Nominator Group, any Group Member, any beneficial owner on whose behalf the nomination is made or the Stockholder Nominee in respect of the nomination of such Stockholder Nominee pursuant to this paragraph (C) is or was untrue in any material respect (or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading) or (2) the Stockholder Nominee, the Nominator, the Nominator Group or any Group Member, any beneficial owner on whose behalf the nomination is made or any affiliate

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thereof shall have breached any of its obligations or agreements under this paragraph (C).
(iv) To nominate any such Stockholder Nominee pursuant to this paragraph (C), the Nominator shall have owned or, in the case of a Nominator Group, collectively as a Nominator Group owned shares representing 3% or more of the voting power of the outstanding shares of Class A Common Stock of the Corporation entitled to vote generally in the election of directors (the “Required Shares”) continuously for at least three years as of both the date the Notice of Proxy Access Nomination is submitted to the Corporation and the record date for determining stockholders eligible to vote at the annual meeting and must continue to own the Required Shares at all times between the date the Notice of Proxy Access Nomination is submitted to the Corporation and the date of the applicable annual meeting; provided that if and to the extent a stockholder of record is acting solely on behalf of one or more beneficial owners (a) only the shares owned by such beneficial owner or owners, and not any other shares owned by any such stockholder of record, shall be counted for purposes of satisfying the foregoing ownership requirement and (b) the aggregate number of stockholders of record and all such beneficial owners whose share ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. Two or more funds that are (a) under common management and investment control, (b) under common management and funded primarily by the same employer or (c) a “family of investment companies” or “group of investment companies,” as such terms are defined in the Investment Company Act of 1940, as amended, shall be treated as one stockholder of record or beneficial owner, as the case may be, for the purpose of satisfying the foregoing ownership requirements; provided that each fund otherwise meets the requirements set forth in this paragraph (C); and provided further that any such funds whose shares are aggregated for the purpose of satisfying the foregoing ownership requirements provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds are under common management and investment control within seven days after the Notice of Proxy Access Nomination is delivered to the Corporation. No stockholder of record or beneficial owner may be a member of more than one Nominator Group.
For purposes of this paragraph (C), “ownership” shall be deemed to consist of and include only the outstanding shares of Class A Common Stock of the Corporation as to which a person possesses both (a) the full voting and investment rights pertaining to such shares and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (a) and (b) above shall not include any shares (i) that a person or any of its affiliates has sold in any transaction that has not been settled or closed, including any short sale, (ii) that a person or any of its affiliates has borrowed for any purposes or purchased pursuant to an agreement to resell or (iii) that are subject to any option, warrant, forward contract, swap, contract of sale or other derivative instrument or similar agreement entered into by a person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding Class A Common Stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, the person’s or such person’s affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such person’s or such person’s affiliates’ shares. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. A person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five business days’ notice. The determination of whether the requirements of “ownership” of shares for purposes of this paragraph (C) are met shall be made by the Board, which determination shall be conclusive and binding on the Corporation, its stockholders and all other parties. For the purposes of this paragraph (C), the terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. For purposes of this paragraph (C), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act.
(v) For the avoidance of doubt, with respect to any nomination submitted by a Nominator Group pursuant to this paragraph (C), the information required by subparagraph (iii) of this paragraph (C) to be included in the Notice of Proxy Access Nomination shall be provided by each Group Member (and any beneficial owner on whose behalf the

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nomination is made) and each such Group Member (and any beneficial owner on whose behalf the nomination is made) shall execute and deliver to the Secretary of the Corporation the representations and agreements required under subparagraph (iii) of this paragraph (C) at the time the Notice of Proxy Access Nomination is submitted to the Corporation. In the event that the Nominator, Nominator Group or any Group Member shall have breached any of their agreements with the Corporation or any information included in the Nomination Statement, or any other communications by the Nominator, Nominator Group or any Group Member (and any beneficial owner on whose behalf the nomination is made) with the Corporation or its stockholders, ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading), each Nominator, Nominator Group or Group Member (and any beneficial owner on whose behalf the nomination is made), as the case may be, shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of the Corporation of any such breach, inaccuracy or omission in such previously provided information and shall provide the information that is required to correct any such defect, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Stockholder Nominee from its proxy materials as provided in this paragraph (C). All such information required to be included in the Notice of Proxy Access Nomination shall also be true and correct (a) as of the record date for determining the stockholders entitled to notice of the meeting and (b) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than 15 days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of 15 days prior to the meeting or adjournment or postponement thereof) and not later than five days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the date prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than 15 days prior the date of the meeting or any adjournment or postponement thereof). Notwithstanding anything to the contrary set forth herein, if any Nominator, Nominator Group or Group Member (and any beneficial owner on whose behalf the nomination is made) has failed to comply with the requirements of this paragraph (C), the Board or the chairman of the meeting shall declare the nomination by such Nominator or Nominator Group to be invalid, and such nomination shall be disregarded.
(vi) Stockholder Nominee Requirements.
(a) Within the time period specified in this paragraph (C) for delivering the Notice of Proxy Access Nomination, each Stockholder Nominee must deliver to the Secretary of the Corporation a written representation and agreement, which shall be deemed a part of the Notice of Proxy Access Nomination for purposes of this paragraph (C), that such person: (1) consents to be named in the proxy statement as a nominee, to serve as a director if elected and to the public disclosure of the information provided pursuant to this paragraph (C); (2) understands his or her duties as a director under Delaware law and agrees to act in accordance with those duties while serving as a director; (3) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question to be decided by the Board (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law; (4) is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person other than with the Corporation that has not been disclosed to the Corporation, including any agreement to indemnify such Stockholder Nominee for obligations arising as a result of his or her service as a director of the Corporation, and has not and will not receive any such compensation or other payment from any person other than the Corporation that has not been disclosed to the Corporation, in each case in connection with such nominee’s nomination,

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service or action as a director of the Corporation; (5) if elected as a director of the Corporation, will comply with all applicable laws and stock exchange listing standards and the Corporation’s policies, guidelines and principles applicable to directors, including, without limitation, the Corporation’s Corporate Governance Guidelines, Code of Conduct, confidentiality, share ownership and trading policies and guidelines, and any other codes, policies and guidelines or any rules, regulations and listing standards, in each case as applicable to the Board; and (6) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
(b) At the request of the Corporation, each Stockholder Nominee for election as a director of the Corporation must promptly submit (but in no event later than seven days after receipt of the request) to the Secretary of the Corporation all completed and signed questionnaires required of directors. The Corporation may request such additional information as necessary to permit the Board to determine if each nominee is independent under the listing standards of each principal exchange upon which the shares are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors and to determine whether the nominee otherwise meets all other publicly disclosed standards applicable to directors.
(c) In the event that the Stockholder Nominee shall have breached any of their agreements with the Corporation or any information or communications provided by a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such nominee shall promptly (and in any event within 48 hours of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made and as of such later date, not misleading)) notify the Secretary of the Corporation of any such breach, inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct, if applicable, it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a
Stockholder Nominee from its proxy materials as provided in this paragraph (C).
(vii) Notwithstanding anything to the contrary contained in this paragraph (C), the Corporation shall not be required to include, pursuant to this paragraph (C), a Stockholder Nominee in its proxy materials for any meeting of stockholders, or, if the proxy statement already has been filed, to submit the nomination of a Stockholder Nominee to a vote of the stockholders at the annual meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation:
(a) for any meeting for which the Secretary of the Corporation receives notice that the Nominator, the Nominator Group or any Group Member, as the case may be, or any other stockholder, intends to nominate one or more persons for election to the Board pursuant to paragraph (A) of this By-Law;
(b) who is an Industry Director (as defined in the certificate of incorporation of the Corporation), as determined by the Board in its sole discretion;
(c) who is not determined by the Board in its sole discretion to be independent under the listing standards of each principal exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing independence of the Corporation’s directors;
(d) who is not determined by the Board to meet the audit committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded or to qualify as a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule) or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986;
(e) whose election as a member of the Board would cause the Corporation to be in violation of these By-Laws, the Corporation’s certificate of incorporation, the rules and listing standards of the principal securities exchanges upon which the shares of the Corporation are listed, or any applicable law, rule or regulation or of any publicly disclosed standards of the Corporation applicable to directors, in each case as determined by the Board in its sole discretion; who is or has been, within the past three years, an officer or director of a competitor, as defined in

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Section 8 of the Clayton Antitrust Act of 1914, or a Similar Person, as defined in the Corporation’s certificate of incorporation;
(f) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;
(g) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended;
(h) if the Stockholder Nominee or Nominator (or any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (or any beneficial owner on whose behalf the nomination is made) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board in its sole discretion;
(i) to the extent permitted under applicable law, the Nominator (or a qualified representative thereof) or, in the case of a Nominator Group, the representative designated by the Nominator Group in accordance with subparagraph (iii)(c) of this paragraph (C) of this By-Law (or a qualified representative thereof), or the Stockholder Nominee, does not appear at the applicable annual meeting to present the Stockholder Nominee for election;
(j) if the Nominator (or any beneficial owner on whose behalf the nomination is made), or, in the case of a Nominator Group, any Group Member (or any beneficial owner on whose behalf the nomination is made) has engaged in or is currently engaged in, or has been or is a participant (as defined in Schedule 14A of the Exchange Act) in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting other than its Stockholder Nominee(s) or a nominee of the Board; or
(k) the Nominator or, in the case of a Nominator Group, any Group Member, or applicable Stockholder Nominee otherwise breaches or fails to comply with its representations or obligations pursuant to these By-Laws, including, without limitation, this paragraph (C).
For the purpose of this subparagraph (vii), clauses (b) through (l) will result in the exclusion from the proxy materials pursuant to this paragraph (C) of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of the Stockholder
Nominee and, in either case, the inability of the Nominator or Nominator Group that nominated such Stockholder Nominee to substitute another Stockholder Nominee therefor; however, clause (a) will result in the exclusion from the proxy materials pursuant to this paragraph (C) of all Stockholder Nominees for the applicable annual meeting, or, if the proxy statement already has been filed, the ineligibility of all Stockholder Nominees.
(viii) Notwithstanding anything to the contrary contained in this paragraph (C), the Corporation may omit from its proxy materials any information, including all or any portion of the Nomination Statement, if the Board determines that the disclosure of such information would violate any applicable law or regulation or that such information is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.
(ix) The Board (or any other person or body authorized by the Board) shall have the exclusive power and authority to interpret the provisions of this paragraph (C) and make all determinations deemed necessary or advisable in connection with this paragraph (C) to any person, facts or circumstances. All such actions, interpretations and determinations that are done or made by the Board (or any other person or body authorized by the Board) shall be final, conclusive and binding on the Corporation, the stockholders and all other parties.
(x) This paragraph (C) shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials.
(D) General.
(i) Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the certificate of incorporation of the Corporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 12, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or

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special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 12, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(ii) For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(iii) For purposes of this By-Law, no adjournment or postponement or notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 12, and in order for any notification required to be delivered by a stockholder pursuant to this Section 12, to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.
(iv) Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law; provided, however, that any references in these By-Laws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this By-Law (including paragraphs (A)(i)(c) and (B) hereof), and compliance with paragraphs (A)(i)(c) and (B) of this By-Law shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in this By-Law shall apply to the right, if any, of the holders of any series of Preferred Stock (as defined in the Corporation’s certificate of incorporation) to elect directors pursuant to any applicable provisions of the Corporation’s certificate of incorporation.
ARTICLE II
BOARD OF DIRECTORS
Section 1. The Board shall consist, subject to the certificate of incorporation of the Corporation, of such number of directors, not less than three nor more than fifteen, as shall from time to time be fixed exclusively by resolution adopted by affirmative vote of the majority of the Board.
Section 2. Prior to the 2013 annual meeting of stockholders, the directors shall be divided into three classes in the manner set forth in the certificate of incorporation of the Corporation, each class to be elected for the term set forth therein. A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire Board) shall constitute a quorum for the transaction of business; provided, that a quorum shall not be constituted unless directors who are neither Industry Directors (as defined in the certificate of incorporation of the Corporation) nor officers of the Corporation represent a majority of the directors present. Except as otherwise provided by law, these By-Laws or by the certificate of incorporation of the Corporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board.
Section 3. (A) Except as otherwise provided by these By-Laws, each director shall be elected by the vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders of the Corporation, or at any time thereafter, the number of nominees exceeds the number of directors to be elected (a “Contested Election”), the directors shall be elected by the vote of a plurality of the votes cast. For purposes of this Section 3, a majority of votes cast shall mean that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker nonvotes” not counted as a vote cast either “for” or “against” that director’s election).
(B) In order for any incumbent director to become a nominee of the Board for further service on the Board, such person must submit an irrevocable resignation, contingent on (a) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (b) acceptance of that proffered resignation by the Board in accordance with the policies and procedures adopted by the Board for such purpose. In the event an incumbent director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Nominating and Corporate Governance Committee, or such other committee designated by the Board pursuant to these By-Laws,

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shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent director, or whether other action should be taken. The Board shall act on the proffered resignation, taking into account the committee’s recommendation within ninety (90) days following certification of the election results. The committee in making its recommendation and the Board in making its decision each may consider any factors and other information that they consider appropriate and relevant.
(C) If the Board accepts a director's resignation pursuant to this Section 3, or if a nominee for director who is not an incumbent director is not elected with a majority of votes in an election that is not a Contested Election, then the Board may fill the resulting vacancy pursuant to Article II, Section 5 of these By-Laws.
Section 4. (A) The Board shall be comprised of directors at least 64% of whom the Board shall have determined are not Industry Directors (as defined in the certificate of incorporation of the Corporation). Further, the number of directors who are neither Industry Directors nor officers or employees of the Corporation or any of its subsidiaries shall at all times be at least two greater than the number of directors who are either Industry Directors or officers or employees of the Corporation or any of its subsidiaries.
(B) A person shall qualify for election and continued service as a director of the Corporation only if the Board shall have determined that such person shall not:
(i) except in the case of an Industry Director or a director who is an officer or employee of the Corporation or any of its subsidiaries (x) be a director, officer, employee or agent of, or represent or otherwise be affiliated with, a Member (as defined in the certificate of incorporation of the Corporation) or Similar Person (as defined in the certificate of incorporation of the Corporation), (y) have been a director, officer, employee or agent of, or have represented or otherwise been affiliated with, a Member or Similar Person during the prior eighteen (18) months or (z) have any business relationship with a Member or Similar Person that is material to such person;
(ii) be a trustee, officer, employee or agent of, or represent or otherwise be affiliated with, Mastercard Foundation, or have been a director, officer, employee or agent of, or have represented or otherwise been affiliated with, Mastercard Foundation during the prior three years or otherwise have any business relationship with Mastercard Foundation that is material to such person; or
(iii) be a director, regional board director, officer, employee or agent of, or represent (x) an entity that owns and/or operates a payment card program competitive with the Corporation’s comparable card programs, as determined in the sole discretion of the Board (a “Competitor”) or (y) an institution that is represented on any board of a Competitor.
If at any time an individual fails to satisfy these qualifications, as determined by the Board in its sole discretion, such individual shall automatically, without further action of the director, cease to be a director of the Corporation.
Section 5. Subject to the certificate of incorporation of the Corporation, unless otherwise required by law, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office who are not Industry Directors, although less than a quorum, or by a sole remaining director who is not an Industry Director. Notwithstanding the immediately preceding sentence, if the Board shall be comprised only of Industry Directors, any newly created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Prior to the 2013 annual meeting of stockholders, if any applicable provision of the DGCL expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of at least 80% of the votes cast thereon by the outstanding shares of the Corporation then entitled to vote at an election of directors, voting together as a single class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.
Section 6. The Board shall appoint a director who is neither an Industry Director nor an officer of the Corporation to serve as a liaison between the Board and the board of directors of Mastercard Foundation (as defined in the certificate of incorporation of the Corporation) for the purpose of coordinating and facilitating communications between Mastercard Foundation and the Corporation.
Section 7. Meetings of the Board shall be held at such place, if any, within or without the State of Delaware as may from time to time be fixed by resolution of the Board or as may be specified in the notice of any meeting. Regular meetings of the Board shall be held at such times as may from time to time be fixed by resolution of the Board and special meetings may be held at any time upon the call of the Chairman of the Board or the Chief Executive Officer, by oral or written notice, including telegraph, telex or transmission of

173	2022 MASTERCARD PROXY

APPENDICES
a telecopy, e-mail or other means of electronic transmission, duly served on or sent and delivered to each director to such director’s address, e-mail address or telephone or telecopy number as shown on the books of the Corporation not less than 24 hours before the meeting. The notice of any meeting need not specify the purposes thereof. A meeting of the Board may be held without notice immediately after the annual meeting of stockholders at the same place, if any, at which such meeting is held. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Notice of any meeting need not be given to any director who shall attend such meeting (except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in writing (including by electronic transmission).
Section 8. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class without one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, and other features of such directorships shall be governed by the terms of the certificate of incorporation of the Corporation (including any certificate of designation relating to any series of Preferred Stock) applicable thereto.
Section 9. If at any meeting for the election of directors, the Corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class to elect directors, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or series of stock.
Section 10. The Board may from time to time establish committees of the Board including, without limitation, an Executive Committee, an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee, to serve at the pleasure of the Board which shall be comprised of such members of the Board and have such duties as the Board shall from time to time establish. Any director may belong to any number of committees of the Board; provided, however, that no more than one-third of the members of any Executive Committee, the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee shall be Industry Directors and; provided, further, that (1) no more than one Industry Director may serve on the Nominating and Corporate Governance Committee and (2) no Industry Director shall participate in the process of (x) nominating any person to serve as a director of the Corporation or (y) selecting any person to serve as a director of Mastercard Foundation. The Board may also establish such other committees with such members (whether or not directors) and with such duties as the Board may from time to time determine. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Unless otherwise provided in the certificate of incorporation, the By-Laws or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
Section 11. Unless otherwise restricted by the certificate of incorporation of the Corporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (including by electronic transmission), and the writing or writings are filed with the minutes of proceedings of the Board.
Section 12. Each director of the Corporation shall also serve as a director on the Board of Mastercard International Incorporated (“Mastercard International”). Any director of the Corporation who shall resign or be removed from his or her position as a director of the Corporation shall automatically, without further action of the director, cease to be a director of Mastercard International.
Section 13. The members of the Board or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.
Section 14. The Board may establish policies for the compensation of directors and for the reimbursement of the expenses of directors in connection with services provided by directors to the Corporation.

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APPENDICES
Section 15. The Board may elect or appoint a Chairman of the Board; provided, that no Industry Director may serve as Chairman of the Board and; provided, further, that no officer of the Corporation may serve as Chairman of the Board unless such officer’s election or appointment to so serve is approved by the affirmative vote of at least 75% of the entire Board.
Section 16. In the event of any emergency, disaster or catastrophe, as referred to in Section 110 of the Delaware General Corporation Law, or other similar emergency condition, including an epidemic that has been recognized as an emergency by the federal government (the “Emergency”), as a result of which a quorum of the Board or a standing committee thereof cannot readily be convened for action, then during such Emergency:
(A) A meeting of the Board or a committee thereof may be called by any director or officer by such means as may be feasible at the time, and notice of any such meeting of the Board or any committee may be given only to such directors as it may be feasible to reach at the time and by such means as may be feasible at the time.
(B) The director or directors in attendance at the meeting shall constitute a quorum. Such director or directors in attendance may further take action to appoint one or more of themselves or other directors to membership on any standing or temporary committees of the Board as they shall deem necessary and appropriate.
ARTICLE III
OFFICERS
Section 1. The Board, at its next meeting following each annual meeting of the stockholders, shall elect officers of the Corporation, including a President, a Chief Executive Officer and a Secretary. The Board may also from time to time elect such other officers (including one or more Presidents, Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board or the Chief Executive Officer may determine. Any two or more offices may be held by the same person.
Section 2. All officers of the Corporation shall hold office for such terms as may be determined by the Board or the Chief Executive Officer or until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the Chief
Executive Officer or the affirmative vote of a majority of the members of the Board then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Chief Executive Officer or the Board.
Section 3. Each of the officers of the Corporation elected by the Board or appointed by an officer in accordance with these By-Laws shall have the powers and duties prescribed by law, by the By-Laws or by the Board and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by the By-Laws or by the Board or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office. The Chief Executive Officer shall have authority over the general direction of the affairs of the Corporation.
Section 4. Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.
Section 5. No officer of the Corporation shall also be a director, officer, agent or representative of a Member.
ARTICLE IV
CORPORATE BOOKS
The books of the Corporation may be kept inside or outside of the State of Delaware at such place or places as the Board may from time to time determine.
ARTICLE V
CHECKS, NOTES, PROXIES, ETC.
All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be authorized from time to time by the Chief Executive Officer, Chief Financial Officer, Treasurer or such other officer or officers who may be delegated such authority by the foregoing. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, or by such officers as the Chairman of the Board, the Chief Executive Officer or the Board may from time to time determine.

175	2022 MASTERCARD PROXY

ARTICLE VI
FISCAL YEAR
The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.
ARTICLE VII
CORPORATE SEAL
The corporate seal shall have inscribed thereon the name of the Corporation. In lieu of the corporate seal, when so authorized by the Board or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.
ARTICLE VIII
AMENDMENTS
These By-Laws may be made, amended, altered, changed, added to or repealed at any meeting of the Board or of the stockholders, provided notice of the proposed change was given in the notice of the meeting of the stockholders or, in the case of a meeting of the Board, in a notice given not less than two days prior to the meeting; provided, however, that, the affirmative vote of at least 75% of the entire Board shall be required to alter, change, amend or repeal the second proviso of Article II, Section 15 of these By-Laws or to adopt any provision inconsistent therewith and; provided, further, that, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of at least a majority in voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to make, alter, change, amend, add to or repeal these By-Laws or to adopt any provision inconsistent therewith.

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MASTERCARD INCORPORATED
2000 PURCHASE STREET
PURCHASE, NY 10577-2509

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/MA2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D76239-P66834 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**MASTERCARD INCORPORATED**

**The Board of Directors recommends you vote FOR the following:**

| Nominees: | For | Against | Abstain |
|---|---|---|---|
| a. Merit E. Janow | ☐ | ☐ | ☐ |
| b. Candido Bracher | ☐ | ☐ | ☐ |
| c. Richard K. Davis | ☐ | ☐ | ☐ |
| d. Julius Genachowski | ☐ | ☐ | ☐ |
| e. Choon Phong Goh | ☐ | ☐ | ☐ |
| f. Oki Matsumoto | ☐ | ☐ | ☐ |
| g. Michael Miebach | ☐ | ☐ | ☐ |
| h. Youngme Moon | ☐ | ☐ | ☐ |
| i. Rima Qureshi | ☐ | ☐ | ☐ |
| j. Gabrielle Sulzberger | ☐ | ☐ | ☐ |
| k. Jackson Tai | ☐ | ☐ | ☐ |
| l. Harit Talwar | ☐ | ☐ | ☐ |
| m. Lance Uggla | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D76240-P66834

mastercard

**MASTERCARD INCORPORATED**
**Annual Meeting of Stockholders**
**June 21, 2022 8:30 A.M. Eastern time**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby constitute(s) and appoint(s) Michael Miebach, Sachin Mehra, Timothy Murphy and Janet McGinness, and each or any of them as proxies, each with the full power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of MASTERCARD INCORPORATED that the stockholder(s) is/are entitled to vote at the 2022 Annual Meeting of Stockholders to be held at 8:30 A.M., Eastern time on June 21, 2022, virtually at www.virtualshareholdermeeting.com/MA2022, and any adjournment or postponement thereof. The stockholder(s) hereby revoke(s) any proxies heretofore given.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Discretionary authority is hereby conferred as to all other matters that may properly come before the meeting.**

**Continued and to be signed on reverse side**